================================================================================

                       MORGAN STANLEY ABS CAPITAL I INC.,

                                  as Depositor,

                           JPMORGAN CHASE BANK, N.A.,

                as Master Servicer and Securities Administrator,

                          SAXON MORTGAGE SERVICES INC.

                                  as Servicer,

                      COUNTRYWIDE HOME LOANS SERVICING LP,

                                  as Servicer,

                         IXIS REAL ESTATE CAPITAL INC.,

                             as Unaffiliated Seller,

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,

                            as Trustee and Custodian.

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2005

                     IXIS REAL ESTATE CAPITAL TRUST 2005-HE3

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-HE3

================================================================================

                                TABLE OF CONTENTS



                                                                                 Page
                                                                                 ----

   Section 2.03    Representations, Warranties and Covenants of the
                   Unaffiliated Seller and the Servicers......................     92
   Section 2.04    The Depositor and the Mortgage Loans.......................     97
   Section 2.05    Delivery of Opinion of Counsel in Connection with

   Section 3.02    Subservicing Agreements Between the Servicers and

   Section 3.05    No Contractual Relationship Between Subservicers and the
                   Trustee....................................................    103
   Section 3.06    Assumption or Termination of Subservicing Agreements by
                   Master Servicer............................................    104
   Section 3.07    Collection of Certain Mortgage Loan Payments; Establishment
                   of Certain Accounts........................................    104
   Section 3.08    Subservicing Accounts......................................    108
   Section 3.09    Collection of Taxes, Assessments and Similar Items; Escrow

   Section 3.13    Maintenance of Hazard Insurance and Errors and Omissions

   Section 3.19    Access to Certain Documentation and Information Regarding
                   the Mortgage Loans.........................................    121
   Section 3.20    Documents, Records and Funds in Possession of each Servicer



                                        i



   Section 3.23    Annual Independent Public Accountants' Servicing Statement;

   Section 4.06    Effect of Payments by the Class A-1 Certificate Insurer;

   Section 5.02    Certificate Register; Registration of Transfer and Exchange

   Section 5.05    Access to List of Certificateholders' Names and Addresses..    151
   Section 5.06    Maintenance of Office or Agency............................    151
   Section 5.07    Rights of the Class A-1 Class A-1 Certificate Insurer to
                   Exercise Rights of Class A-1 Certificateholders............    151
   Section 5.08    Securities Administrator To Act Solely with Consent of the
                   Class A-1 Certificate Insurer..............................    152
   Section 5.09    Mortgage Loans, Trust Fund and Accounts Held for Benefit

   Section 6.01    Respective Liabilities of the Depositor and the Servicers..    153
   Section 6.02    Merger or Consolidation of the Depositor or the Servicers..    154
   Section 6.03    Limitation on Liability of the Depositor, the Servicers and
                   Others.....................................................    154
   Section 6.04    Limitation on Resignation of the Servicers.................    155
   Section 6.05    Additional Indemnification by the Servicers; Third Party



                                       ii



   Section 8.13    Tax Classification of the Supplemental Interest Account,

   Section 9.01    Duties of the Master Servicer; Enforcement of the
                   Servicers' Obligations.....................................    174
   Section 9.02    Maintenance of Fidelity Bond and Errors and Omissions

   Section 9.10    Assignment or Delegation of Duties by the Master Servicer..    180

   Section 10.03   Securities Administrator Not Liable for Certificates or

   Section 10.10   Assignment or Delegation of Duties by the Securities
                   Administrator..............................................    188
ARTICLE XI TERMINATION........................................................    189
   Section 11.01   Termination upon Liquidation or Purchase of the Mortgage



                                       iii





SCHEDULES
Schedule I      Mortgage Loan Schedule
Schedule IA     Schedule of Countrywide Serviced Loans
Schedule IB     Schedule of Saxon Serviced Loans
Schedule II     Representations and Warranties of Countrywide
Schedule IIA    Further Representations and Warranties of Countrywide
Schedule III    Representations and Warranties of Saxon
Schedule IIIA   Further Representations and Warranties of Saxon
Schedule IV     Representations and Warranties as to the Unaffiliated Seller

EXHIBITS
Exhibit A   Form of Class A-1, Class A-2, Class A-3, Class A-4, Class M-1,
            Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1,
            Class B-2 , Class B-3 and Class B-4 Certificate
Exhibit B   [Reserved]
Exhibit C   Form of Class P Certificate
Exhibit D   Form of Class R Certificate
Exhibit E   Form of Class X Certificate
Exhibit F   Form of Initial Certification of Custodian
Exhibit G   Form of Final Certification of Custodian
Exhibit H   Form of Residual Transfer Affidavit
Exhibit I   Form of Transferor Certificate
Exhibit J   Form of Rule 144A Letter
Exhibit K   Form of Request for Release
Exhibit L   Form of Subsequent Transfer Agreement
Exhibit M   Depositor Certification
Exhibit N   Servicer Certification to be provided to Depositor
Exhibit O   Trustee Certification to be provided to Depositor
Exhibit P   Form Calculation of Realized Loss/Gain

                                       iv

          THIS POOLING AND SERVICING AGREEMENT, dated as of August 1, 2005, among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, as depositor
(the "Depositor"), JPMORGAN CHASE BANK, N.A., a national banking association, as master servicer and securities administrator (respectively, the "Master
Servicer"and the "Securities Administrator"), SAXON MORTGAGE SERVICES INC., a
Virginia Corporation ("Saxon"), and COUNTRYWIDE HOME LOANS SERVICING LP, a Texas
limited partnership ("Countrywide"), and together (the "Servicers"), IXIS REAL
ESTATE CAPITAL INC. (f/k/a CDC Mortgage Capital Inc.), a New York corporation, as unaffiliated seller (the "Unaffiliated Seller") and DEUTSCHE BANK NATIONAL
TRUST COMPANY, a national banking association, as trustee and custodian (in each such capacity respectively, the "Trustee" and the "Custodian").

                                   WITNESSETH:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

          The Securities Administrator on behalf of the Trustee shall elect that five segregated asset pools within the Trust Fund be treated for federal income tax purposes as comprising five REMICs (each a "REMIC" or, in the alternative,
REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V, respectively). Each Class of
Certificates, other than the Class P and Class R Certificates and other than the right of each Class of LIBOR Certificates to receive Basis Risk Carry Forward
Amounts and the right of the Class X Certificates to receive payments from the
Interest Rate Swap Agreement and the Pre-Funding Reserve Account, represents ownership of one or more regular interests in REMIC V for purposes of the REMIC
Provisions. Additionally, the Class X Certificates represent the obligation to make certain payments of Basis Risk Carryforward Amounts to Holders of LIBOR
Certificates, and the LIBOR Certificates represent the obligation to make certain payments to the Class X Certificateholder to the extent that the interest accrued on its corresponding REMIC V Regular Interest is in excess of the interest accrued on such LIBOR Certificate. The Class P Certificates represent beneficial ownership of the Prepayment Charges, which portion of the
Trust Fund shall be treated as a grantor trust. The Class I Interests are uncertificated REMIC V Regular Interests and are designed to fund net swap payments, in full or in part, on the Interest Rate Swap Agreement. The Class R
Certificate represents ownership of the sole class of residual interest in each of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V for purposes of the REMIC
Provisions. The Class R-V, Class R-IV, Class R-III, Class R-II and Class R-I
Interests comprise the Class R Certificate. The Startup Day for each REMIC described herein is the Closing Date. The latest possible maturity date for each regular interest is the date referenced for such regular interest in this preliminary statement.

          REMIC V shall hold as assets the several classes of uncertificated
REMIC IV Regular Interests. Each such REMIC IV Regular Interest is hereby designated as a regular interest in REMIC IV. The Class IV-A-1, Class IV-A-2,
Class IV-A-3, Class IV-A-4, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class
IV-M-4, Class IV-M-5, Class IV-M-6, Class IV-B-1, Class IV-B-2, Class IV-B-3,
and Class IV-B-4 Interests are hereby designated the REMIC IV Accretion Directed
Classes.

          REMIC IV shall hold as assets the several classes of uncertificated
REMIC III Regular Interests. Each such REMIC III Regular Interest is hereby designated as a regular interest in REMIC III.

          REMIC III shall hold as assets the several classes of uncertificated
REMIC II Regular Interests. Each such REMIC II Regular Interest is hereby designated as a regular interest in REMIC II.

          REMIC II shall hold as assets the several classes of uncertificated
REMIC I Regular Interests. Each such REMIC I Regular Interest is hereby designated as a regular interest in REMIC I.

          REMIC I shall hold as assets all of the assets included in the Trust
Fund other than the Prepayment Charges, the Supplemental Interest Trust, the
Excess Reserve Fund Account, the Swap Account, the Pre-Funding Accounts, the
Pre-Funding Reserve Account, the Capitalized Interest Account and the Interest
Rate Swap Agreement.

          The REMIC I Regular Interests and the Class R-I Interest shall have the following tier interest rate, initial tier principal amount and latest possible maturity date as set forth in the table below.

REMIC I CLASS   TIER INTEREST   INITIAL TIER PRINCIPAL    LATEST POSSIBLE
 DESIGNATION         RATE               AMOUNT             MATURITY DATE
-------------   -------------   ----------------------   -----------------
Class I-C1           (1)             $221,287,500        December 26, 2035
Class I-PO1          (2)             $ 48,567,189        December 26, 2035
Class I-D1           (3)             $408,209,430        December 26, 2035
Class I-PO2          (4)             $ 89,591,973        December 26, 2035
Class I-N            (5)                  (6)            November 25, 2005
Class R-I            (7)                  (7)

(1)  The interest rate with respect to any Distribution Date for this Class I-C1
     Interest is (i) for the first three Distribution Dates, a per annum variable rate equal to the weighted average of the Adjusted Net Mortgage
     Rates for then in effect on the beginning of the related Prepayment Period on the Initial Mortgage Loans relating to Group I, and (ii) thereafter, a per annum variable rate equal to the weighted average of the Adjusted Net
     Mortgage Rates then in effect on the beginning of the related Prepayment
     Period on the Mortgage Loans relating to Group I.

(2)  The interest rate with respect to any Distribution Date for the Class I-PO1
     Interest is (i) for the first three Distribution Dates, 0.00% and (ii)
     thereafter, a per annum variable rate equal to the weighted average of the
     Adjusted Net Mortgage Rates then in effect on the beginning of the related
     Prepayment Period on the Mortgage Loans relating to Group I.

(3)  The interest rate with respect to any Distribution Date for this Class I-D1
     Interest is (i) for the first three distribution Dates, a per annum variable rate equal to the weighted average of the Adjusted Net Mortgage
     Rates for then in effect on the beginning of the related Prepayment Period on the Initial Mortgage Loans relating to Group II, and (ii) thereafter, a per annum variable rate equal to the weighted average of the Adjusted Net
     Mortgage Rates then in effect on the beginning of the related Prepayment
     Period on the Mortgage Loans relating to Group II.

(4)  The interest rate with respect to any Distribution Date for the Class I-PO2
     Interest is (i) for the first three Distribution Dates, 0.00% and (ii)
     thereafter, a per annum variable rate equal to the weighted average of the
     Adjusted Net Mortgage Rates then in effect on the beginning of the related
     Prepayment Period on the Mortgage Loans relating to Group II.

(5)  The interest rate with respect to any Distribution Date for the Class I-N
     Interest is (i) for the first three Distribution Dates, all interest on the
     Subsequent Mortgage Loans for such Distribution Date divided by
     $138,159,159, and (ii) thereafter, 0.00%.

(6)  The Class I-N Interest will have a notional principal balance equal to
     $138,159,159.

(7)  The Class R-I Interest is the sole class of residual interest in REMIC I.
     The Class R-I does not have a principal amount or an interest rate.

          During the Pre-Funding Period, all principal payments (scheduled and prepaid) and Realized Losses with respect to the Initial Mortgage Loans relating to Group I shall be allocated to the Class I-C1 Interest, until such Class is paid in full or eliminated by such losses. All principal payments (scheduled and prepaid) and Realized Losses generated with respect to the Group I Subsequent
Mortgage Loans and any amounts transferred from the Group I Pre-Funding Account to REMIC I shall be allocated to the Class I-PO1 Interest.

          On each Distribution Date thereafter, all principal payments
(scheduled and prepaid) and Realized Losses generated with respect to the
Mortgage Loans relating to Group I shall be allocated, pro rata, to the Class
I-C1 and Class I-PO1 Interests, until such Classes are paid in full or eliminated by such losses.

          During the Pre-Funding Period, all principal payments (scheduled and prepaid) and Realized Losses with respect to the Initial Mortgage Loans relating to Group II shall be allocated to the Class I-D1 Interest, until such Class is paid in full or eliminated by such losses. All principal payments (scheduled and prepaid) and Realized Losses generated with respect to the Group II Subsequent
Mortgage Loans and any amounts transferred from the Group II Pre-Funding Account to REMIC I shall be allocated to the Class I-PO2 Interest.

          On each Distribution Date thereafter, all principal payments
(scheduled and prepaid) and Realized Losses generated with respect to the
Mortgage Loans relating to Group II shall be allocated, pro rata, to the Class
I-D1 and Class I-PO2 Interests, until such Classes are paid in full or eliminated by such losses.

          The REMIC II Regular Interests and the Class R-II Interest shall have the following tier interest rate, initial tier principal amount and latest possible maturity date as set forth in the table below.

REMIC II CLASS   TIER INTEREST   INITIAL TIER PRINCIPAL    LATEST POSSIBLE
  DESIGNATION         RATE               AMOUNT             MATURITY DATE
--------------   -------------   ----------------------   -----------------
Class II-C1           (1)            $   913,142.40       December 26, 2035
Class II-C2           (1)            $ 6,228,618.79       December 26, 2035
Class II-C3           (1)            $ 6,071,376.53       December 26, 2035
Class II-C4           (1)            $ 9,783,502.23       December 26, 2035
Class II-C5           (1)            $ 9,346,147.37       December 26, 2035
Class II-C6           (1)            $ 8,992,847.06       December 26, 2035
Class II-C7           (1)            $ 8,655,656.86       December 26, 2035
Class II-C8           (1)            $ 8,329,753.52       December 26, 2035
Class II-C9           (1)            $ 8,021,915.04       December 26, 2035
Class II-C10          (1)            $ 7,727,079.37       December 26, 2035
Class II-C11          (1)            $ 7,444,472.80       December 26, 2035
Class II-C12          (1)            $ 7,170,978.17       December 26, 2035
Class II-C13          (1)            $ 6,901,425.34       December 26, 2035
Class II-C14          (1)            $ 6,633,044.98       December 26, 2035
Class II-C15          (1)            $ 6,350,859.70       December 26, 2035
Class II-C16          (1)            $ 6,076,961.82       December 26, 2035
Class II-C17          (1)            $ 5,813,044.37       December 26, 2035
Class II-C18          (1)            $ 5,589,027.63       December 26, 2035
Class II-C19          (1)            $ 5,461,056.58       December 26, 2035
Class II-C20          (1)            $ 5,672,002.34       December 26, 2035
Class II-C21          (1)            $ 9,515,703.64       December 26, 2035
Class II-C22          (1)            $61,445,209.60       December 26, 2035
Class II-C23          (1)            $ 8,461,904.80       December 26, 2035
Class II-C24          (1)            $ 4,968,393.68       December 26, 2035
Class II-C25          (1)            $ 4,434,131.78       December 26, 2035
Class II-C26          (1)            $ 1,056,378.38       December 26, 2035

REMIC II CLASS   TIER INTEREST   INITIAL TIER PRINCIPAL    LATEST POSSIBLE
  DESIGNATION         RATE               AMOUNT             MATURITY DATE
--------------   -------------   ----------------------   -----------------
Class II-C27          (1)            $   826,799.90       December 26, 2035
Class II-C28          (1)            $   791,024.79       December 26, 2035
Class II-C29          (1)            $   759,981.20       December 26, 2035
Class II-C30          (1)            $   778,368.34       December 26, 2035
Class II-C31          (1)            $   702,087.31       December 26, 2035
Class II-C32          (1)            $   674,565.07       December 26, 2035
Class II-C33          (1)            $   760,644.89       December 26, 2035
Class II-C34          (1)            $ 4,770,420.79       December 26, 2035
Class II-C35          (1)            $ 1,620,574.96       December 26, 2035
Class II-C36          (1)            $   635,487.56       December 26, 2035
Class II-C37          (1)            $   597,761.24       December 26, 2035
Class II-C38          (1)            $   341,293.14       December 26, 2035
Class II-C39          (1)            $   274,214.54       December 26, 2035
Class II-C40          (1)            $   264,500.65       December 26, 2035
Class II-C41          (1)            $   255,482.63       December 26, 2035
Class II-C42          (1)            $   246,765.09       December 26, 2035
Class II-C43          (1)            $   238,339.51       December 26, 2035
Class II-C44          (1)            $   230,196.18       December 26, 2035
Class II-C45          (1)            $   222,325.93       December 26, 2035
Class II-C46          (1)            $   214,720.03       December 26, 2035
Class II-C47          (1)            $   207,369.52       December 26, 2035
Class II-C48          (1)            $   200,266.27       December 26, 2035
Class II-C49          (1)            $   193,401.95       December 26, 2035
Class II-C50          (1)            $   186,768.85       December 26, 2035
Class II-C51          (1)            $   180,359.26       December 26, 2035
Class II-C52          (1)            $   174,165.81       December 26, 2035
Class II-C53          (1)            $ 4,815,598.28       December 26, 2035
Class II-J1           (1)            $21,209,340.49       December 26, 2035
Class II-D1           (2)            $ 1,688,497.80       December 26, 2035

REMIC II CLASS   TIER INTEREST   INITIAL TIER PRINCIPAL    LATEST POSSIBLE
  DESIGNATION         RATE               AMOUNT             MATURITY DATE
--------------   -------------   ----------------------   -----------------
Class II-D2           (2)            $ 11,517,381.21      December 26, 2035
Class II-D3           (2)            $ 11,226,623.47      December 26, 2035
Class II-D4           (2)            $ 18,090,740.27      December 26, 2035
Class II-D5           (2)            $ 17,282,024.43      December 26, 2035
Class II-D6           (2)            $ 16,628,734.44      December 26, 2035
Class II-D7           (2)            $ 16,005,233.74      December 26, 2035
Class II-D8           (2)            $ 15,402,603.68      December 26, 2035
Class II-D9           (2)            $ 14,833,377.46      December 26, 2035
Class II-D10          (2)            $ 14,288,194.83      December 26, 2035
Class II-D11          (2)            $ 13,765,625.10      December 26, 2035
Class II-D12          (2)            $ 13,259,904.33      December 26, 2035
Class II-D13          (2)            $ 12,761,472.36      December 26, 2035
Class II-D14          (2)            $ 12,265,208.42      December 26, 2035
Class II-D15          (2)            $ 11,743,417.70      December 26, 2035
Class II-D16          (2)            $ 11,236,951.28      December 26, 2035
Class II-D17          (2)            $ 10,748,939.73      December 26, 2035
Class II-D18          (2)            $ 10,334,708.87      December 26, 2035
Class II-D19          (2)            $ 10,098,076.72      December 26, 2035
Class II-D20          (2)            $ 10,488,137.96      December 26, 2035
Class II-D21          (2)            $ 17,595,552.06      December 26, 2035
Class II-D22          (2)            $113,618,753.40      December 26, 2035
Class II-D23          (2)            $ 15,646,965.50      December 26, 2035
Class II-D24          (2)            $  9,187,090.42      December 26, 2035
Class II-D25          (2)            $  8,199,183.12      December 26, 2035
Class II-D26          (2)            $  1,953,356.42      December 26, 2035
Class II-D27          (2)            $  1,528,841.30      December 26, 2035
Class II-D28          (2)            $  1,462,689.31      December 26, 2035
Class II-D29          (2)            $  1,405,286.40      December 26, 2035
Class II-D30          (2)            $  1,439,286.16      December 26, 2035

REMIC II CLASS   TIER INTEREST   INITIAL TIER PRINCIPAL    LATEST POSSIBLE
  DESIGNATION         RATE               AMOUNT             MATURITY DATE
--------------   -------------   ----------------------   -----------------
Class II-D31          (2)            $ 1,298,234.39       December 26, 2035
Class II-D32          (2)            $ 1,247,342.83       December 26, 2035
Class II-D33          (2)            $ 1,406,513.61       December 26, 2035
Class II-D34          (2)            $ 8,821,017.41       December 26, 2035
Class II-D35          (2)            $ 2,996,616.14       December 26, 2035
Class II-D36          (2)            $ 1,175,084.34       December 26, 2035
Class II-D37          (2)            $ 1,105,324.36       December 26, 2035
Class II-D38          (2)            $   631,087.46       December 26, 2035
Class II-D39          (2)            $   507,051.96       December 26, 2035
Class II-D40          (2)            $   489,089.95       December 26, 2035
Class II-D41          (2)            $   472,414.67       December 26, 2035
Class II-D42          (2)            $   456,295.01       December 26, 2035
Class II-D43          (2)            $   440,715.19       December 26, 2035
Class II-D44          (2)            $   425,657.32       December 26, 2035
Class II-D45          (2)            $   411,104.37       December 26, 2035
Class II-D46          (2)            $   397,040.27       December 26, 2035
Class II-D47          (2)            $   383,448.38       December 26, 2035
Class II-D48          (2)            $   370,313.73       December 26, 2035
Class II-D49          (2)            $   357,620.85       December 26, 2035
Class II-D50          (2)            $   345,355.55       December 26, 2035
Class II-D51          (2)            $   333,503.54       December 26, 2035
Class II-D52          (2)            $   322,051.19       December 26, 2035
Class II-D53          (2)            $ 8,904,555.42       December 26, 2035
Class II-J2           (2)            $39,218,335.21       December 26, 2035
Class II-N            (3)                  (4)            November 25, 2005
Class R-II            (5)                  (5)

(1)  The interest rate with respect to any Distribution Date for these interests is the weighted average of the interest rates of the Class I-C1 and Class
     I-PO1 Interests.

(2)  The interest rate with respect to any Distribution Date for these interests is the weighted average of the interest rates of the Class I-D1 and Class
     I-PO2 Interests.

(3)  The Class II-N Interest is entitled to all distributions of interest on the
     Class I-N Interest.

(4)  The Class II-N Interest will have a notional principal balance equal to the notional principal balance of the Class I-N Interest.

(5)  The Class R-II Interest is the sole class of residual interest in REMIC II.
     The Class R-II Interest does not have a principal amount or an interest rate.

          On each Distribution Date, all principal payments (scheduled and prepaid) and Realized Losses generated with respect to the Group I Mortgage
Loans and any amounts transferred from the Group I Pre-Funding Account to REMIC
I shall be allocated in the following order: (i) first, to the Class II-J1
Interest until such Class is paid in full or eliminated by such losses, (ii)
second, to the Class II-C1, Class II-C2 and Class II-C3, in reverse numerical order, until such Classes are paid in full or eliminated by such losses and
(iii) third to the Class II-C4 through Class II-C53 Interests, sequentially, until such Classes are paid in full or eliminated by such losses.

          On each Distribution Date, all principal payments (scheduled and prepaid) and Realized Losses generated with respect to the Group II Mortgage
Loans and any amounts transferred from the Group II Pre-Funding Account to REMIC
I shall be allocated in the following order: (i) first, to the Class II-J2
Interest until such Class is paid in full or eliminated by such losses, (ii)
second, to the Class II-D1, Class II-D2 and Class II-D3, in reverse numerical order, until such Classes are paid in full or eliminated by such losses and
(iii) third to the Class II-D4 through Class II-D53 Interests, sequentially, until such Classes are paid in full or eliminated by such losses.

          The REMIC II Regular Interests and the Class R-II Interest shall have the following, Corresponding REMIC II Regular Interest, tier interest rate, initial tier principal amount and latest possible maturity date as set forth in the table below.



                    CORRESPONDING                    INITIAL TIER
REMIC III CLASS   REMIC II REGULAR   TIER INTEREST     PRINCIPAL    LATEST POSSIBLE MATURITY
  DESIGNATION         INTEREST           RATE            AMOUNT               DATE
---------------   ----------------   -------------   ------------   ------------------------

Class III-C1a        Class II-C1          (1)             (2)           December 26, 2035
Class III-C1b        Class II-C1          (5)             (3)           December 26, 2035
Class III-C1c        Class II-C1          (6)             (4)           December 26, 2035
Class III-C2a        Class II-C2          (1)             (2)           December 26, 2035
Class III-C2b        Class II-C2          (5)             (3)           December 26, 2035
Class III-C2c        Class II-C2          (6)             (4)           December 26, 2035
Class III-C3a        Class II-C3          (1)             (2)           December 26, 2035




                    CORRESPONDING                    INITIAL TIER
REMIC III CLASS   REMIC II REGULAR   TIER INTEREST     PRINCIPAL    LATEST POSSIBLE MATURITY
  DESIGNATION         INTEREST           RATE            AMOUNT               DATE
---------------   ----------------   -------------   ------------   ------------------------

Class III-C3b       Class II-C3            (5)            (3)           December 26, 2035
Class III-C3c       Class II-C3            (6)            (4)           December 26, 2035
Class III-C4a       Class II-C4            (7)            (2)           December 26, 2035
Class III-C4b       Class II-C4            (8)            (3)           December 26, 2035
Class III-C4c       Class II-C4            (9)            (4)           December 26, 2035
Class III-C5a       Class II-C5            (7)            (2)           December 26, 2035
Class III-C5b       Class II-C5            (8)            (3)           December 26, 2035
Class III-C5c       Class II-C5            (9)            (4)           December 26, 2035
Class III-C6a       Class II-C6           (10)            (2)           December 26, 2035
Class III-C6b       Class II-C6           (11)            (3)           December 26, 2035
Class III-C6c       Class II-C6           (12)            (4)           December 26, 2035
Class III-C7a       Class II-C7           (10)            (2)           December 26, 2035
Class III-C7b       Class II-C7           (11)            (3)           December 26, 2035
Class III-C7c       Class II-C7           (12)            (4)           December 26, 2035
Class III-C8a       Class II-C8           (10)            (2)           December 26, 2035
Class III-C8b       Class II-C8           (11)            (3)           December 26, 2035
Class III-C8c       Class II-C8           (12)            (4)           December 26, 2035
Class III-C9a       Class II-C9           (10)            (2)           December 26, 2035
Class III-C9b       Class II-C9           (11)            (3)           December 26, 2035
Class III-C9c       Class II-C9           (12)            (4)           December 26, 2035
Class III-C10a      Class II-C10          (10)            (2)           December 26, 2035
Class III-C10b      Class II-C10          (11)            (3)           December 26, 2035
Class III-C10c      Class II-C10          (12)            (4)           December 26, 2035
Class III-C11a      Class II-C11          (10)            (2)           December 26, 2035
Class III-C11b      Class II-C11          (11)            (3)           December 26, 2035
Class III-C11c      Class II-C11          (12)            (4)           December 26, 2035
Class III-C12a      Class II-C12          (10)            (2)           December 26, 2035
Class III-C12b      Class II-C12          (11)            (3)           December 26, 2035




                    CORRESPONDING                    INITIAL TIER
REMIC III CLASS   REMIC II REGULAR   TIER INTEREST     PRINCIPAL    LATEST POSSIBLE MATURITY
  DESIGNATION         INTEREST           RATE            AMOUNT               DATE
---------------   ----------------   -------------   ------------   ------------------------

Class III-C12c      Class II-C12          (12)            (4)           December 26, 2035
Class III-C13a      Class II-C13          (10)            (2)           December 26, 2035
Class III-C13b      Class II-C13          (11)            (3)           December 26, 2035
Class III-C13c      Class II-C13          (12)            (4)           December 26, 2035
Class III-C14a      Class II-C14          (10)            (2)           December 26, 2035
Class III-C14b      Class II-C14          (11)            (3)           December 26, 2035
Class III-C14c      Class II-C14          (12)            (4)           December 26, 2035
Class III-C15a      Class II-C15          (10)            (2)           December 26, 2035
Class III-C15b      Class II-C15          (11)            (3)           December 26, 2035
Class III-C15c      Class II-C15          (12)            (4)           December 26, 2035
Class III-C16a      Class II-C16          (10)            (2)           December 26, 2035
Class III-C16b      Class II-C16          (11)            (3)           December 26, 2035
Class III-C16c      Class II-C16          (12)            (4)           December 26, 2035
Class III-C17a      Class II-C17          (10)            (2)           December 26, 2035
Class III-C17b      Class II-C17          (11)            (3)           December 26, 2035
Class III-C17c      Class II-C17          (12)            (4)           December 26, 2035
Class III-C18a      Class II-C18          (10)            (2)           December 26, 2035
Class III-C18b      Class II-C18          (11)            (3)           December 26, 2035
Class III-C18c      Class II-C18          (12)            (4)           December 26, 2035
Class III-C19a      Class II-C19          (10)            (2)           December 26, 2035
Class III-C19b      Class II-C19          (11)            (3)           December 26, 2035
Class III-C19c      Class II-C19          (12)            (4)           December 26, 2035
Class III-C20a      Class II-C20          (10)            (2)           December 26, 2035
Class III-C20b      Class II-C20          (11)            (3)           December 26, 2035
Class III-C20c      Class II-C20          (12)            (4)           December 26, 2035
Class III-C21a      Class II-C21          (10)            (2)           December 26, 2035
Class III-C21b      Class II-C21          (11)            (3)           December 26, 2035
Class III-C21c      Class II-C21          (12)            (4)           December 26, 2035


                                       10



                    CORRESPONDING                    INITIAL TIER
REMIC III CLASS   REMIC II REGULAR   TIER INTEREST     PRINCIPAL    LATEST POSSIBLE MATURITY
  DESIGNATION         INTEREST           RATE            AMOUNT               DATE
---------------   ----------------   -------------   ------------   ------------------------

Class III-C22a      Class II-C22          (10)            (2)           December 26, 2035
Class III-C22b      Class II-C22          (11)            (3)           December 26, 2035
Class III-C22c      Class II-C22          (12)            (4)           December 26, 2035
Class III-C23a      Class II-C23          (10)            (2)           December 26, 2035
Class III-C23b      Class II-C23          (11)            (3)           December 26, 2035
Class III-C23c      Class II-C23          (12)            (4)           December 26, 2035
Class III-C24a      Class II-C24          (10)            (2)           December 26, 2035
Class III-C24b      Class II-C24          (11)            (3)           December 26, 2035
Class III-C24c      Class II-C24          (12)            (4)           December 26, 2035
Class III-C25a      Class II-C25          (10)            (2)           December 26, 2035
Class III-C25b      Class II-C25          (11)            (3)           December 26, 2035
Class III-C25c      Class II-C25          (12)            (4)           December 26, 2035
Class III-C26a      Class II-C26          (10)            (2)           December 26, 2035
Class III-C26b      Class II-C26          (11)            (3)           December 26, 2035
Class III-C26c      Class II-C26          (12)            (4)           December 26, 2035
Class III-C27a      Class II-C27          (10)            (2)           December 26, 2035
Class III-C27b      Class II-C27          (11)            (3)           December 26, 2035
Class III-C27c      Class II-C27          (12)            (4)           December 26, 2035
Class III-C28a      Class II-C28          (10)            (2)           December 26, 2035
Class III-C28b      Class II-C28          (11)            (3)           December 26, 2035
Class III-C28c      Class II-C28          (12)            (4)           December 26, 2035
Class III-C29a      Class II-C29          (10)            (2)           December 26, 2035
Class III-C29b      Class II-C29          (11)            (3)           December 26, 2035
Class III-C29c      Class II-C29          (12)            (4)           December 26, 2035
Class III-C30a      Class II-C30          (10)            (2)           December 26, 2035
Class III-C30b      Class II-C30          (11)            (3)           December 26, 2035
Class III-C30c      Class II-C30          (12)            (4)           December 26, 2035
Class III-C31a      Class II-C31          (10)            (2)           December 26, 2035


                                       11



                     CORRESPONDING                    INITIAL TIER
REMIC III CLASS    REMIC II REGULAR   TIER INTEREST     PRINCIPAL    LATEST POSSIBLE MATURITY
   DESIGNATION         INTEREST            RATE          AMOUNT                DATE
----------------   ----------------   -------------   ------------   ------------------------

Class III-C31b       Class II-C31          (11)            (3)           December 26, 2035
Class III-C31c       Class II-C31          (12)            (4)           December 26, 2035
Class III-C32a       Class II-C32          (10)            (2)           December 26, 2035
Class III-C32b       Class II-C32          (11)            (3)           December 26, 2035
Class III-C32c       Class II-C32          (12)            (4)           December 26, 2035
Class III-C33a       Class II-C33          (10)            (2)           December 26, 2035
Class III-C33b       Class II-C33          (11)            (3)           December 26, 2035
Class III-C33c       Class II-C33          (12)            (4)           December 26, 2035
Class III-C34a       Class II-C34          (10)            (2)           December 26, 2035
Class III-C34b       Class II-C34          (11)            (3)           December 26, 2035
Class III-C34c       Class II-C34          (12)            (4)           December 26, 2035
Class III-C35a       Class II-C35          (10)            (2)           December 26, 2035
Class III-C35b       Class II-C35          (11)            (3)           December 26, 2035
Class III-C35c       Class II-C35          (12)            (4)           December 26, 2035
Class III-C36a       Class II-C36          (10)            (2)           December 26, 2035
Class III-C36b       Class II-C36          (11)            (3)           December 26, 2035
Class III-C36c       Class II-C36          (12)            (4)           December 26, 2035
Class III-C37a       Class II-C37          (10)            (2)           December 26, 2035
Class III-C37b       Class II-C37          (11)            (3)           December 26, 2035
Class III-C37c       Class II-C37          (12)            (4)           December 26, 2035
Class III-C38a       Class II-C38          (10)            (2)           December 26, 2035
Class III-C38b       Class II-C38          (11)            (3)           December 26, 2035
Class III-C38c       Class II-C38          (12)            (4)           December 26, 2035
Class III-C39a       Class II-C39          (10)            (2)           December 26, 2035
Class III-C39b       Class II-C39          (11)            (3)           December 26, 2035
Class III-C39c       Class II-C39          (12)            (4)           December 26, 2035
Class III-C40a       Class II-C40          (10)            (2)           December 26, 2035
Class III-C40b       Class II-C40          (11)            (3)           December 26, 2035


                                       12



                     CORRESPONDING                    INITIAL TIER
REMIC III CLASS    REMIC II REGULAR   TIER INTEREST     PRINCIPAL    LATEST POSSIBLE MATURITY
   DESIGNATION         INTEREST            RATE          AMOUNT                DATE
----------------   ----------------   -------------   ------------   ------------------------

Class III-C40c       Class II-C40          (12)            (4)           December 26, 2035
Class III-C41a       Class II-C41          (10)            (2)           December 26, 2035
Class III-C41b       Class II-C41          (11)            (3)           December 26, 2035
Class III-C41c       Class II-C41          (12)            (4)           December 26, 2035
Class III-C42a       Class II-C42          (10)            (2)           December 26, 2035
Class III-C42b       Class II-C42          (11)            (3)           December 26, 2035
Class III-C42c       Class II-C42          (12)            (4)           December 26, 2035
Class III-C43a       Class II-C43          (10)            (2)           December 26, 2035
Class III-C43b       Class II-C43          (11)            (3)           December 26, 2035
Class III-C43c       Class II-C43          (12)            (4)           December 26, 2035
Class III-C44a       Class II-C44          (10)            (2)           December 26, 2035
Class III-C44b       Class II-C44          (11)            (3)           December 26, 2035
Class III-C44c       Class II-C44          (12)            (4)           December 26, 2035
Class III-C45a       Class II-C45          (10)            (2)           December 26, 2035
Class III-C45b       Class II-C45          (11)            (3)           December 26, 2035
Class III-C45c       Class II-C45          (12)            (4)           December 26, 2035
Class III-C46a       Class II-C46          (10)            (2)           December 26, 2035
Class III-C46b       Class II-C46          (11)            (3)           December 26, 2035
Class III-C46c       Class II-C46          (12)            (4)           December 26, 2035
Class III-C47a       Class II-C47          (10)            (2)           December 26, 2035
Class III-C47b       Class II-C47          (11)            (3)           December 26, 2035
Class III-C47c       Class II-C47          (12)            (4)           December 26, 2035
Class III-C48a       Class II-C48          (10)            (2)           December 26, 2035
Class III-C48b       Class II-C48          (11)            (3)           December 26, 2035
Class III-C48c       Class II-C48          (12)            (4)           December 26, 2035
Class III-C49a       Class II-C49          (10)            (2)           December 26, 2035
Class III-C49b       Class II-C49          (11)            (3)           December 26, 2035
Class III-C49c       Class II-C49          (12)            (4)           December 26, 2035


                                       13



                     CORRESPONDING                    INITIAL TIER
REMIC III CLASS    REMIC II REGULAR   TIER INTEREST     PRINCIPAL    LATEST POSSIBLE MATURITY
   DESIGNATION         INTEREST            RATE          AMOUNT                DATE
----------------   ----------------   -------------   ------------   ------------------------

Class III-C50a       Class II-C50          (10)            (2)           December 26, 2035
Class III-C50b       Class II-C50          (11)            (3)           December 26, 2035
Class III-C50c       Class II-C50          (12)            (4)           December 26, 2035
Class III-C51a       Class II-C51          (10)            (2)           December 26, 2035
Class III-C51b       Class II-C51          (11)            (3)           December 26, 2035
Class III-C51c       Class II-C51          (12)            (4)           December 26, 2035
Class III-C52a       Class II-C52          (10)            (2)           December 26, 2035
Class III-C52b       Class II-C52          (11)            (3)           December 26, 2035
Class III-C52c       Class II-C52          (12)            (4)           December 26, 2035
Class III-C53a       Class II-C53          (10)            (2)           December 26, 2035
Class III-C53b       Class II-C53          (11)            (3)           December 26, 2035
Class III-C53c       Class II-C53          (12)            (4)           December 26, 2035
Class III-J1         Class II-J1           (13)           (14)           December 26, 2035
Class III-D1a        Class II-D1           (15)            (2)           December 26, 2035
Class III-D1b        Class II-D1           (16)            (3)           December 26, 2035
Class III-D1c        Class II-D1           (17)            (4)           December 26, 2035
Class III-D2a        Class II-D2           (15)            (2)           December 26, 2035
Class III-D2b        Class II-D2           (16)            (3)           December 26, 2035
Class III-D2c        Class II-D2           (17)            (4)           December 26, 2035
Class III-D3a        Class II-D3           (15)            (2)           December 26, 2035
Class III-D3b        Class II-D3           (16)            (3)           December 26, 2035
Class III-D3c        Class II-D3           (17)            (4)           December 26, 2035
Class III-D4a        Class II-D4           (18)            (2)           December 26, 2035
Class III-D4b        Class II-D4           (19)            (3)           December 26, 2035
Class III-D4c        Class II-D4           (20)            (4)           December 26, 2035
Class III-D5a        Class II-D5           (18)            (2)           December 26, 2035
Class III-D5b        Class II-D5           (19)            (3)           December 26, 2035
Class III-D5c        Class II-D5           (20)            (4)           December 26, 2035


                                       14



                     CORRESPONDING                    INITIAL TIER
REMIC III CLASS    REMIC II REGULAR   TIER INTEREST     PRINCIPAL    LATEST POSSIBLE MATURITY
   DESIGNATION         INTEREST            RATE          AMOUNT                DATE
----------------   ----------------   -------------   ------------   ------------------------

Class III-D6a        Class II-D6          (21)             (2)           December 26, 2035
Class III-D6b        Class II-D6          (22)             (3)           December 26, 2035
Class III-D6c        Class II-D6          (23)             (4)           December 26, 2035
Class III-D7a        Class II-D7          (21)             (2)           December 26, 2035
Class III-D7b        Class II-D7          (22)             (3)           December 26, 2035
Class III-D7c        Class II-D7          (23)             (4)           December 26, 2035
Class III-D8a        Class II-D8          (21)             (2)           December 26, 2035
Class III-D8b        Class II-D8          (22)             (3)           December 26, 2035
Class III-D8c        Class II-D8          (23)             (4)           December 26, 2035
Class III-D9a        Class II-D9          (21)             (2)           December 26, 2035
Class III-D9b        Class II-D9          (22)             (3)           December 26, 2035
Class III-D9c        Class II-D9          (23)             (4)           December 26, 2035
Class III-D10a       Class II-D10         (21)             (2)           December 26, 2035
Class III-D10b       Class II-D10         (22)             (3)           December 26, 2035
Class III-D10c       Class II-D10         (23)             (4)           December 26, 2035
Class III-D11a       Class II-D11         (21)             (2)           December 26, 2035
Class III-D11b       Class II-D11         (22)             (3)           December 26, 2035
Class III-D11c       Class II-D11         (23)             (4)           December 26, 2035
Class III-D12a       Class II-D12         (21)             (2)           December 26, 2035
Class III-D12b       Class II-D12         (22)             (3)           December 26, 2035
Class III-D12c       Class II-D12         (23)             (4)           December 26, 2035
Class III-D13a       Class II-D13         (21)             (2)           December 26, 2035
Class III-D13b       Class II-D13         (22)             (3)           December 26, 2035
Class III-D13c       Class II-D13         (23)             (4)           December 26, 2035
Class III-D14a       Class II-D14         (21)             (2)           December 26, 2035
Class III-D14b       Class II-D14         (22)             (3)           December 26, 2035
Class III-D14c       Class II-D14         (23)             (4)           December 26, 2035
Class III-D15a       Class II-D15         (21)             (2)           December 26, 2035


                                       15



                     CORRESPONDING                    INITIAL TIER
 REMIC III CLASS   REMIC II REGULAR   TIER INTEREST     PRINCIPAL    LATEST POSSIBLE MATURITY
   DESIGNATION         INTEREST            RATE          AMOUNT                DATE
----------------   ----------------   -------------   ------------   ------------------------

Class III-D15b       Class II-D15          (22)            (3)           December 26, 2035
Class III-D15c       Class II-D15          (23)            (4)           December 26, 2035
Class III-D16a       Class II-D16          (21)            (2)           December 26, 2035
Class III-D16b       Class II-D16          (22)            (3)           December 26, 2035
Class III-D16c       Class II-D16          (23)            (4)           December 26, 2035
Class III-D17a       Class II-D17          (21)            (2)           December 26, 2035
Class III-D17b       Class II-D17          (22)            (3)           December 26, 2035
Class III-D17c       Class II-D17          (23)            (4)           December 26, 2035
Class III-D18a       Class II-D18          (21)            (2)           December 26, 2035
Class III-D18b       Class II-D18          (22)            (3)           December 26, 2035
Class III-D18c       Class II-D18          (23)            (4)           December 26, 2035
Class III-D19a       Class II-D19          (21)            (2)           December 26, 2035
Class III-D19b       Class II-D19          (22)            (3)           December 26, 2035
Class III-D19c       Class II-D19          (23)            (4)           December 26, 2035
Class III-D20a       Class II-D20          (21)            (2)           December 26, 2035
Class III-D20b       Class II-D20          (22)            (3)           December 26, 2035
Class III-D20c       Class II-D20          (23)            (4)           December 26, 2035
Class III-D21a       Class II-D21          (21)            (2)           December 26, 2035
Class III-D21b       Class II-D21          (22)            (3)           December 26, 2035
Class III-D21c       Class II-D21          (23)            (4)           December 26, 2035
Class III-D22a       Class II-D22          (21)            (2)           December 26, 2035
Class III-D22b       Class II-D22          (22)            (3)           December 26, 2035
Class III-D22c       Class II-D22          (23)            (4)           December 26, 2035
Class III-D23a       Class II-D23          (21)            (2)           December 26, 2035
Class III-D23b       Class II-D23          (22)            (3)           December 26, 2035
Class III-D23c       Class II-D23          (23)            (4)           December 26, 2035
Class III-D24a       Class II-D24          (21)            (2)           December 26, 2035
Class III-D24b       Class II-D24          (22)            (3)           December 26, 2035


                                       16



                     CORRESPONDING                    INITIAL TIER
 REMIC III CLASS   REMIC II REGULAR   TIER INTEREST     PRINCIPAL    LATEST POSSIBLE MATURITY
   DESIGNATION         INTEREST            RATE          AMOUNT                DATE
----------------   ----------------   -------------   ------------   ------------------------

Class III-D24c       Class II-D24          (23)            (4)           December 26, 2035
Class III-D25a       Class II-D25          (21)            (2)           December 26, 2035
Class III-D25b       Class II-D25          (22)            (3)           December 26, 2035
Class III-D25c       Class II-D25          (23)            (4)           December 26, 2035
Class III-D26a       Class II-D26          (21)            (2)           December 26, 2035
Class III-D26b       Class II-D26          (22)            (3)           December 26, 2035
Class III-D26c       Class II-D26          (23)            (4)           December 26, 2035
Class III-D27a       Class II-D27          (21)            (2)           December 26, 2035
Class III-D27b       Class II-D27          (22)            (3)           December 26, 2035
Class III-D27c       Class II-D27          (23)            (4)           December 26, 2035
Class III-D28a       Class II-D28          (21)            (2)           December 26, 2035
Class III-D28b       Class II-D28          (22)            (3)           December 26, 2035
Class III-D28c       Class II-D28          (23)            (4)           December 26, 2035
Class III-D29a       Class II-D29          (21)            (2)           December 26, 2035
Class III-D29b       Class II-D29          (22)            (3)           December 26, 2035
Class III-D29c       Class II-D29          (23)            (4)           December 26, 2035
Class III-D30a       Class II-D30          (21)            (2)           December 26, 2035
Class III-D30b       Class II-D30          (22)            (3)           December 26, 2035
Class III-D30c       Class II-D30          (23)            (4)           December 26, 2035
Class III-D31a       Class II-D31          (21)            (2)           December 26, 2035
Class III-D31b       Class II-D31          (22)            (3)           December 26, 2035
Class III-D31c       Class II-D31          (23)            (4)           December 26, 2035
Class III-D32a       Class II-D32          (21)            (2)           December 26, 2035
Class III-D32b       Class II-D32          (22)            (3)           December 26, 2035
Class III-D32c       Class II-D32          (23)            (4)           December 26, 2035
Class III-D33a       Class II-D33          (21)            (2)           December 26, 2035
Class III-D33b       Class II-D33          (22)            (3)           December 26, 2035
Class III-D33c       Class II-D33          (23)            (4)           December 26, 2035


                                       17



                     CORRESPONDING                    INITIAL TIER
 REMIC III CLASS   REMIC II REGULAR   TIER INTEREST     PRINCIPAL    LATEST POSSIBLE MATURITY
   DESIGNATION         INTEREST            RATE          AMOUNT                DATE
----------------   ----------------   -------------   ------------   ------------------------

Class III-D34a       Class II-D34          (21)            (2)           December 26, 2035
Class III-D34b       Class II-D34          (22)            (3)           December 26, 2035
Class III-D34c       Class II-D34          (23)            (4)           December 26, 2035
Class III-D35a       Class II-D35          (21)            (2)           December 26, 2035
Class III-D35b       Class II-D35          (22)            (3)           December 26, 2035
Class III-D35c       Class II-D35          (23)            (4)           December 26, 2035
Class III-D36a       Class II-D36          (21)            (2)           December 26, 2035
Class III-D36b       Class II-D36          (22)            (3)           December 26, 2035
Class III-D36c       Class II-D36          (23)            (4)           December 26, 2035
Class III-D37a       Class II-D37          (21)            (2)           December 26, 2035
Class III-D37b       Class II-D37          (22)            (3)           December 26, 2035
Class III-D37c       Class II-D37          (23)            (4)           December 26, 2035
Class III-D38a       Class II-D38          (21)            (2)           December 26, 2035
Class III-D38b       Class II-D38          (22)            (3)           December 26, 2035
Class III-D38c       Class II-D38          (23)            (4)           December 26, 2035
Class III-D39a       Class II-D39          (21)            (2)           December 26, 2035
Class III-D39b       Class II-D39          (22)            (3)           December 26, 2035
Class III-D39c       Class II-D39          (23)            (4)           December 26, 2035
Class III-D40a       Class II-D40          (21)            (2)           December 26, 2035
Class III-D40b       Class II-D40          (22)            (3)           December 26, 2035
Class III-D40c       Class II-D40          (23)            (4)           December 26, 2035
Class III-D41a       Class II-D41          (21)            (2)           December 26, 2035
Class III-D41b       Class II-D41          (22)            (3)           December 26, 2035
Class III-D41c       Class II-D41          (23)            (4)           December 26, 2035
Class III-D42a       Class II-D42          (21)            (2)           December 26, 2035
Class III-D42b       Class II-D42          (22)            (3)           December 26, 2035
Class III-D42c       Class II-D42          (23)            (4)           December 26, 2035
Class III-D43a       Class II-D43          (21)            (2)           December 26, 2035


                                       18



                     CORRESPONDING                    INITIAL TIER
 REMIC III CLASS   REMIC II REGULAR   TIER INTEREST     PRINCIPAL    LATEST POSSIBLE MATURITY
   DESIGNATION         INTEREST            RATE          AMOUNT                DATE
----------------   ----------------   -------------   ------------   ------------------------

Class III-D43b       Class II-D43          (22)            (3)           December 26, 2035
Class III-D43c       Class II-D43          (23)            (4)           December 26, 2035
Class III-D44a       Class II-D44          (21)            (2)           December 26, 2035
Class III-D44b       Class II-D44          (22)            (3)           December 26, 2035
Class III-D44c       Class II-D44          (23)            (4)           December 26, 2035
Class III-D45a       Class II-D45          (21)            (2)           December 26, 2035
Class III-D45b       Class II-D45          (22)            (3)           December 26, 2035
Class III-D45c       Class II-D45          (23)            (4)           December 26, 2035
Class III-D46a       Class II-D46          (21)            (2)           December 26, 2035
Class III-D46b       Class II-D46          (22)            (3)           December 26, 2035
Class III-D46c       Class II-D46          (23)            (4)           December 26, 2035
Class III-D47a       Class II-D47          (21)            (2)           December 26, 2035
Class III-D47b       Class II-D47          (22)            (3)           December 26, 2035
Class III-D47c       Class II-D47          (23)            (4)           December 26, 2035
Class III-D48a       Class II-D48          (21)            (2)           December 26, 2035
Class III-D48b       Class II-D48          (22)            (3)           December 26, 2035
Class III-D48c       Class II-D48          (23)            (4)           December 26, 2035
Class III-D49a       Class II-D49          (21)            (2)           December 26, 2035
Class III-D49b       Class II-D49          (22)            (3)           December 26, 2035
Class III-D49c       Class II-D49          (23)            (4)           December 26, 2035
Class III-D50a       Class II-D50          (21)            (2)           December 26, 2035
Class III-D50b       Class II-D50          (22)            (3)           December 26, 2035
Class III-D50c       Class II-D50          (23)            (4)           December 26, 2035
Class III-D51a       Class II-D51          (21)            (2)           December 26, 2035
Class III-D51b       Class II-D51          (22)            (3)           December 26, 2035
Class III-D51c       Class II-D51          (23)            (4)           December 26, 2035
Class III-D52a       Class II-D52          (21)            (2)           December 26, 2035
Class III-D52b       Class II-D52          (22)            (3)           December 26, 2035


                                       19



                     CORRESPONDING                    INITIAL TIER
 REMIC III CLASS   REMIC II REGULAR   TIER INTEREST     PRINCIPAL    LATEST POSSIBLE MATURITY
   DESIGNATION         INTEREST            RATE          AMOUNT                DATE
----------------   ----------------   -------------   ------------   ------------------------

Class III-D52c       Class II-D52          (23)            (4)           December 26, 2035
Class III-D53a       Class II-D53          (21)            (2)           December 26, 2035
Class III-D53b       Class II-D53          (22)            (3)           December 26, 2035
Class III-D53c       Class II-D53          (23)            (4)           December 26, 2035
Class III-J2          Class II-J2          (24)           (14)           December 26, 2035
Class III-N           Class II-N           (25)           (26)           December 26, 2035
Class R-III                                (27)           (27)


(1)  The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Corresponding Distribution
     Date through and including the Distribution Date in November 2005, 1.5 multiplied by (Group I REMIC III Net WAC minus 4.299%) and (ii) for all other Distribution Dates, Group I REMIC III Net WAC.

(2)  These REMIC III Regular Interests will have an initial principal balance equal to the product of (i) the initial principal balance of the
     Corresponding REMIC II Regular Interest and (ii) two divided by three.

(3)  These REMIC III Regular Interests will have an initial principal balance equal to the initial principal balance of the Corresponding REMIC II
     Regular Interest divided by three.

(4)  These REMIC III Regular Interests will have a notional principal balance equal to the principal balance of the Corresponding REMIC II Regular
     Interest.

(5)  The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Corresponding Distribution
     Date through and including the Distribution Date in November 2005, 3 multiplied by 1-month LIBOR, subject to a cap of 12.897% and (ii) for all other Distribution Dates, Group I REMIC III Net WAC.

(6)  The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Corresponding Distribution
     Date through and including the Distribution Date in November 2005, 4.299%
     minus 1-Month LIBOR, subject to a floor of zero and (ii) for all other
     Distribution Dates, zero.

(7)  The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Distribution Date in
     December 2005 through and including the Corresponding Distribution Date,
     1.5 multiplied by (Group I REMIC III

                                       20

     Net WAC minus 4.299%) and (ii) for all other Distribution Dates, Group I
     REMIC III Net WAC.

(8)  The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Distribution Date in
     December 2005 through and including the Corresponding Distribution Date, 3 multiplied by 1-month LIBOR, subject to a cap of 12.897% and (ii) for all other Distribution Dates, Group I REMIC III Net WAC.

(9)  The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Distribution Date in
     December 2005 through and including the Corresponding Distribution Date,
     4.299% minus 1-Month LIBOR, subject to a floor of zero and (ii) for all other Distribution Dates, zero.

(10) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the first Distribution Date through and including the Corresponding Distribution Date, 1.5 multiplied by (Group I REMIC III Net WAC minus 4.299%) and (ii) for all other
     Distribution Dates, Group I REMIC III Net WAC.

(11) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the first Distribution Date through and including the Corresponding Distribution Date, 3 multiplied by
     1-month LIBOR, subject to a cap of 12.897% and (ii) for all other
     Distribution Dates, Group I REMIC III Net WAC.

(12) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the first Distribution Date through and including the Corresponding Distribution Date, 4.299% minus
     1-Month LIBOR, subject to a floor of zero and (ii) for all other
     Distribution Dates, zero.

(13) The interest rate for this REMIC III Regular Interest will be equal to the
     Group I REMIC III Net WAC.

(14) These REMIC III Regular Interests will have an initial principal balance equal to the initial principal balance of the Corresponding REMIC II
     Regular Interest.

(15) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Corresponding Distribution
     Date through and including the Distribution Date in November 2005, 1.5 multiplied by (Group II REMIC III Net WAC minus 4.299%) and (ii) for all other Distribution Dates, Group II REMIC III Net WAC.

(16) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Corresponding Distribution
     Date through and including the Distribution Date in November 2005, 3 multiplied by 1-month LIBOR, subject to a cap of 12.897% and (ii) for all other Distribution Dates, Group II REMIC III Net WAC.

                                       21

(17) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Corresponding Distribution
     Date through and including the Distribution Date in November 2005, 4.299%
     minus 1-Month LIBOR, subject to a floor of zero and (ii) for all other
     Distribution Dates, zero.

(18) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Distribution Date in
     December 2005 through and including the Corresponding Distribution Date,
     1.5 multiplied by (Group II REMIC III Net WAC minus 4.299%) and (ii) for all other Distribution Dates, Group II REMIC III Net WAC.

(19) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Distribution Date in
     December 2005 through and including the Corresponding Distribution Date, 3 multiplied by 1-month LIBOR, subject to a cap of 12.897% and (ii) for all other Distribution Dates, Group II REMIC III Net WAC.

(20) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Distribution Date in
     December 2005 through and including the Corresponding Distribution Date,
     4.299% minus 1-Month LIBOR, subject to a floor of zero and (ii) for all other Distribution Dates, zero.

(21) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the first Distribution Date through and including the Corresponding Distribution Date, 1.5 multiplied by (Group II REMIC III Net WAC minus 4.299%) and (ii) for all other
     Distribution Dates, Group II REMIC III Net WAC.

(22) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the first Distribution Date through and including the Corresponding Distribution Date, 3 multiplied by
     1-month LIBOR, subject to a cap of 12.897% and (ii) for all other
     Distribution Dates, Group II REMIC III Net WAC.

(23) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the first Distribution Date through and including the Corresponding Distribution Date, 4.299% minus
     1-Month LIBOR, subject to a floor of zero and (ii) for all other
     Distribution Dates, zero.

(24) The interest rate for this REMIC III Regular Interest will be equal to the
     Group II REMIC III Net WAC.

(25) The Class III-N Interest is entitled to all distributions of interest on the Class II-N Interest.

(26) The Class III-N Interest will have a notional principal balance equal to the notional principal balance of the Class II-N Interest.

(27) The Class R-III Interest is the sole class of residual interest in REMIC
     III. The Class R-III Interest does not have a principal amount or an interest rate.

                                       22

          On each Distribution Date, all principal payments (scheduled and prepaid) and Realized Losses generated with respect to the Group I Mortgage
Loans and any amounts transferred from the Group I Pre-Funding Account to REMIC
I shall be allocated in the following order: (i) first, to the Class III-J1
Interest until such Class is paid in full or eliminated by such losses, (ii)
second, to the Class III-C1a through Class III-C3a and Class III-C1b through
Class III-C3b Interests, first, pro rata between the two subsets of interests, and second, in reverse numerical order among the subsets of interests, until such Classes are paid in full or eliminated by such losses and (iii) third, to the Class III-C4a through Class III-C53a and Class III-C4b through Class
III-C53b Interests, first, pro rata between the two subsets of interests, and second, sequentially among the subsets of interests, until such Classes are paid in full or eliminated by such losses.

          On each Distribution Date, all principal payments (scheduled and prepaid) and Realized Losses generated with respect to the Group II Mortgage
Loans and any amounts transferred from the Group II Pre-Funding Account to REMIC
I shall be allocated in the following order: (i) first, to the Class III-J2
Interest until such Class is paid in full or eliminated by such losses, (ii)
second, to the Class III-D1a through Class III-D3a and Class III-D1b through
Class III-D3b Interests, first, pro rata between the two subsets of interests, and second, in reverse numerical order among the subsets of interests, until such Classes are paid in full or eliminated by such losses and (iii) third, to the Class III-D4a through Class III-D53a and Class III-D4b through Class
III-D53b Interests, first, pro rata between the two subsets of interests, and second, sequentially among the subsets of interests, until such Classes are paid in full or eliminated by such losses.

          The REMIC IV Regular Interests and the Class R-IV Interest shall have the following tier interest rate, initial principal amount, Corresponding REMIC
V Interest, and latest possible maturity date as set forth in the table below.



                     TIER                                  CORRESPONDING
 REMIC IV CLASS    INTEREST   INITIAL TIER PRINCIPAL     REMIC V INTEREST/    LATEST POSSIBLE
  DESIGNATION        RATE             AMOUNT           CORRESPONDING CLASS     MATURITY DATE
----------------   --------   ----------------------   -------------------   -----------------

Class IV-A-1          (1)           1/4 of the              Class A-1        December 26, 2035
                               Corresponding Class
                                 initial principal
                                     balance
Class IV-A-2          (1)           1/4 of the              Class A-2        December 26, 2035
                               Corresponding Class
                                 initial principal
                                     balance
Class IV-A-3          (1)            1/4 of the             Class A-3        December 26, 2035
                               Corresponding Class
                                initial principal
                                     balance
Class IV-A-4          (1)           1/4 of the              Class A-4        December 26, 2035
                               Corresponding Class


                                       23



                     TIER                                  CORRESPONDING
 REMIC IV CLASS    INTEREST   INITIAL TIER PRINCIPAL     REMIC V INTEREST/    LATEST POSSIBLE
  DESIGNATION        RATE             AMOUNT           CORRESPONDING CLASS     MATURITY DATE
----------------   --------   ----------------------   -------------------   -----------------

                                 initial principal
                                     balance
Class IV-M-1          (1)           1/4 of the              Class M-1        December 26, 2035
                               Corresponding Class
                                 initial principal
                                     balance
Class IV-M-2          (1)            1/4 of the             Class M-2        December 26, 2035
                               Corresponding Class
                                initial principal
                                     balance
Class IV-M-3          (1)           1/4 of the              Class M-3        December 26, 2035
                               Corresponding Class
                                initial principal
                                    balance
Class IV-M-4          (1)           1/4 of the              Class M-4        December 26, 2035
                               Corresponding Class
                                initial principal
                                     balance
Class IV-M-5          (1)           1/4 of the              Class M-5        December 26, 2035
                               Corresponding Class
                                initial principal
                                     balance
Class IV-M-6          (1)           1/4 of the              Class M-6        December 26, 2035
                               Corresponding Class
                                initial principal
                                     balance
Class IV-B-1          (1)           1/4 of the              Class B-1        December 26, 2035
                               Corresponding Class
                                initial principal
                                     balance
Class IV-B-2          (1)           1/4 of the              Class B-2        December 26, 2035
                               Corresponding Class
                                initial principal
                                     balance
Class IV-B-3          (1)           1/4 of the              Class B-3        December 26, 2035
                               Corresponding Class
                                initial principal
                                    balance


                                       24



                     TIER                                  CORRESPONDING
 REMIC IV CLASS    INTEREST   INITIAL TIER PRINCIPAL     REMIC V INTEREST/    LATEST POSSIBLE
  DESIGNATION        RATE             AMOUNT           CORRESPONDING CLASS     MATURITY DATE
----------------   --------   ----------------------   -------------------   -----------------

Class IV-B-4          (1)          1/4 of the               Class B-4        December 26, 2035
                               Corresponding Class
                                initial principal
                                     balance
Class IV-Accrual      (1)               (2)                    N/A           December 26, 2035
Class IV-J1           (3)               (4)                    N/A           December 26, 2035
Class IV-J2           (5)               (6)                    N/A           December 26, 2035
Class IV-XX           (1)               (7)                    N/A           December 26, 2035
Class IV-N            (8)               (9)                 Class X-2        December 26, 2035
Class IV-I1          (10)              (10)                 Class I-1        December 26, 2005
Class IV-I2          (11)              (11)                 Class I-2        December 26, 2006
Class IV-I3          (12)              (12)                 Class I-3        December 26, 2007
Class IV-I4          (13)              (13)                 Class I-4        December 26, 2008
Class IV-I5          (14)              (14)                 Class I-5        December 28, 2009
Class IV-I6          (15)              (15)                 Class I-6        February 25, 2010
Class R-IV           (16)              (16)                  Class R


(1)  The interest rate with respect to any Distribution Date for these REMIC IV
     Regular Interests is the REMIC IV Net WAC.

(2)  The Class IV-Accrual Interest will have an initial principal balance equal to the product of (a) 25% and (b) the sum of (i) the Pool Stated Principal
     Balance (ii) the Subordinated Amount and (ii) the Initial Pre-Funded
     Amount.

(3)  The interest rate with respect to any Distribution Date for this REMIC IV
     Regular Interest is the Group I REMIC IV Net WAC.

(4)  The Class IV-J1 Interest will have an initial principal balance equal to
     .01% of the sum of (i) the Pool Stated Principal Balance relating to Group
     I and (ii) the Group I Initial Pre-Funded Amount.

(5)  The interest rate with respect to any Distribution Date for this REMIC IV
     Regular Interest is the Group II REMIC IV Net WAC.

                                       25

(6)  The Class IV-J2 Interest will have an initial principal balance equal to
     .01% of the sum of (i) the Pool Stated Principal Balance relating to Group
     II and (ii) the Group II Initial Pre-Funded Amount.

(7)  The Class IV-XX Interest will have an initial principal balance equal to
     49.99% of the sum of (i) the Pool Stated Principal Balance and (ii) the
     Initial Pre-Funded Amount

(8)  The Class IV-N Interest is entitled to all distributions of interest on the
     Class III-N Interest.

(9)  The Class IV-N Interest will have a notional principal balance equal to the notional principal balance of the Class III-N Interest.

(10) The Class IV-I1 Interest will be an interest-only regular interest and will be entitled to receive, on each Distribution Date, the sum of the amounts distributable on the Class III-C1c through Class III-C4c and Class III-D1c through Class III-D4c Interests on such Distribution Date.

(11) The Class IV-I2 Interest will be an interest-only regular interest and will be entitled to receive, on each Distribution Date, the sum of the amounts distributable on the Class III-C5c through Class III-C16c and Class III-D5c through Class III-D16c Interests on such Distribution Date.

(12) The Class IV-I3 Interest will be an interest-only regular interest and will be entitled to receive, on each Distribution Date, the sum of the amounts distributable on the Class III-C17c through Class III-C28c and Class
     III-D17c through Class III-D28c Interests on such Distribution Date.

(13) The Class IV-I4 Interest will be an interest-only regular interest and will be entitled to receive, on each Distribution Date, the sum of the amounts distributable on the Class III-C29c through Class III-C40c and Class
     III-D29c through Class III-D40c Interests on such Distribution Date.

(14) The Class IV-I5 Interest will be an interest-only regular interest and will be entitled to receive, on each Distribution Date, the sum of the amounts distributable on the Class III-C41c through Class III-C52c and Class
     III-D41c through Class III-D52c Interests on such Distribution Date.

(15) The Class IV-I6 Interest will be an interest-only regular interest and will be entitled to receive, on each Distribution Date, the sum of the amounts distributable on the Class III-C53c Class III-D53c Interests on such
     Distribution Date.

(16) The Class R-IV Interest is the sole class of residual interest in REMIC IV.
     The Class R-IV Interest does not have a principal amount or an interest rate.

          On each Distribution Date, 25% of the increase in the Subordinated
Amount will be payable as a reduction of the principal balances of the REMIC IV
Accretion Directed Classes and will be accrued and added to the principal balance of the Class IV-Accrual Interest. To this

                                       26

end, each REMIC IV Accretion Directed Class will be reduced by an amount equal to 25% of any increase in the Subordinated Amount that is attributable to a reduction in the principal balance of its Corresponding Class. On each
Distribution Date, the increase in the principal balance of the Class IV-Accrual
Interest may not exceed interest accruals for such Distribution Date for the
Class IV-Accrual Interest. If, with respect to any Distribution Date, 25% of the increase in the Subordinated Amount exceeds accrued interest on the Class
IV-Accrual Interest, the excess (accumulated with all such excess for all prior
Distribution Dates) will be added to any increase in the Subordinated Amount for purposes of calculating accrued interest on the Class IV-Accrual Interest payable as principal on the REMIC IV Accretion Directed Classes on the next
Distribution Date.

     On each Distribution Date, all principal payments (scheduled and prepaid)
on the Mortgage Loans and any amounts transferred from the Pre-Funding Accounts to REMIC I shall be allocated as follows: 25% to the Class IV-Accrual Interest and 25% to the REMIC IV Accretion Directed Classes, until such interests are paid in full. To this end, principal payments shall be allocated among such
REMIC IV Accretion Directed Classes in an amount equal to 25% of the principal amounts allocated to their respective Corresponding Classes. Notwithstanding the foregoing, 50% of the principal payments allocated to the Class X Certificates that result in the reduction in the Subordinated Amount shall be allocated to the Class IV-Accrual Interest until paid in full. On each Distribution Date, 50%
of all Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the principal balance of each REMIC IV
Accretion Directed Class is equal to 25% of the principal balance of its
Corresponding Class, and (ii) the principal balance of the Class IV-Accrual
Interest is equal to 25% of the sum of (1) the Pool Stated Principal Balance,
(2) the Subordinated Amount and (3) the Pre-Funding Amount.

     The remaining 50% of the sum of (i) all principal payments (scheduled and prepaid) and Realized Losses generated with respect to the Mortgage Loans and
(ii) any amounts transferred from the Pre-Funding Accounts to REMIC I shall be allocated in the following order: (i) first, to the Class IV-J1 and Class IV-J2
Interests so that after such distributions have been made on each Distribution
Date (a) the principal balance of the Class IV-J1 Interest is equal to .01% of the sum of (1) the Pool Stated Principal Balance relating to Group I and (2) the
Group I Initial Pre-Funded Amount and (b) the principal balance of the Class
IV-J2 Interest is equal to .01% of the sum of (1) the Pool Stated Principal
Balance relating to Group II and (2) the Group II Initial Pre-Funded Amount and
(ii) second, to the Class IV-XX Interest until such Class is paid in full or eliminated by such losses.

          The REMIC V Regular Interests and the Class R-V Interest shall have the following tier interest rate, initial tier principal amount, corresponding classes, and latest possible maturity date as set forth in the table below.



                  TIER
REMIC V CLASS   INTEREST   INITIAL TIER PRINCIPAL                         LATEST POSSIBLE MATURITY
 DESIGNATION      RATE            AMOUNT            CORRESPONDING CLASS             DATE
-------------   --------   ----------------------   -------------------   ------------------------

Class A-1          (1)          $212,182,000           Class A-1(10)          December 26, 2035
Class A-2          (2)          $245,500,000           Class A-2(10)          December 26, 2035


                                       27



                  TIER
REMIC V CLASS   INTEREST   INITIAL TIER PRINCIPAL                         LATEST POSSIBLE MATURITY
 DESIGNATION      RATE            AMOUNT            CORRESPONDING CLASS             DATE
-------------   --------   ----------------------   -------------------   ------------------------

Class A-3          (2)           $83,000,000           Class A-3(10)          December 26, 2035
Class A-4          (2)           $63,847,000           Class A-4(10)          December 26, 2035
Class M-1          (3)           $29,555,000           Class M-1(10)          December 26, 2035
Class M-2          (3)           $26,484,000           Class M-2(10)          December 26, 2035
Class M-3          (3)           $15,353,000           Class M-3(10)          December 26, 2035
Class M-4          (3)           $14,585,000           Class M-4(10)          December 26, 2035
Class M-5          (3)           $13,050,000           Class M-5(10)          December 26, 2035
Class M-6          (3)           $12,283,000           Class M-6(10)          December 26, 2035
Class B-1          (3)           $10,747,000           Class B-1(10)          December 26, 2035
Class B-2          (3)           $ 9,980,000           Class B-2(10)          December 26, 2035
Class B-3          (3)           $ 5,757,000           Class B-3(10)          December 26, 2035
Class B-4          (3)           $ 7,677,000           Class B-4(10)          December 26, 2035
Class X-1(9)       (4)               (4)                Class X(11)           December 26, 2035
Class X-2(9)       (5)               (6)                Class X(11)           December 26, 2035
Class V-I1         (7)               (7)                 Class I-1            December 25, 2005
Class V-I2         (7)               (7)                 Class I-2            December 25, 2006
Class V-I3         (7)               (7)                 Class I-3            December 25, 2007
Class V-I4         (7)               (7)                 Class I-4            December 25, 2008
Class V-I5         (7)               (7)                 Class I-5            December 25, 2009
Class V-I6         (7)               (7)                 Class I-6            February 25, 2010
Class R-V          (8)               (8)                  Class R


(1)  The Class A-1 Certificates will bear interest during each Interest Accrual
     Period at a per annum variable rate equal to the least of (a) one-month
     LIBOR plus the applicable Pass-Through Margin, (b) Group I REMIC Rate less the Premium Rate or (c) REMIC Adjusted WAC Cap less the Premium Rate.

(2)  These Certificates will bear interest during each Interest Accrual Period at a per annum variable rate equal to the least of (a) one-month LIBOR plus the applicable Pass-Through Margin, (b) Group II REMIC Rate or (c) REMIC
     Adjusted WAC Cap.

                                       28

(3)  These Certificates will bear interest during each Interest Accrual Period at a per annum variable rate equal to the least of (a) one-month LIBOR plus the applicable Pass-Through Margin or (b) REMIC Adjusted WAC Cap.

(4)  The Class X-1 Interest has an initial principal balance of $17,656,090 but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class X-1
     Interest shall have a notional principal balance equal to the sum of (i)
     the Pool Stated Principal Balance and (ii) any amount remaining in the
     Pre-Funding Accounts as of the first day of the related Interest Accrual
     Period. With respect to any Interest Accrual Period, the Class X-1 Interest
     shall bear interest at a rate equal to the excess, if any, of the REMIC
     Premium Adjusted WAC Cap over the product of (i) 2 and (ii) the weighted average interest rates of the REMIC IV Accretion Direction Classes and the
     Class IV-Accrual Interest, where each REMIC IV Accretion Directed Class is subject to a cap equal to the interest rate on its Corresponding REMIC V
     Interest and the Class IV-Accrual Interest is subject to a cap of zero.
     With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class X-1 Interest shall be deferred in an amount equal to any increase in the Subordinated Amount on such
     Distribution Date. Such deferred interest shall not itself bear interest.

(5)  The Class X-2 Interest is entitled to all distributions of interest on the
     Class IV-N Interest.

(6)  The Class X-2 Interest will have a notional principal balance equal to the notional principal balance of the Class IV-N Interest.

(7)  These REMIC V Regular Interests will be interest-only regular interests and will be entitled to receive on each Distribution Date all distribution on its corresponding REMIC IV Regular Interest for such Distribution Date.

(8)  The Class R-V Interest is the sole class of residual interest in REMIC V.
     The Class R-V Interest does not have a principal amount or an interest rate.

(9)  The Class X Certificates will represent two REMIC V Regular Interests, the
     Class X-1 and Class X-2 Interests.

(10) Each of these Certificates will represent not only the ownership of the
     Corresponding Class of REMIC V Regular Interest but also the right to receive payments from the Excess Reserve Fund Account and Swap Account in respect of any Basis Risk Carry Forward Amounts. For federal income tax purposes, the Securities Administrator will treat a Certificateholder's right to receive of Basis Risk Carry Forward Amounts as payments made pursuant to a notional principal contract written by the Class X
     Certificateholders. Each of these Certificates will also represent the obligation to make certain payments on such notional principal contract to the extent that the interest accrued on its Corresponding REMIC V Regular
     Interest is in excess of the related Accrued Certificate Interest.

(11) The Class X Certificates also represent the right to receive payments from the Interest Rate Swap Agreement, the Pre-Funding Reserve Account and
     certain payments from

                                       29

     Holders of the LIBOR Certificates as described in footnote 10 and the obligation to fund certain Basis Risk Carry Forward Amounts.

          Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates.........   All Classes of Certificates other than the
                                   Physical Certificates.

Subordinated Certificates.......   Class M-1, Class M-2, Class M-3, Class M-4,
                                   Class M-5, Class M-6, Class B-1, Class B-2,
                                   Class B-3 and Class B-4 Certificates.

Delay Certificates..............   None.

ERISA-Restricted Certificates...   Class R Certificates, Class P Certificate and
                                   Class X Certificate; any certificate with a
                                   rating below the lowest applicable permitted
                                   rating under the Underwriters' Exemption.

LIBOR Certificates..............   Class A-1, Class A-2, Class A-3, Class A-4
                                   and Subordinated Certificates.

Non-Delay Certificates..........   Class A-1, Class A-2, Class A-3, Class A-4,
                                   Class X and Subordinated Certificates.

Offered Certificates............   All Classes of Certificates other than the
                                   Private Certificates.

Physical Certificates...........   Class P, Class X and Class R Certificates.

Private Certificates............   Class P, Class X and Class R Certificates.

Rating Agencies.................   Moody's, Fitch and Standard & Poor's.

Regular Certificates............   All Classes of Certificates other than the
                                   Class P and Class R Certificates.

Residual Certificates...........   Class R Certificates.

                                       30

                                    ARTICLE I

                                   DEFINITIONS

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          60+ Day Delinquent Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each
Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

          Accepted Servicing Practices: With respect to each Servicer and any
Mortgage Loan, those mortgage servicing practices set forth in Section 3.01.

          Account: Any of the Capitalized Interest Account, the Collection
Accounts, the Distribution Account, any Escrow Account, the Excess Reserve Fund
Account, the Swap Account, the Insurance Payment Account, the Pre-Funding
Accounts or the Pre-Funding Reserve Account. Each Account shall be an Eligible
Account.

          Accredited: Accredited Home Lenders, Inc., a California corporation, and its successors in interest.

          Accredited Assignment Agreement: The Assignment and Recognition
Agreement, dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and Accredited, and each other Assignment and Recognition
Agreement, by and among the Unaffiliated Seller, the Depositor and Accredited in
connection with any Subsequent Transfer of Accredited Mortgage Loans.

          Accredited Mortgage Loan: A Mortgage Loan which was acquired from
Accredited by the Unaffiliated Seller pursuant to the Accredited Purchase
Agreement, and which has been acquired by the Trust Fund.

          Accredited Purchase Agreement: The Mortgage Loan Purchase and
Warranties Agreement, dated as of February 1, 2005, as amended to date, by and between the Unaffiliated Seller and Accredited.

          Accrued Certificate Interest: With respect to any Distribution Date for each Class of Certificates (other than the Class P, Class R and Class X
Certificates), the amount of interest accrued during the related Interest
Accrual Period at the applicable Pass-Through Rate on the related Class
Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act
Shortfalls for such Distribution Date allocated to such Class pursuant to
Section 4.02.

          Addition Notice: A written notice from the Unaffiliated Seller to the
Trustee, the Rating Agencies, the Securities Administrator and the Certificate
Insurer that the Unaffiliated Seller desires to make a Subsequent Transfer.

                                       31

          Adjustable Rate Mortgage Loan: A Mortgage Loan bearing interest at an adjustable rate.

          Adjusted Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

          Adjusted Net Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Expense Fee Rate.

          Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first
Due Date on which the related Mortgage Rate adjusts as set forth in the related
Mortgage Note and each Due Date thereafter on which the Mortgage Rate adjusts as set forth in the related Mortgage Note.

          Advances: Collectively, the P&I Advances and Servicing Advances.

          Advance Facility: As defined in Section 3.27.

          Advance Facility Trustee: As defined in Section 3.27.

          Advance Reimbursement Amount: As defined in Section 3.27.

          Advancing Person: As defined in Section 3.27.

          Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

          Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

          Allstate: Allstate Home Loans, Inc., a California corporation.

          Allstate Assignment Agreement: The Assignment and Recognition
Agreement, dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and Allstate, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and Allstate in connection with any Subsequent Transfer of Allstate Mortgage Loans.

          Allstate Mortgage Loan: A Mortgage Loan which was acquired from
Allstate by the Unaffiliated Seller pursuant to the Allstate Purchase Agreement, and which has been acquired by the Trust Fund.

          Allstate Purchase Agreement: The Mortgage Loan Purchase and Warranties
Agreement, dated as of September 1, 2004, as amended to date, by and between the
Unaffiliated Seller and Allstate.

                                       32

          Amount Held for Future Distribution: As to the Certificates on any
Distribution Date, the aggregate amount held in each Collection Account at the close of business on the related Determination Date on account of (i) Principal
Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

          Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the
LIBOR Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such
Distribution Date.

          Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the
Mortgaged Property.

          Assignment and Recognition Agreement: The Accredited Assignment
Agreement, the Allstate Assignment Agreement, the Chapel Mortgage Assignment
Agreement, the Encore Assignment Agreement, the First Bank Assignment Agreement,
the First Horizon Assignment Agreement, the First NLC Assignment Agreement, the
FlexPoint Assignment Agreement, the Homeowners Assignment Agreement, the Impac
Assignment Agreement, the Lenders Direct Assignment Agreement, the Lime
Financial Assignment Agreement, the Master Financial Assignment Agreement, the
NC Capital Assignment Agreement, the Platinum Assignment Agreement, the ResMae
Assignment Agreement or the Rose Assignment Agreement, as applicable.

          Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

          Available Funds: With respect to any Distribution Date and the
Mortgage Loans, to the extent received by the Securities Administrator (x) the sum of (i) the aggregate amount of Scheduled Payments on the Mortgage Loans due on the related Due Date (net of the related Expense Fees) and received by the
Servicers on or prior to the related Determination Date, together with any P&I
Advance in respect thereof, (ii) certain unscheduled payments in respect of the
Mortgage Loans received by the Servicers during the related Prepayment Period and remitted to the Master Servicer, including all partial or full prepayments,
Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds (excluding
Prepayment Charges), (iii) Compensating Interest payments from the Servicers to the Master Servicer in respect of Prepayment Interest Shortfalls for that
Distribution Date, (iv) for any Distribution Date on or prior to November 25,
2005, any funds required to be paid from the Capitalized Interest Account to make up for any interest shortfalls on the Initial Mortgage Loans, (v)
immediately following the end of the Pre-Funding Period, all amounts, if any, on deposit in the Pre-Funding Accounts, (vi) the proceeds from repurchases of
Mortgage Loans, and any Substitution Adjustment Amounts received in connection with respect to the substitutions of Mortgage Loans that occur during the month in which such Distribution Date occurs at the Repurchase Price and (vii) all proceeds received with respect to the termination of the Trust Fund pursuant to
Section 9.01(a)

                                       33

hereof, reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts, in each case, as to which the Master Servicer, the Securities Administrator, the Servicers, the Depositor,
the Custodian or the Trustee are entitled to be paid or reimbursed pursuant to the Agreement.

          Average Net Proceeds: As defined in Exhibit M hereto.

          Balloon Loan: Any Mortgage Loan that requires only payments of interest until the stated maturity date of the Mortgage Loan or Scheduled
Payments of principal which (not including the payment due on its stated
maturity date) are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the
Mortgage Loan.

          Basic Principal Distribution Amount: With respect to any Distribution
Date, the excess of (i) the aggregate Principal Remittance Amount for such
Distribution Date over (ii) the Excess Subordinated Amount, if any, for such
Distribution Date.

          Basis Risk Carry Forward Amount: With respect to each Class of LIBOR
Certificates, as of any Distribution Date, the sum of (A) if on such
Distribution Date the Pass-Through Rate for any Class of LIBOR Certificates is
based upon the WAC Cap, the Group I Loan Cap or the Group II Loan Cap, as
applicable, the excess of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of LIBOR and the applicable Pass-Through Margin on such Class of Certificates for such Distribution Date, over (ii) the amount of interest payable on such Class of Certificates calculated at the WAC Cap, the
Group I Loan Cap or the Group II Loan Cap, as applicable, for such Distribution
Date and (B) the Basis Risk Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the sum of LIBOR and the applicable Pass-Through
Margin for such Class of Certificates for such Distribution Date. For federal income tax purposes, with respect to each Class of LIBOR Certificates, as of any
Distribution Date, the sum of (A) if on such Distribution Date, the interest rate for any Corresponding REMIC V Regular Interest is based upon the REMIC
Adjusted WAC Cap, the Group I REMIC Rate or the Group II REMIC Rate, as
applicable, the excess of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of LIBOR and the applicable Pass-Through Margin on such Class of Certificates for such Distribution Date, over (ii) the amount of interest payable on such REMIC V Regular Interest calculated at the REMIC
Adjusted WAC Cap, the Group I REMIC Rate or the Group II REMIC Rate, as
applicable, for such Distribution Date and (B) the Basis Risk Carry Forward
Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the sum of
LIBOR and the applicable Pass-Through Margin for such Class of Certificates for such Distribution Date.

          Basis Risk Payment: For any Distribution Date, a payment in an amount equal to any Basis Risk Carry Forward Amount; provided, however, that with respect to any Distribution Date, the payment cannot exceed the amounts otherwise available for distribution on the Class X Certificates.

                                       34

          Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

          Book-Entry Certificates: As specified in the Preliminary Statement.

          Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of
California, New York, Utah, New Jersey and Florida, (b) the applicable states in which the Servicers' servicing operations are located, (c) the State in which the Securities Administrator's or Master Servicer's operations are located or
(d) the State in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

          Capitalized Interest Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(e) in the name of the Securities Administrator for the benefit of the LIBOR
Certificateholders and designated "JPMorgan Chase Bank, N.A., in trust for registered holders of IXIS Real Estate Capital Trust 2005-HE3, Mortgage
Pass-Through Certificates, Series 2005-HE3".

          Capitalized Interest Requirement: With respect to the Distribution
Dates occurring in September 2005, October 2005 and November 2005, the excess, if any, of (x) the Accrued Certificate Interests for all classes of the LIBOR
Certificates for such Distribution Date over (y) all scheduled installments of interest (net of the related Expense Fees) due on the Mortgage Loans in the related Due Period. In no event will the Capitalized Interest Requirement be less than zero.

          Certificate: Any one of the Certificates executed by the Securities
Administrator in substantially the forms attached hereto as exhibits.

          Certificate Balance: With respect to any Class of Certificates, other than the Class X and Class R Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any
Certificates, reduced by any Applied Realized Loss Amounts allocated to such
Class of Certificates pursuant to Section 4.05; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of
Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent
Recovery distributed on such Distribution Date (up to the amount of Unpaid
Realized Loss Amounts for such Class or Classes for such Distribution Date);
provided, that the Certificate Balance of any Class of Certificates that had previously been reduced to zero shall not be increased as a result of any
Subsequent Recoveries. The Class X and Class R Certificates have no Certificate
Balance.

          Certificate Owner: With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Book-Entry Certificate.

          Certificate Register: The register maintained pursuant to Section
5.02.

                                       35

          Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be
Outstanding for the purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the
Depositor in determining which Certificates are registered in the name of an
Affiliate of the Depositor.

          Certification: As defined in Section 8.12(b).

          Chapel Mortgage: Chapel Mortgage Corporation, a New Jersey
corporation, and its successors in interest.

          Chapel Mortgage Assignment Agreement: The Assignment and Recognition
Agreement, dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and Chapel Mortgage, and each other Assignment and Recognition
Agreement by and among the Unaffiliated Seller, the Depositor and Chapel
Mortgage in connection with any Subsequent Transfer of Chapel Mortgage Loans.

          Chapel Mortgage Loan: A Mortgage Loan which was acquired from Chapel
Mortgage by the Unaffiliated Seller pursuant to the Chapel Mortgage Purchase
Agreement, and which has been acquired by the Trust Fund.

          Chapel Mortgage Purchase Agreement: The Mortgage Loan Purchase and
Warranties Agreement, dated as of June 4, 2002, as amended to date, by and between the Unaffiliated Seller and Chapel Mortgage.

          Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

          Class A Certificates: The Class A-1, Class A-2, Class A-3 and Class
A-4 Certificates.

          Class A Principal Allocation Percentage: With respect to any
Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 Certificates the numerator of which is
(x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage
Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date and (ii) in the case of the Class A Sequential
Certificates, the numerator of which is (x) the portion of the Principal
Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

                                       36

          Class A Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (x) the aggregate Class
Certificate Balances of the Class A Certificates immediately prior to such
Distribution Date over (y) the lesser of (A) 57.50% of the Current Maximum
Amount and (B) the excess, if any, of the Current Maximum Amount over
$3,838,280.

          Class A Sequential Certificates: Collectively, the Class A-2
Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

          Class A-1 Certificates: All Certificates bearing the class designation of "Class A-1."

          Class A-1 Certificate Insurer: Financial Security Assurance Inc., a
financial guaranty insurance company organized and created under the laws of the
State of New York, and any successors thereto.

          Class A-1 Certificate Insurer Default: The existence and continuance of any of the following:

          (a) the Class A-1 Certificate Insurer shall have failed to make a required payment when due under the Certificate Insurance Policy;

          (b) the Class A-1 Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United
States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the
United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of
Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Class A-1 Certificate Insurer or for all or any
material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Class A-1 Certificate Insurer or of all or any material portion of its property.

          Class A-1 Certificate Insurance Policy: The Financial Guaranty
Insurance Policy No. 51670-N and all endorsements thereto dated the Closing
Date, issued by the Class A-1 Certificate Insurer for the benefit of the Class
A-1 Certificateholders.

          Class A-1 Deficiency: With respect to any Distribution Date and the
Class A-1 Certificates, an amount equal to the sum of:

          (i) the Class A-1 Interest Deficit Amount; plus

                                       37

          (ii) the Class A-1 Principal Parity Amount, if any, for such
     Distribution Date; and

          (iii) the Class Certificate Balance of the Class A-1 Certificates to
     the extent unpaid on the Final Scheduled Distribution Date (after giving effect to any Class A-1 Principal Parity Amounts paid by the Class A-1
     Certificate Insurer prior to such date) or, if earlier, the date on which the final distribution is made to the Class A-1 Certificateholders pursuant to Article IX, in each case after giving effect to all distributions made on such date from sources other than the Certificate Insurance Policy for the Class A-1 Certificates.

          Class A-1 Interest Deficit Amount: With respect to any Distribution
Date and the Class A-1 Certificates, the product of (i) the Interest Deficit
Amount and (ii) a fraction, the numerator of which is the outstanding Class
Certificate Balance of the Class A-1 Certificates on such Distribution Date, and the denominator of which is the aggregate outstanding Class Certificate Balances of all Class A Certificates on such Distribution Date, in each case, without taking into account any reduction of principal on such Certificates on such
Distribution Date.

          Class A-1 Principal Parity Amount: With respect to any Distribution
Date, the product of (i) the Principal Parity Deficit and (ii) a fraction, the numerator of which is the initial Class Certificate Balance of the Class A-1
Certificates, and the denominator of which is the initial aggregate Class
Certificate Balances of all Class A Certificates.

          Class A-2 Certificates: All Certificates bearing the class designation of "Class A-2."

          Class A-3 Certificates: All Certificates bearing the class designation of "Class A-3."

          Class A-4 Certificates: All Certificates bearing the class designation of "Class A-4."

          Class B Certificates: The Class B-1, Class B-2, Class B-3 and Class
B-4 Certificates.

          Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1."

          Class B-1 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class
Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution
Amount on such Distribution Date), (E) the Class Certificate Balance of the
Class

                                       38

M-4 Certificates (after taking into account the distribution of the Class M-4
Principal Distribution Amount on such Distribution Date), (F) the Class
Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution
Amount on such Distribution Date), and (H) the Class Certificate Balance of the
Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 89.30% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over $3,838,280.

          Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2".

          Class B-2 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class
Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution
Amount on such Distribution Date), (E) the Class Certificate Balance of the
Class M-4 Certificates (after taking into account the distribution of the Class
M-4 Principal Distribution Amount on such Distribution Date), (F) the Class
Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution
Amount on such Distribution Date), (H) the Class Certificate Balance of the
Class B-1 Certificates (after taking into account the distribution of the Class
B-1 Principal Distribution Amount on such Distribution Date), and (I) the Class
Certificate Balance of the Class B-2 Certificates immediately prior to such
Distribution Date over (ii) the lesser of (A) 91.90% of the Current Maximum
Amount and (B) the excess, if any, of the Current Maximum Amount over
$3,838,280.

          Class B-3 Certificates: All Certificates bearing the class designation of "Class B-3".

          Class B-3 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class
Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal

                                       39

Distribution Amount on such Distribution Date), (E) the Class Certificate
Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution
Amount on such Distribution Date), (G) the Class Certificate Balance of the
Class M-6 Certificates (after taking into account the distribution of the Class
M-6 Principal Distribution Amount on such Distribution Date), (H) the Class
Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution
Date), (I) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution
Amount on such Distribution Date), and (J) the Class Certificate Balance of the
Class B-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 93.40% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over $3,838,280.

          Class B-4 Certificates: All Certificates bearing the class designation of "Class B-4".

          Class B-4 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class
Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution
Amount on such Distribution Date), (E) the Class Certificate Balance of the
Class M-4 Certificates (after taking into account the distribution of the Class
M-4 Principal Distribution Amount on such Distribution Date), (F) the Class
Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution
Amount on such Distribution Date), (H) the Class Certificate Balance of the
Class B-1 Certificates (after taking into account the distribution of the Class
B-1 Principal Distribution Amount on such Distribution Date), (I) the Class
Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution
Date), (J) the Class Certificate Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution
Amount on such Distribution Date), and (K) the Class Certificate Balance of the
Class B-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 95.40% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over $3,838,280.

          Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all
Certificates of such Class as of such date.

                                       40

          Class I Interests: As described in the Preliminary Statement.

          Class M Certificates: The Class M-1, Class M-2, Class M-3, Class M-4,
Class M-5 and Class M-6 Certificates.

          Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1".

          Class M-1 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class Certificate Balance of the Class M-1
Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 65.20% of the Current Maximum Amount and (B) the excess, if any, of the
Current Maximum Amount over $3,838,280.

          Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2."

          Class M-2 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date) and (C) the Class
Certificate Balance of the Class M-2 Certificates immediately prior to such
Distribution Date over (ii) the lesser of (A) 72.10% of the Current Maximum
Amount and (B) the excess, if any, of the Current Maximum Amount over
$3,838,280.

          Class M-3 Certificates: All Certificates bearing the class designation of "Class M-3".

          Class M-3 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class
Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), and (D) the Class Certificate Balance of the Class M-3 Certificates
immediately prior to such Distribution Date over (ii) the lesser of (A) 76.10%
of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum
Amount over $3,838,280.

          Class M-4 Certificates: All Certificates bearing the class designation of "Class M-4".

                                       41

          Class M-4 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balances of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class
Certificate Balances of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such
Distribution Date), (D) the Class Certificate Balances of the Class M-3
Certificates (after taking into account the distribution of the Class M-3
Principal Distribution Amount on such Distribution Date) and (E) the Class
Certificate Balances of the Class M-4 Certificates immediately prior to such
Distribution Date over (ii) the lesser of (A) 79.90% of the Current Maximum
Amount and (B) the excess, if any, of the Current Maximum Amount over
$3,838,280.

          Class M-5 Certificates: All Certificates bearing the class designation of "Class M-5".

          Class M-5 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) aggregate
Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such
Distribution Date), (B) the Certificate Principal Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Certificate
Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (D) the Certificate Principal Balance of the Class M-3 Certificates
(after taking into account the distribution of the Class M-3 Principal
Distribution Amount on such Distribution Date), (E) the Certificate Principal
Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date) and (F) the Certificate Principal Balance of the Class M-5 Certificates
immediately prior to such Distribution Date over (i) the lesser of (A) 83.30% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum
Amount over $3,838,280.

          Class M-6 Certificates: All Certificates bearing the class designation of "Class M-6".

          Class M-6 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class
Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution
Amount on such Distribution Date), (E) the Class Certificate Balance of the
Class M-4 Certificates (after taking into account the distribution of the Class
M-4 Principal

                                       42

Distribution Amount on such Distribution Date), (F) the Class Certificate
Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) and (G) the Class Certificate Balance of the Class M-6 Certificates
immediately prior to such Distribution Date over (ii) the lesser of (A) 86.50%
of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum
Amount over $3,838,280.

          Class P Certificates: All Certificates bearing the class designation of "Class P".

          Class R Certificates: All Certificates bearing the class designation of "Class R".

          Class X Certificates: All Certificates bearing the class designation of "Class X".

          Class X Distributable Amount: On any Distribution Date, the sum of (i)
as a distribution in respect of interest, the amount of interest that has accrued on the Class X Regular Interests and not applied as an Extra Principal
Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus, without duplication, (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Regular Interest which is distributable as a
Subordination Reduction Amount, less (iii) any amounts paid as a Basis Risk
Payment.

          Class X Regular Interest: The REMIC V Regular Interests represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

          Closing Date: August 30, 2005.

          Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

          Collection Accounts: As defined in Section 3.10(a).

          Compensating Interest: For any Distribution Date, the lesser of (a)
the amount by which the Prepayment Interest Shortfall, if any, for such
Distribution Date exceeds all Prepayment Interest Excesses for such Distribution
Date, with respect to voluntary Principal Prepayments in Full (excluding any payments made upon liquidation of the Mortgage Loan) and (b) the Servicing Fee payable to the Servicers for such Distribution Date.

          Condemnation Proceeds: All awards of settlements in respect of a
Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

          Corporate Trust Office: The designated office in the State of
California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana,
California 92705, Attn: Trust Administration IX0503, facsimile no. (714)247-6470 and which is the address to which notices to and correspondence with the Trustee should be directed.

                                       43

          Corresponding Class: As described in the Preliminary Statement.

          Corresponding Distribution Date:

---------------------------------------------------------------------------
                                     Corresponding Distribution Date is the
    REMIC III Regular Interest           Distribution Date occurring in:
---------------------------------------------------------------------------
Class III-C1a-c, Class III-D1a-c                 September 2005
---------------------------------------------------------------------------
Class III-C2a-c, Class III-D2a-c                  October 2005
---------------------------------------------------------------------------
Class III-C3a-c, Class III-D3a-c                 November 2005
---------------------------------------------------------------------------
Class III-C4a-c, Class III-D4a-c                 December 2005
---------------------------------------------------------------------------
Class III-C5a-c, Class III-D5a-c                  January 2006
---------------------------------------------------------------------------
Class III-C6a-c, Class III-D6a-c                 February 2006
---------------------------------------------------------------------------
Class III-C7a-c, Class III-D7a-c                   March 2006
---------------------------------------------------------------------------
Class III-C8a-c, Class III-D8a-c                   April 2006
---------------------------------------------------------------------------
Class III-C9a-c, Class III-D9a-c                    May 2006
---------------------------------------------------------------------------
Class III-C10a-c, Class III-D10a-c                 June 2006
---------------------------------------------------------------------------
Class III-C11a-c, Class III-D11a-c                 July 2006
---------------------------------------------------------------------------
Class III-C12a-c, Class III-D12a-c                August 2006
---------------------------------------------------------------------------
Class III-C13a-c, Class III-D13a-c               September 2006
---------------------------------------------------------------------------
Class III-C14a-c, Class III-D14a-c                October 2006
---------------------------------------------------------------------------
Class III-C15a-c, Class III-D15a-c               November 2006
---------------------------------------------------------------------------
Class III-C16a-c, Class III-D16a-c               December 2006
---------------------------------------------------------------------------
Class III-C17a-c, Class III-D17a-c                January 2007
---------------------------------------------------------------------------
Class III-C18a-c, Class III-D18a-c               February 2007
---------------------------------------------------------------------------
Class III-C19a-c, Class III-D19a-c                 March 2007
---------------------------------------------------------------------------
Class III-C20a-c, Class III-D20a-c                 April 2007
---------------------------------------------------------------------------

                                       44

---------------------------------------------------------------------------
Class III-C21a-c, Class III-D21a-c                  May 2007
---------------------------------------------------------------------------
Class III-C22a-c, Class III-D22a-c                 June 2007
---------------------------------------------------------------------------
Class III-C23a-c, Class III-D23a-c                 July 2007
---------------------------------------------------------------------------
Class III-C24a-c, Class III-D24a-c                August 2007
---------------------------------------------------------------------------
Class III-C25a-c, Class III-D25a-c               September 2007
---------------------------------------------------------------------------
Class III-C26a-c, Class III-D26a-c                October 2007
---------------------------------------------------------------------------
Class III-C27a-c, Class III-D27a-c               November 2007
---------------------------------------------------------------------------
Class III-C28a-c, Class III-D28a-c               December 2007
---------------------------------------------------------------------------
Class III-C29a-c, Class III-D29a-c                January 2008
---------------------------------------------------------------------------
Class III-C30a-c, Class III-D30a-c               February 2008
---------------------------------------------------------------------------
Class III-C31a-c, Class III-D31a-c                 March 2008
---------------------------------------------------------------------------
Class III-C32a-c, Class III-D32a-c                 April 2008
---------------------------------------------------------------------------
Class III-C33a-c, Class III-D33a-c                  May 2008
---------------------------------------------------------------------------
Class III-C34a-c, Class III-D34a-c                 June 2008
---------------------------------------------------------------------------
Class III-C35a-c, Class III-D35a-c                 July 2008
---------------------------------------------------------------------------
Class III-C36a-c, Class III-D36a-c                August 2008
---------------------------------------------------------------------------
Class III-C37a-c, Class III-D37a-c               September 2008
---------------------------------------------------------------------------
Class III-C38a-c, Class III-D38a-c                October 2008
---------------------------------------------------------------------------
Class III-C39a-c, Class III-D39a-c               November 2008
---------------------------------------------------------------------------
Class III-C40a-c, Class III-D40a-c               December 2008
---------------------------------------------------------------------------
Class III-C41a-c, Class III-D41a-c                January 2009
---------------------------------------------------------------------------
Class III-C42a-c, Class III-D42a-c               February 2009
---------------------------------------------------------------------------
Class III-C43a-c, Class III-D43a-c                 March 2009
---------------------------------------------------------------------------
Class III-C44a-c, Class III-D44a-c                 April 2009
---------------------------------------------------------------------------

                                       45

---------------------------------------------------------------------------
Class III-C45a-c, Class III-D45a-c                  May 2009
---------------------------------------------------------------------------
Class III-C46a-c, Class III-D46a-c                 June 2009
---------------------------------------------------------------------------
Class III-C47a-c, Class III-D47a-c                 July 2009
---------------------------------------------------------------------------
Class III-C48a-c, Class III-D48a-c                August 2009
---------------------------------------------------------------------------
Class III-C49a-c, Class III-D49a-c               September 2009
---------------------------------------------------------------------------
Class III-C50a-c, Class III-D50a-c                October 2009
---------------------------------------------------------------------------
Class III-C51a-c, Class III-D51a-c               November 2009
---------------------------------------------------------------------------
Class III-C52a-c, Class III-D52a-c               December 2009
---------------------------------------------------------------------------
Class III-C53a-c, Class III-D53a-c                January 2010
---------------------------------------------------------------------------

          Corresponding REMIC V Interest: As described in the Preliminary
Statement.

          Countrywide: Countrywide Home Loans Servicing LP, a Texas limited partnership.

          Covered Loan: A Mortgage Loan categorized as Covered pursuant to
Appendix E of Standard and Poor's Glossary.

          Cumulative Loss Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which the Distribution Date occurs less any amounts received with respect to Realized Losses on the related Mortgage
Loans subsequent to the Final Recovery Determination being made with respect to such Mortgage Loans and the denominator of which is the Cut-off Date Pool
Principal Balance of the Mortgage Loans.

          Cumulative Loss Trigger Event: With respect to any Distribution Date, a Cumulative Loss Trigger Event exists if the quotient (expressed as a percentage) of the aggregate amount of Realized Losses incurred since the related Cut-off Date through the last day of the related Prepayment Period divided by the Maximum Pool Principal Balance exceeds the applicable cumulative loss percentage as follows with respect to such Distribution Date:

DISTRIBUTION DATE OCCURRING IN   CUMULATIVE LOSS PERCENTAGE
------------------------------   -----------------------------------------------
September 2007 through August    1.500% for the first month, plus an additional
2008                             1/12th of 1.750% for each month thereafter
                                 (e.g., 2.375% in March 2008)

September 2008 through August    3.250% for the first month, plus an additional
2009                             1/12th of 1.750% for each month thereafter
                                 (e.g., 4.125% in March  2009)

                                       46

DISTRIBUTION DATE OCCURRING IN   CUMULATIVE LOSS PERCENTAGE
------------------------------   -----------------------------------------------
September 2009 through August    5.000% for the first month, plus an additional
2010                             1/12th of 1.500% for each month thereafter
                                 (e.g., 5.750% in March 2010)

September 2010 through August    6.500% for the first month, plus an additional
2011                             1/12th of 1.000% for each month thereafter
                                 (e.g., 7.000% in March 2011)

September 2011 and thereafter    7.500%

          Current Maximum Amount: With respect to any date of determination, the sum of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans
in the Trust at such time, and (ii) with respect to each date of determination prior to the Distribution Date on or prior to November 25, 2005, the Pre-Funding
Amount immediately prior to such Distribution Date, net of investment earnings on deposit therein.

          Custodian: Deutsche Bank National Trust Company, a national banking association, and its successors in interest.

          Custodial File: With respect to each Mortgage Loan, the file retained by the Custodian consisting of items (i) - (viii) of Section 2.01(b).

          Cut-off Date: With respect to the Initial Mortgage Loans, August 1,
2005, and with respect to each Subsequent Mortgage Loan, the related Subsequent
Cut-off Date.

          Cut-off Date Pool Principal Balance: The aggregate Stated Principal
Balances of all Mortgage Loans as of the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

          Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated
Principal Balance thereof as of the close of business on the Cut-off Date.

          Data Tape Information: The information provided by the Unaffiliated
Seller as of August 1, 2005 to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the Mortgagor's name; (2) as to each Mortgage Loan, the Scheduled Principal Balance as of the Cut-off Date;
(3) the Mortgage Rate Cap; (4) the Index; (5) a code indicating whether the
Mortgaged Property is owner-occupied; (6) the type of Mortgaged Property; (7)
the first date on which the Scheduled Payment was due on the Mortgage Loan and,
if such date is not consistent with the Due Date currently in effect, such Due
Date; (8) the "paid through date" based on payments received from the related
Mortgagor; (9) the original principal amount of the Mortgage Loan; (10) with respect to Adjustable Rate Mortgage Loans, the Maximum Mortgage Rate; (11) the
type of Mortgage Loan (i.e., Fixed Rate Mortgage Loan, Adjustable Rate Mortgage
Loan, First Lien Mortgage Loan or Second Lien Mortgage Loan); (12) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (13) a code indicating the documentation style
(i.e., full, asset verification, income verification and no documentation); (14)
the credit risk score (FICO score); (15) the loan credit grade classification
(as described in the Underwriting Guidelines); (16) with respect to

                                       47

each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate; (17) the Mortgage
Rate at origination; (18) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date; (19) the value of the Mortgaged Property; (20) a code indicating the type and term of
Prepayment Charges applicable to such Mortgage Loan, if any; and (21) with respect to each Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap.
With respect to the Mortgage Loans in the aggregate, the Data Tape Information shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the
Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

          Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States
Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient
Valuation or any reduction that results in a permanent forgiveness of principal.

          Defaulted Swap Termination Payment: Any termination payment required to be made by the Trust to the Swap Provider pursuant to the Interest Rate Swap
Agreement as a result of: either (i) an event of default under the Interest Rate
Swap Agreement with respect to which the Swap Provider is the defaulting party or (ii) a termination event under that agreement (other than illegality, a tax event or a tax event upon merger of the Swap Provider) with respect to which the
Swap Provider is the sole affected party.

          Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then- outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy
Code.

          Definitive Certificates: Any Certificate evidenced by a Physical
Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

          Delay Certificates: As specified in the Preliminary Statement.

          Deleted Mortgage Loan: A Mortgage Loan that is repurchased by the
Unaffiliated Seller or the related Originator, as applicable, or replaced with a
Substitute Mortgage Loan in accordance with the terms hereof and the related
Mortgage Loan Purchase Agreement.

          Delinquency Trigger Event: With respect to a Distribution Date after the Stepdown Date, the event that is in effect if the quotient (expressed as a percentage) of (x) the three-month rolling daily average of the aggregate Stated
Principal Balance of 60+ Day Delinquent Loans as of the last day of the related
Due Period, over (y) the Current Maximum Amount of the Mortgage Loans as of the
last day of the related Due Period exceeds 38.00% of the prior period's Senior
Enhancement Percentage.

          Delinquent: A mortgage loan is "Delinquent" if any Scheduled Payment due on a due date is not made by the close of business on the next scheduled due date for that mortgage

                                       48

loan (including all Mortgage Loans in foreclosure, Mortgage Loans in respect of
REO Properties and Mortgage Loans for which the related Mortgagor has declared bankruptcy). A mortgage loan is "30 days Delinquent" if the Scheduled Payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which that Scheduled Payment was due or, if there was no corresponding date (e.g., as when a 30-day month follows a
31-day month in which the payment was due on the 31st day of that month), then on the last day of that immediately preceding month; and similarly for "60 days
Delinquent" and "90 days Delinquent," etc.

          Delivery Date: With respect to the Initial Mortgage Loans, the Closing
Date; with respect to any Subsequent Mortgage Loans, the related Subsequent
Transfer Date therefor.

          Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

          Depositor: Morgan Stanley ABS Capital I Inc., a Delaware corporation, and its successors in interest.

          Depository: The initial Depository shall be The Depository Trust
Company, the nominee of which is CEDE & Co., as the registered Holder of the
Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of
the State of New York.

          Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          Determination Date: With respect to each Servicer Remittance Date, the
15th of each month, or if the 15th is not a Business Day, the immediately preceding Business Day.

          Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(d) in the name of the Securities Administrator for the benefit of the Certificateholders and designated "JPMorgan Chase Bank, N.A., in trust for registered holders of
IXIS Real Estate Capital Trust 2005-HE3, Mortgage Pass-Through Certificates,
Series 2005-HE3". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

          Distribution Date: The 25th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing in September
2005.

          Document Certification and Exception Report: The report attached to
Exhibit F hereto.

          Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

                                       49

          Due Period: With respect to each Distribution Date, the period commencing on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

          Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the commercial paper, short-term debt obligations, demand deposits or other short-term deposits of which are rated in one of the two highest rating categories by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to each Rating Agency, the
Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity, (iv) an account otherwise acceptable to each Rating Agency or (v) an account maintained with a "qualified depository" (as such term is defined in the related Servicing Agreement). Eligible Accounts may bear interest.

          Eligible Institution: A federal or state chartered depository institution or trust company, which (x) with respect to any Eligible Account, the amounts on deposit in which will be held for less than 30 days, the commercial paper, short-term debt obligations, or other short-term deposits of which are rated at least "F1" by Fitch, "P-1" by Moody's, and either "A-1+" or
"A-1", if the amounts on deposit represent less than 20% of the initial par value of the securities, are not intended to be used as credit enhancement and are to be held for less than 30 days, by Standard & Poor's (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicers and the Securities Administrator) or (y) with respect to any
Eligible Account, the amounts on deposit in which will be held for no more than
365 days, the long-term unsecured debt obligations of which are rated at least
"A" by Fitch, "A" by Standard & Poor's and "A2" by Moody's (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicers and the Securities Administrator).

          Encore: Encore Credit Corporation, a California corporation, and its successors in interest.

          Encore Assignment Agreement: The Assignment and Recognition Agreement,
dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and Encore, and each other Assignment and Recognition Agreement by and among the
Unaffiliated Seller, the Depositor and Encore in connection with any Subsequent
Transfer of Encore Mortgage Loans.

          Encore Mortgage Loan: A Mortgage Loan which was acquired from Encore by the Unaffiliated Seller pursuant to the Encore Purchase Agreement, and which has been acquired by the Trust Fund.

                                       50

          Encore Purchase Agreement: The Mortgage Loan Purchase and Warranties
Agreement, dated as of December 1, 2002, as amended to date, by and between the
Unaffiliated Seller and Encore.

          ERISA: The Employee Retirement Income Security Act of 1974, as
amended.

          ERISA-Restricted Certificate: As specified in the Preliminary
Statement.

          Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

          Escrow Payments: As defined in Section 3.09(b).

          Event of Default: As defined in Section 7.01.

          Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Sections 3.07(b) and
3.07(c) in the name of the Securities Administrator, on behalf of the
Supplemental Interest Trust, for the benefit of the Holders of the Regular
Certificates and designated "JPMorgan Chase Bank, N.A., in trust for registered holders of IXIS Real Estate Capital Trust 2005-HE3, Mortgage Pass-Through
Certificates, Series 2005-HE3". Funds in the Excess Reserve Fund Account shall be held in trust for the Holders of the Regular Certificates for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve
Fund Account shall not be invested.

          Excess Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount on such Distribution Date over
(b) the Specified Subordinated Amount for such Distribution Date.

          Exchange Act: As defined in Section 8.12(a).

          Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rates and the Securities Administrator and Master
Servicer Fee Rate.

          Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fees and the Securities Administrator and Master Servicer Fee.

          Extra Principal Distribution Amount: As of any Distribution Date, the
lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the Subordination Deficiency for such Distribution Date.

          Fannie Mae: The Federal National Mortgage Association, or any
successor thereto.

          Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae
Servicers' Guide and all amendments or additions thereto.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                                       51

          FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the
Emergency Home Finance Act of 1970, as amended, or any successor thereto.

          Final Certification: A certification submitted by the Custodian in substantially the form of Exhibit G hereto.

          Final Recovery Determination: With respect to any defaulted Mortgage
Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by an Originator as contemplated by the Assignment and Recognition Agreements), a determination made by the applicable Servicer that all Insurance Proceeds,
Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The applicable
Servicer shall maintain records, prepared by a Servicing Officer, of each Final
Recovery Determination made thereby.

          Final Scheduled Distribution Date: The Final Scheduled Distribution
Date for each Class of Certificates is the Distribution Date in each of the following months:

                                                                FINAL SCHEDULED
                                                               DISTRIBUTION DATE
                                                               -----------------
Class A-1 Certificates......................................   December 26, 2035
Class A-2 Certificates......................................   December 26, 2035
Class A-3 Certificates......................................   December 26, 2035
Class A-4 Certificates......................................   December 26, 2035
Class M-1 Certificates......................................   December 26, 2035
Class M-2 Certificates......................................   December 26, 2035
Class M-3 Certificates......................................   December 26, 2035
Class M-4 Certificates......................................   December 26, 2035
Class M-5 Certificates......................................   December 26, 2035
Class M-6 Certificates......................................   December 26, 2035
Class B-1 Certificates......................................   December 26, 2035
Class B-2 Certificates......................................   December 26, 2035
Class B-3 Certificates......................................   December 26, 2035
Class B-4 Certificates......................................   December 26, 2035
Class X Certificates........................................   December 26, 2035
Class P Certificates........................................   December 26, 2035
Class R Certificates........................................   December 26, 2035

          First Bank: First Bank Mortgage, a Missouri corporation, and its successors in interest.

          First Bank Assignment Agreement: The Assignment and Recognition
Agreement, dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and First Bank, and each other Assignment and Recognition
Agreement by and among the Unaffiliated Seller,

                                       52

the Depositor and First Bank in connection with any Subsequent Transfer of First
Bank Mortgage Loans.

          First Bank Mortgage Loan: A Mortgage Loan which was acquired from
First Bank by the Unaffiliated Seller pursuant to the First Bank Purchase
Agreement, and which has been acquired by the Trust Fund.

          First Bank Purchase Agreement: The Mortgage Loan Purchase and
Warranties Agreement, dated as of April 1, 2003, as amended to date, by and between the Unaffiliated Seller and First Bank.

          First Horizon: First Horizon Home Loan Corp., a Kansas corporation.

          First Horizon Capital Assignment Agreement: The Assignment and
Recognition Agreement, dated as of August 30, 2005, by and among the
Unaffiliated Seller, the Depositor and First Horizon, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and First Horizon in connection with any Subsequent Transfer of First Horizon
Mortgage Loans.

          First Horizon Mortgage Loan: A Mortgage Loan which was acquired from
First Horizon by the Unaffiliated Seller pursuant to the First Horizon Purchase
Agreement, and which has been acquired by the Trust Fund.

          First Horizon Purchase Agreement: The Mortgage Loan Purchase and
Warranties Agreement, dated as of May 1, 2005, as amended to date, by and between the Unaffiliated Seller and First Horizon.

          First Lien Mortgage Loan: A Mortgage Loan secured by a first lien
Mortgage on the related Mortgaged Property.

          First NLC: First NLC Financial Services., a Florida limited liability company.

          First NLC Capital Assignment Agreement: The Assignment and Recognition
Agreement, dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and First NLC, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and First NLC in connection with any Subsequent Transfer of First Bank Mortgage Loans.

          First NLC Mortgage Loan: A Mortgage Loan which was acquired from First
NLC by the Unaffiliated Seller pursuant to the First NLC Purchase Agreement, and which has been acquired by the Trust Fund.

          First NLC Purchase Agreement: The Mortgage Loan Purchase and
Warranties Agreement, dated as of June 1, 2005, as amended to date, by and between the Unaffiliated Seller and First NLC.

          Fitch: Fitch, Inc., and its successors in interest. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 10.05(b) the address for notices to

                                       53

Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004,
Attention: Residential Mortgage Surveillance Group - IXIS Real Estate Capital
Trust 2005-HE3, or such other address as Fitch may hereafter furnish to the
Depositor, the Securities Administrator, the Trustee and the Servicers.

          Fixed Rate Mortgage Loan: A Mortgage Loan bearing interest at a fixed rate.

          FlexPoint: FlexPoint Funding Corp., a California corporation.

          FlexPoint Assignment Agreement: The Assignment and Recognition
Agreement, dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and FlexPoint, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and FlexPoint in connection with any Subsequent Transfer of FlexPoint Mortgage Loans.

          FlexPoint Mortgage Loan: A Mortgage Loan which was acquired from
FlexPoint by the Unaffiliated Seller pursuant to the FlexPoint Purchase
Agreement, and which has been acquired by the Trust Fund.

          FlexPoint Purchase Agreement: The Mortgage Loan Purchase and
Warranties Agreement, dated as of June 1, 2005, as amended to date, by and between the Unaffiliated Seller and FlexPoint.

          Floor Amount: An amount equal to the product of (x) 0.50% and (y) the
Maximum Pool Principal Balance.

          Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

          Group I Allocation Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, (i) the numerator of which is the Group
I Principal Remittance Amount for such Distribution Date, and (ii) the denominator of which is the Principal Remittance Amount for such Distribution
Date.

          Group I Initial Pre-Funded Amount: $48,567,189.

          Group I Interest Remittance Amount: With respect to any Distribution
Date, the portion of the Interest Remittance Amount that was collected or advanced on the Group I Mortgage Loans.

          Group I Loan Cap: The per annum rate equal to the product of (i) the weighted average gross rate of the Group I Mortgage Loans then in effect on the beginning of the related Due Period, less the applicable Expense Fee Rate less the Premium Rate in respect of the Class A-1 Certificates and further reduced by the product of the Group I Allocation Percentage and the Swap Payment and (ii) a
fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such
Distribution Date.

                                       54

          Group I Mortgage Loans: The Mortgage Loans allocated to Group I which primarily support the Class A-1 Certificates, as initially set forth on Schedule
I hereto.

          Group I Pre-Funding Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(f) in the name of the Securities Administrator, on behalf of the Trustee, for the benefit of the Certificateholders, and designated "JPMorgan Chase Bank, in trust for registered holders of IXIS Real Estate Capital Trust 2005-HE3, Mortgage
Pass-Through Certificates, Series 2005-HE3," the funds of which, during the
Pre-Funding Period, shall be applied solely to the purchase of Group I
Subsequent Mortgage Loans.

          Group I Principal Remittance Amount: With respect to any Distribution
Date, that portion of the Principal Remittance Amount for such Distribution Date that was collected or advanced on the Group I Mortgage Loans.

          Group I REMIC III Net WAC: The weighted average of the interest rates on the Class II-C1 through Class II-C53 Interests and the Class II-J1 Interests.

          Group I REMIC IV Net WAC: The weighted average of the interest rates on the Class III-C1a through Class III-C53a, Class III-C1b through Class
III-C53b Interests and the Class III-J1 Interests.

          Group I REMIC Rate: The interest rate on the Class IV-J1 Interest.

          Group I Subsequent Mortgage Loans: The Mortgage Loans hereafter transferred and assigned to the Trust Fund and allocated to Group I pursuant to
Section 2.01(c), each of which shall have been purchased by the Unaffiliated
Seller under a Mortgage Loan Purchase Agreement.

          Group II Allocation Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, (i) the numerator of which is the Group
II Principal Remittance Amount for such Distribution Date and (ii) the denominator of which is the Principal Remittance Amount for such Distribution
Date.

          Group II Initial Pre-Funded Amount: $89,591,973.

          Group II Interest Remittance Amount: With respect to any Distribution
Date, the portion of the Interest Remittance Amount that was collected or advanced on the Group II Mortgage Loans.

          Group II Loan Cap: The per annum rate equal to the product of (i) the weighted average gross rate of the Group II Mortgage Loans then in effect on the beginning of the related Due Period, less the applicable Expense Fee Rate and further reduced by the product of the Group II Allocation Percentage and the
Swap Payment and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date.

                                       55

          Group II Mortgage Loans: The Mortgage Loans allocated to Group II which primarily support the Class A-2, Class A-3 and Class A-4 Certificates, as
initially set forth on Schedule I hereto.

          Group II Pre-Funding Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(f) in the name of the Securities Administrator, on behalf of the Trustee, for the benefit of the Certificateholders, and designated "JPMorgan Chase Bank, in trust for registered holders of IXIS Real Estate Capital Trust 2005-HE3, Mortgage
Pass-Through Certificates, Series 2005-HE3," the funds of which, during the
Pre-Funding Period, shall be applied solely to the purchase of Group II
Subsequent Mortgage Loans.

          Group II Principal Remittance Amount: With respect to any Distribution
Date, that portion of the Principal Remittance Amount for such Distribution Date that was collected or advanced on the Group II Mortgage Loans.

          Group II REMIC III Net WAC: The weighted average of the interest rates on the Class II-D1 through Class II-D53 Interests and the Class II-J2 Interests.

          Group II REMIC IV Net WAC: The weighted average of the interest rates on the Class III-D1a through Class III-D53a, Class III-D1b through Class
III-D53b Interests and the Class III-J2 Interests.

          Group II REMIC Rate: The interest rate on the Class IV-J2 Interest.

          Group II Subsequent Mortgage Loans: The Mortgage Loans hereafter transferred and assigned to the Trust Fund and allocated to Group II pursuant to
Section 2.01(c), each of which shall have been purchased by the Unaffiliated
Seller under a Mortgage Loan Purchase Agreement.

          High Cost Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New
Jersey Home Ownership Security Act of 2002), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage
Loan categorized as High Cost pursuant to Appendix E of Standard & Poor's
Glossary.

          Home Loan: A Mortgage Loan categorized as Home Loan pursuant to
Appendix E of Standard & Poor's Glossary.

          Homeowners: Homeowners Loan Corp., a Delaware corporation, and its successors in interest.

          Homeowners Assignment Agreement: The Assignment and Recognition
Agreement, dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor

                                       56

and Homeowners, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and Homeowners in connection with any
Subsequent Transfer of Homeowners Mortgage Loans.

          Homeowners Mortgage Loan: A Mortgage Loan which was acquired from
Homeowners by the Unaffiliated Seller pursuant to the Homeowners Purchase
Agreement, and which has been acquired by the Trust Fund.

          Homeowners Purchase Agreement: The Mortgage Loan Purchase and
Warranties Agreement, dated as of February 1, 2004, as amended to date, by and between the Unaffiliated Seller and Homeowners.

          I & I Payments: Payments due and owing under the Insurance and
Indemnity Agreement.

          Impac: Impac Funding Corporation, a California corporation, and its successors in interest.

          Impac Assignment Agreement: The Assignment and Recognition Agreement,
dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and Impac, and each other Assignment and Recognition Agreement by and among the
Unaffiliated Seller, the Depositor and Impac in connection with any Subsequent
Transfer of Impac Mortgage Loans.

          Impac Mortgage Loan: A Mortgage Loan which was acquired from Impac by the Unaffiliated Seller pursuant to the Impac Purchase Agreement, and which has been acquired by the Trust Fund.

          Impac Purchase Agreement: The Amended and Restated Mortgage Loan
Purchase and Warranties Agreement, dated as of February 7, 2003, as amended to date, by and between the Unaffiliated Seller and Impac.

          Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

          Initial Cut-off Date: August 1, 2005.

          Initial Mortgage Loans: The Mortgage Loans delivered by the Depositor on the Startup Date.

          Initial Pre-Funded Amount: The sum of the Group I Initial Pre-Funded
Amount and the Group II Initial Pre-Funded Amount.

          Insurance and Indemnity Agreement: The Insurance and Indemnity
Agreement dated as of August 1, 2005 among the Class A-1 Certificate Insurer, the Servicers, the Master Servicer and the Unaffiliated Seller, as such agreement may be amended or supplemented in accordance with the provisions thereof.

                                       57

          Insurance Payment Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 4.05(c) in the name of the Securities Administrator for the benefit of the Class A-1
Certificateholders and Class A-1 Certificate Insurer, and designated "JPMorgan
Chase Bank, N.A., in trust for Financial Security Assurance Inc. and the registered holders of IXIS Real Estate Capital Trust 2005-HE3, Mortgage
Pass-Through Certificates, Series 2005-HE3."

          Insurance Policy: With respect to any Mortgage Loan included in the
Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance
Policies.

          Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

          Insured Payment: With respect to any Distribution Date, the amount of the Class A-1 Deficiency for that Distribution Date.

          Interest Accrual Period: With respect to any Distribution Date, the period beginning with the preceding Distribution Date (or in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date) and ending on the day immediately preceding the current Distribution Date (on an actual/360 day count basis).

          Interest Deficit Amount: With respect to any Distribution Date, the excess of (i) the aggregate Accrued Certificate Interest for all Classes of the
Class A Certificates on such Distribution Date, over (ii) an amount of Available
Funds allocated to pay such aggregate Accrued Certificate Interest pursuant to
Section 4.02(a)(i)(B).

          Interest Rate Swap Agreement: The Interest Rate Swap Agreement dated as of August 30, 2005, between the Supplemental Interest Trust and IXIS
Financial Products Inc.

          Interest Remittance Amount: With respect to any Distribution Date, the sum of (a) the sum, without duplication, of the following amounts received by the Master Servicer from the Servicers on the related Remittance Date:

          (i) all installments of interest due on the Mortgage Loans during the related Prepayment Period and received or advanced by each Servicer on or prior to the related Remittance Date;

          (ii) Compensating Interest paid by each Servicer on such Remittance
Date;

          (iii) the interest component of all Substitution Adjustment Amounts and Repurchase Prices received by each Servicer during the related Prepayment
Period;

          (iv) the interest component of all Condemnation Proceeds, Insurance
Proceeds and Liquidation Proceeds received by each Servicer during the related
Prepayment Period (in each case, net (but not to be reduced below zero) of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); and

                                       58

          (v) the interest component of the proceeds of any termination of the
Trust Fund;

          reduced by the Securities Administrator and Master Servicer Fee and
Servicing Fee for the related Prepayment Period for the related Distribution
Date, together with amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which each Servicer, or the Trustee and Custodian is entitled to be reimbursed pursuant to the
Agreement; and

          (b) the Capitalized Interest Requirement, if any, deposited into the
Distribution Account on such Distribution Date.

          Investment Account: As defined in Section 3.12(a).

          Investor: With respect to each MERS Designated Mortgage Loan, the
Person named on the MERS System as the investor pursuant to the MERS Procedures
Manual.

          Investor-Based Exemption: Prohibited Transaction Class Exemption
84-14, Prohibited Transaction Class Exemption 90-1, Prohibited Transaction Class
Exemption 91-38, PTCE 95-60, Prohibited Transaction Class Exemption 96-23, as
each may be amended from time to time, or any similar prohibited transaction class exemption granted by the U.S. Department of Labor or, with respect to any governmental plan (as defined in Section 3(32) of ERISA), granted pursuant to any federal, state or local law materially similar to Title I of ERISA or
Section 4975 of the Code.

          Late Collections: With respect to any Mortgage Loan and any Due
Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as
Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due
(without regard to any acceleration of payments under the related Mortgage and
Mortgage Note) but delinquent for such Due Period and not previously recovered.

          Late Payment Rate: Has the meaning ascribed thereto in the Insurance and Indemnity Agreement.

          Lenders Direct: Lenders Direct Capital Corporation, a California
corporation, and its successors in interest.

          Lenders Direct Assignment Agreement: The Assignment and Recognition
Agreement, dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and Lenders Direct, and each other Assignment and Recognition
Agreement by and among the Unaffiliated Seller, the Depositor and Lenders Direct
in connection with any Subsequent Transfer of Lenders Mortgage Loans.

          Lenders Direct Mortgage Loan: A Mortgage Loan which was acquired from
Lenders Direct by the Unaffiliated Seller pursuant to the Lenders Direct
Purchase Agreement, and which has been acquired by the Trust Fund.

                                       59

          Lenders Direct Purchase Agreement: The Amended and Restated Mortgage
Loan Purchase and Warranties Agreement, dated as of October 1, 2003, as amended to date, by and between the Unaffiliated Seller and Lenders Direct.

          LIBOR: With respect to any Interest Accrual Period for the LIBOR
Certificates, the rate determined by the Securities Administrator on the related
LIBOR Determination Date on the basis of the offered rate for one-month U.S.
dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m.
(London time) on such date; provided that if such rate does not appear on
Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference
Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Securities Administrator shall be required to request the principal London office of each of the Reference
Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations
(rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, after consultation with the Depositor, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S.
dollar loans to leading European banks.

          LIBOR Certificates: As specified in the Preliminary Statement.

          LIBOR Determination Date: With respect to any Interest Accrual Period
(other than the initial Interest Accrual Period) for the LIBOR Certificates, the
second London Business Day preceding the commencement of such Interest Accrual
Period.

          Lime Financial: Lime Financial Services, Ltd., an Oregon corporation, and its successors in interest.

          Lime Financial Assignment Agreement: The Assignment and Recognition
Agreement, dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and Lime Financial, and each other Assignment and Recognition
Agreement by and among the Unaffiliated Seller, the Depositor and Lime Financial
in connection with any Subsequent Transfer of Lenders Mortgage Loans.

          Lime Financial Mortgage Loan: A Mortgage Loan which was acquired from
Lime Financial by the Unaffiliated Seller pursuant to the Lime Financial
Purchase Agreement, and which has been acquired by the Trust Fund.

          Lime Financial Purchase Agreement: The Mortgage Loan Purchase and
Warranties Agreement, dated as of May 1, 2005, as amended to date, by and between the Unaffiliated Seller and Lime Financial.

          Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the applicable Servicer has certified to the Securities Administrator and the Master
Servicer that it has received all amounts

                                       60

it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

          Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery
Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold or replaced pursuant to or as contemplated by this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery
Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

          Liquidation Proceeds: Cash received in connection with the liquidation of a Liquidated Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

          Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the original outstanding principal amount of the Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination, and
(b) if the Mortgage Loan was made to finance the acquisition of the related
Mortgaged Property, the purchase price of the Mortgaged Property.

          London Business Day: Any day on which dealings in deposits of United
States dollars are transacted in the London interbank market.

          Master Financial: Master Financial, Inc., a California corporation, and its successors in interest.

          Master Financial Assignment Agreement: The Assignment and Recognition
Agreement, dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and Master Financial, and each other Assignment and Recognition
Agreement by and among the Unaffiliated Seller, the Depositor and Master
Financial in connection with any Subsequent Transfer of Master Financial
Mortgage Loans.

          Master Financial Mortgage Loan: A Mortgage Loan which was acquired from Master Financial by the Unaffiliated Seller pursuant to the Master
Financial Purchase Agreement, and which has been acquired by the Trust Fund.

          Master Financial Purchase Agreement: The Mortgage Loan Purchase and
Warranties Agreement, dated as of June 1, 2003, as amended to date, by and between the Unaffiliated Seller and Master Financial.

          Master Servicer: JPMorgan Chase Bank, N.A., a banking association organized under the laws of the United States, and its successors in interest and, if a successor master servicer is appointed hereunder, such successor master servicer.

          Master Servicer Events of Default: As defined in Section 9.04.

                                       61

          Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage
Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the maximum interest rate to which the
Mortgage Rate on such Adjustable Rate Mortgage Loan may be increased during the lifetime of such Adjustable Rate Mortgage Loan.

          Maximum Pool Principal Balance: The aggregate Stated Principal
Balances of all Initial Mortgage Loans as of the Initial Cut-off Date plus the
Initial Pre-Funded Amount.

          MERS: Mortgage Electronic Registration System, Inc.

          MERS Designated Mortgage Loan: Mortgage Loans for which (a) the
Originators have designated or will designate MERS as, and have taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Originators, in accordance with the MERS Procedure Manual and
(b) the Originators have designated or will designate the Trustee as the
Investor on the MERS(R) System.

          MERS Procedures Manual: The MERS Procedures Manual, as it may be
amended, supplemented or otherwise modified from time to time.

          MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

          Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage
Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the minimum interest rate to which the
Mortgage Rate on such Adjustable Rate Mortgage Loan may be decreased during the lifetime of such Adjustable Rate Mortgage Loan.

          Monthly Statement: The statement delivered to the Certificateholders and other parties as specified in and pursuant to Section 4.03(a).

          Moody's: Moody's Investors Service, Inc, and its successors in interest. If Moody's is designated as a Rating Agency in the Preliminary
Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York
10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Trustee, and the
Servicers.

          Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

          Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

          Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Scheduled Payments, Principal
Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds,
REO Disposition proceeds, Prepayment Charges,

                                       62

and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage
Loans. As applicable, "Mortgage Loan" shall be deemed to refer to REO Property.

          Mortgage Loan Purchase Agreement: The Accredited Purchase Agreement,
the Allstate Purchase Agreement, the Chapel Mortgage Purchase Agreement, the
Encore Purchase Agreement, the First Bank Purchase Agreement, the First Horizon
Purchase Agreement, the First NLC Purchase Agreement, the FlexPoint Purchase
Agreement, the Homeowners Purchase Agreement, the Impac Purchase Agreement, the
Lenders Direct Purchase Agreement, the Lime Financial Purchase Agreement, the
Master Financial Purchase Agreement, the NC Capital Purchase Agreement, the
Platinum Purchase Agreement, the ResMae Purchase Agreement or the Rose Purchase
Agreement, as applicable.

          Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as
Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Originator's Mortgage Loan number; (2) the city, state and zip code of the Mortgaged Property; (3) a code indicating whether the
Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, PUD or condominium; (4) the current Mortgage Rate; (5) the current net Mortgage Rate; (6) the current
Scheduled Payment; (7) with respect to each Adjustable Rate Mortgage Loan, the
Gross Margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (11) the Loan-to-Value Ratio; (12) the next Interest
Rate Adjustment Date; (13) with respect to each Adjustable Rate Mortgage Loan, the lifetime mortgage interest rate cap; (14) whether the Mortgage Loan is convertible or not; (15) a code indicating the mortgage guaranty insurance company; (16) the Servicing Fee; (17) the identity of the related Originator of such Mortgage Loan; (18) the Mortgagor's name; (19) the "paid-through" date
(based on payments received from the related Mortgagor) as of the Cut-off Date;
(20) the Servicing Transfer Date; (21) a Code indicating whether the Mortgage
Loan is a Group I Mortgage Loan or Group II Mortgage Loan; (22) the Mortgage
Loan has been 30 days Delinquent since the applicable Servicing Transfer Date;
and (23) whether such Mortgage Loan provides for a Prepayment Charge as well as the term and amount of such Prepayment Charge, if any.

          Mortgage Note: The note or other evidence of the indebtedness of a
Mortgagor under a Mortgage Loan.

          Mortgage Rate: The annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to Adjustable Rate
Mortgage Loans.

          Mortgage Rate Caps: With respect to an Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap, the Maximum Mortgage Rate, and the Minimum
Mortgage Rate for such Mortgage Loan.

          Mortgaged Property: With respect to each Mortgage Loan, the real property (or leasehold estate, if applicable) identified on the Mortgage Loan
Schedule as securing repayment of the debt evidenced by the related Mortgage
Note.

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          Mortgagor: The obligor(s) on a Mortgage Note.

          NC Capital: NC Capital Corporation, a California corporation.

          NC Capital Assignment Agreement: The Assignment and Recognition
Agreement, dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and NC Capital, and each other Assignment and Recognition
Agreement by and among the Unaffiliated Seller, the Depositor and NC Capital in
connection with any Subsequent Transfer of NC Capital Mortgage Loans.

          NC Capital Mortgage Loan: A Mortgage Loan which was acquired from NC
Capital by the Unaffiliated Seller pursuant to the NC Capital Purchase
Agreement, and which has been acquired by the Trust Fund.

          NC Capital Purchase Agreement: The Mortgage Loan Purchase and
Warranties Agreement, dated as of February 1, 2005, as amended to date, by and between the Unaffiliated Seller and NC Capital.

          Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

          Net Prepayment Interest Shortfall: For any Distribution Date, the
amount by which the sum of the Prepayment Interest Shortfalls for such
Distribution Date exceeds the sum of (i) the Compensating Interest payments made with respect to such Distribution Date and (ii) all Prepayment Interest Excesses
for such Distribution Date.

          Net Swap Payment: For any Distribution Date, each payment required to be made to the Swap Provider pursuant to the Swap Agreement.

          Net Swap Receipt: For any Distribution Date, the net payment that the
Swap Provider will owe the Supplemental Interest Trust pursuant to the Swap
Agreement.

          NIM Issuer: Any entity established as the issuer of a series of NIM
Securities.

          NIM Indenture: The Indenture, dated as of [_], 2005, between IXIS Real
Estate Capital Inc. NIM Trust 2005-HE3N, as issuer, and JPMorgan Chase Bank,
N.A., as indenture trustee.

          NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by Standard &
Poor's.

          NIM Trustee: The trustee for any series of NIM Securities.

          Non-Delay Certificates: As specified in the Preliminary Statement.

          Non-Permitted Transferee: A Person other than a Permitted Transferee.

                                       64

          Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the applicable Servicer or the Master Servicer or any successor Master Servicer, will not or, in the case of a proposed P&I
Advance, would not be ultimately recoverable from related late payments,
Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise on such Mortgage Loan or REO Property as provided herein.

          Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the applicable Servicer, or the
Master Servicer or any successor Master Servicer, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds
or otherwise on such Mortgage Loan or REO Property. The determination by the applicable Servicer or the Master Servicer or any successor Master Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing
Advances, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officers' Certificate delivered to the Securities Administrator and the Master Servicer.

          Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

          Novelle: Novelle Financial Services, Inc., a California corporation, and its successors in interest.

          Novelle Assignment Agreement: The Assignment and Recognition
Agreement, dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and Novelle, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and Novelle in connection with any Subsequent Transfer of Novelle Mortgage Loans.

          Novelle Mortgage Loan: A Mortgage Loan which was acquired from Novelle by the Unaffiliated Seller pursuant to the Novelle Purchase Agreement, and which has been acquired by the Trust Fund.

          Novelle Purchase Agreement: The Mortgage Loan Purchase and Warranties
Agreement, dated as of September 27, 2002, as amended to date, by and between the Unaffiliated Seller and Novelle.

          Offered Certificates: As specified in the Preliminary Statement.

          Officer's Certificate: A certificate signed by an officer of each
Servicer with responsibility for the servicing of the Mortgage Loans required to be serviced by such Servicer and listed on a list delivered to the Securities
Administrator pursuant to this Agreement.

          Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for a Servicer or the Subservicer, reasonably acceptable to the Trustee, the Securities Administrator and to the Class A-1 Certificate Insurer; provided that any Opinion of Counsel

                                       65

relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of
Counsel) an opinion of counsel who (i) is in fact independent of the related
Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the related Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the related Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

          Optional Termination Date: means:

          (i) For so long as the Class X Certificates are 100% owned, either directly or indirectly, by the Unaffiliated Seller or any Affiliate thereof, then one or more of the Servicers may cause the Optional Termination Date to occur on any Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans is 10.00% or less of the Maximum Pool Principal Balance; and

          (ii) If the Class X Certificates are not 100% owned, either directly or indirectly, by the Unaffiliated Seller or any Affiliate thereof, then the
Holders of a majority in Class Certificate Balance of the Class X Certificates
may cause the Optional Termination Date to occur on any Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans is 10.00% or less of the Maximum Pool Principal Balance, and, if such Class X Certificateholders do not do so, then the Servicers shall also have such right; provided, however, that the Unaffiliated Seller or any of its affiliates, may only participate in the exercise of the clean-up call by the majority owners of the Class X
Certificates if the Unaffiliated Seller or any of its affiliates, is not the majority owner of the Class X Certificates, either directly or indirectly.

          Originator: The party that originated or acquired a Mortgage Loan and, more specifically, (i) with respect to any Accredited Mortgage Loan, Accredited,
(ii) with respect to any Allstate Mortgage Loan, Allstate, (iii) with respect to any Chapel Mortgage Loan, Chapel, (iv) with respect to any Encore Mortgage Loan,
Encore, (v) with respect to any First Bank Mortgage Loan, First Bank, (vi) with respect to any First Horizon Mortgage Loan, First Horizon, (vii) with respect to any First NLC Mortgage Loan, First NLC, (viii) with respect to any FlexPoint
Mortgage Loan, FlexPoint, (ix) with respect to any Homeowners Mortgage Loan,
Homeowners, (x) with respect to any Impac Mortgage Loan or Novelle Mortgage
Loan, Impac or Novelle, as applicable, (xi) with respect to any Lenders Direct
Mortgage Loan, Lenders Direct, (xii) with respect to any Lime Financial Mortgage
Loan, Lime Financial, (xiii) with respect to any Master Financial Mortgage Loan,
Master Financial, (xiv) with respect to any NC Capital Mortgage Loan, NC
Capital, (xv) with respect to any Platinum Mortgage Loan, Platinum, (xvi) with respect to any ResMae Mortgage Loan, ResMae, and (xvii) with respect to any Rose
Mortgage Loan, Rose.

          OTS: Office of Thrift Supervision, and any successor thereto.

          Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

          (i) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

                                       66

          (ii) Certificates in exchange for which or in lieu of which other
Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

          Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a
Stated Principal Balance greater than zero which was not the subject of a
Principal Prepayment in Full prior to such Due Date and which did not become a
Liquidated Mortgage Loan prior to such Due Date.

          Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the
Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

          P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the applicable Servicer in respect of any Remittance Date with respect to any
Mortgage Loan representing the aggregate of all payments of principal and/or interest on such Mortgage Loan, net of the related Servicing Fee, that were due during the related Due Period on the Mortgage Loan, and that were delinquent or unpaid on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged
Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

          Pass-Through Margin: With respect to each Class of Regular
Certificates, on or prior to the Optional Termination Date the following percentages: Class A-1, 0.2000%; Class A-2, 0.1100%; Class A-3, 0.2400%; Class
A-4, 0.3700%; Class M-1, 0.4800%; Class M-2, 0.4900%; Class M-3, 0.5100%; Class
M-4, 0.6100%; Class M-5, 0.6500%; Class M-6, 0.7100%; Class B-1, 1.18000%; Class
B-2, 1.3300%; Class B-3, 1.8000%; and Class B-4, 3.500%. On the first
Distribution Date after the Optional Termination Date, the Pass-Through Margins
shall increase to the following percentages: Class A-1, 0.4000%; Class A-2,
0.2200%; Class A-3, 0.4800%; Class A-4, 0.7400%; Class M-1, 0.7200%; Class M-2,
0.7350%; Class M-3, 0.7650%; Class M-4, 0.9150%; Class M-5, 0.9750%; Class M-6,
1.0650%; Class B-1, 1.7700%; Class B-2, 1.9950%; Class B-3, 2.7000%; and Class
B-4, 5.2500%.

          Pass-Through Rate: For any Distribution Date, the "Pass-Through Rate"
for each class of LIBOR Certificates will be:

          (i) for the Class A-1 certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related Pass-Through Margin for that class and that Distribution Date, (2) the WAC Cap and (3) the Group I Loan Cap;

          (ii) for the Class A Sequential certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related Pass-Through Margin for that class and that Distribution Date, (2) the WAC Cap and (3) the Group II Loan
Cap and

          (iii) for the Class M certificates and the Class B certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related
Pass-Through Margin for those classes and that Distribution Date (2) the WAC
Cap.

                                       67

          Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

          Periodic Mortgage Rate Cap: With respect to an Adjustable Rate
Mortgage Loan, the periodic limit on each Mortgage Rate adjustment as set forth in the related Mortgage Note.

          Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicers, the Trustee or any of their respective
Affiliates:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof; provided such obligations are backed by the full faith and credit of the United States;

          (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Eligible Institution;

          (iii) repurchase obligations with respect to any security described in clause (i) above entered into with an Eligible Institution (acting as principal);

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of
     America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof)
     that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) any demand, money market fund, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A)
     rated in the highest rating category by each Rating Agency (if rated by such Rating Agency) or (B) that would not adversely affect the then current rating by either Rating Agency of any of the Certificates. Such investments in this subsection (vi) may include money market mutual funds or common trust funds, including, without limitation, the J.P. Morgan Prime Money
     Market Fund or any other fund for which JPMorgan Chase Bank, the Trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) JPMorgan Chase Bank or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (ii) JPMorgan Chase Bank or an affiliate thereof charges and collects fees and

                                       68

     expenses for services rendered pursuant to this Agreement, and (iii)
     services performed for such funds and pursuant to this Agreement may converge at any time. The Trustee specifically authorizes JPMorgan Chase
     Bank or an affiliate thereof to charge and collect from the Trust Fund such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon); and

          (vii) if previously confirmed in writing to the Securities
     Administrator and to the Class A-1 Certificate Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

          Permitted Transferee: Any Person other than (i) the United States, any
State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization
(except certain farmers' cooperatives described in section 521 of the Code)
which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S.
Person, (vi) an "electing large partnership" within the meaning of section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual
Certificate to such Person may cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms
"United States," "State" and "international organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan
Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

          Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

          Physical Certificates: As specified in the Preliminary Statement.

          Plan: As defined in Section 5.02(b).

          Platinum: Platinum Capital Group, a California corporation.

          Platinum Assignment Agreement: The Assignment and Recognition
Agreement, dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and Platinum,

                                       69

and each other Assignment and Recognition Agreement by and among the
Unaffiliated Seller, the Depositor and Platinum in connection with any
Subsequent Transfer of Platinum Mortgage Loans.

          Platinum Mortgage Loan: A Mortgage Loan which was acquired from
Platinum by the Unaffiliated Seller pursuant to the Platinum Purchase Agreement, and which has been acquired by the Trust Fund.

          Platinum Purchase Agreement: The Mortgage Loan Purchase and Warranties
Agreement, dated as of December 14, 2004, as amended to date, by and between the
Unaffiliated Seller and Platinum.

          Pool Stated Principal Balance: As to any Distribution Date, the
aggregate of the Stated Principal Balances of the Mortgage Loans for such
Distribution Date which were Outstanding Mortgage Loans as of the last day of the related Due Period.

          Preference Amount: Any amounts distributed in respect of the Class A-1
Certificates that are recovered from any Holder of such Certificates as a voidable preference by a trustee in bankruptcy pursuant to the United States
Bankruptcy Code or other similar law in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Holder.

          Preference Claim: As defined in Section 4.05(f).

          Pre-Funding Account: The Group I Pre-Funding Account and the Group II
Pre-Funding Account, as applicable.

          Pre-Funding Amount: With respect to any date, the amount on deposit in the Pre-Funding Accounts, which amount the Securities Administrator shall evidence to the Custodian upon request.

          Pre-Funding Earnings: The actual investment earnings realized on amounts deposited in the Pre-Funding Accounts.

          Pre-Funding Period: The period commencing on the Startup Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Accounts (exclusive of any investment earnings) is less than
$100,000, (ii) the date on which any Event of Default occurs and (iii) November
24, 2005.

          Pre-Funding Reserve Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(j) in the name of the Securities Administrator, for the benefit of the Class X
Certificateholders and designated "JPMorgan Chase Bank, N.A., in trust for holders of IXIS Real Estate Capital Trust 2005-HE3, Mortgage Pass-Through
Certificates, Series 2005-HE3, Class X".

          Premium Amount: The product of (i) the Premium Rate and (ii) the
Certificate Balance of the Class A-1 Certificates immediately prior to such
Distribution Date.

                                       70

          Premium Rate: The rate at which the "Premium" is determined as described in a letter dated August 30, 2005 between the Unaffiliated Seller and the Class A-1 Certificate Insurer (a copy of which shall be provided by the
Unaffiliated Seller to the Securities Administrator).

          Prepayment Charge: Any prepayment premium, penalty or charge collected by a Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment pursuant to the terms of the related
Mortgage Note.

          Prepayment Interest Excess: With respect to any Distribution Date, any interest collected by a Servicer with respect to any Mortgage Loan as to which a
Principal Prepayment in Full occurs from the 1st day of the month through the
15th day of the month in which such Distribution Date occurs and that represents interest that accrues from the 1st day of such month to the date of such
Principal Prepayment in Full.

          Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was during the portion of the Prepayment
Period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or from the day following the Cut-off Date, in the case of the first Distribution Date) through the last day of such month the subject of a Principal Prepayment in Full, that was applied by a Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Mortgage Rate net of the Servicing Fee Rate for such
Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage
Loan, (c) 1/360 and (d) the number of days commencing on the date on which such
Principal Prepayment was applied and ending on the last day of the related
Prepayment Period.

          Prepayment Period: With respect to any Distribution Date, the period from and including the 16th day of the month preceding the month in which such
Distribution Date occurs (or, in the case of the first Distribution Date, from and including the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs.

          Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii)
the Extra Principal Distribution Amount for such Distribution Date.

          Principal Parity Deficit: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A
Certificates on that Distribution Date, after taking into account any reduction
(and with respect to the Class A-1 Certificates, as reduced by any Class A-1
Principal Parity Amounts paid by the Class A-1 Certificate Insurer prior to such
Distribution Date) of those Class Certificate Balances on that Distribution
Date, less the excess of (a) any Principal Parity Deficits for all prior
Distribution Dates over (b) any Class A-1 Principal Parity Amount for all prior
Distribution Dates over (ii) the Current Maximum Amount for that Distribution
Date. For the first Distribution Date, the Principal Parity Deficit will equal zero.

                                       71

          Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan)
which is received in advance of its scheduled Due Date, excluding any Prepayment
Charge thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Principal Prepayment in Full: Any Principal Prepayment made by a
Mortgagor of the entire principal balance of a Mortgage Loan.

          Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period, of: (i) each Scheduled Payment of principal on a Mortgage Loan during the related Due Period and received by the Servicers on or prior to the related Determination Date or advanced by the applicable
Servicer for the related Remittance Date and all Principal Prepayments received during the related Prepayment Period; (ii) the principal component of all
Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds during the related Due Period (in each case, net of remaining (i.e., not deducted from the
Interest Remittance Amount) unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment
Period; (iv) the principal component of all Substitution Adjustment Amounts allocable to principal and Repurchase Prices received by the Servicers with respect to such Distribution Date; and (v) the proceeds of any termination of the Trust Fund pursuant to Section 9.01(a) (to the extent such proceeds relate to principal); reduced by remaining amounts (i.e., not deducted from the
Interest Remittance Amount) in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which any Servicer is entitled to be reimbursed pursuant to this Agreement.

          Private Certificates: As specified in the Preliminary Statement.

          Prospectus Supplement: The Prospectus Supplement, dated August 25,
2005, relating to the Offered Certificates.

          PTCE 95-60: As defined in Section 5.02(b).

          PUD: Planned Unit Development.

          Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a
FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a
Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

          Rating Agency: Each of Standard & Poor's, Fitch and Moody's. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally

                                       72

recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the
Trustee and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as such Rating Agency may hereafter furnish to the Depositor, the
Trustee, the Securities Administrator, and the Servicers.

          Realized Loss: With respect to each Liquidated Mortgage Loan the excess (not less than zero or more than the Stated Principal Balance of the
Mortgage Loan) of the unpaid principal balance of a Liquidated Mortgage Loan together with accrued and unpaid interest thereon over the Liquidation Proceeds, net of customary out-of-pocket expenses incurred by the applicable Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of any unreimbursed Servicing Advances with respect to such Liquidated
Mortgage Loan.

          Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date;
provided, however, that for any Certificate issued in definitive form, the
Record Date shall be the close of business on the last Business Day of the month immediately preceding the month in which such applicable Distribution Date occurs.

          Reference Bank: As defined in Section 4.04.

          Regular Certificates: As specified in the Preliminary Statement.

          Reimbursement Amount: As of any Distribution Date, the sum of (a)(i)
all Insured Payments previously received by the Securities Administrator and all
Preference Amounts previously paid by the Class A-1 Ceritificate Insurer and in each case not previously repaid to the Class A-1 Ceritificate Insurer pursuant to Section 4.02(a) plus (ii) interest accrued on each such Insured Payment and
Preference Amounts not previously repaid calculated at the Late Payment Rate from the date the Securities Administrator received the related Insured Payment or Preference Amounts were paid by the Class A-1 Ceritificate Insurer and (b)(i)
any amounts then due and owing to the Class A-1 Ceritificate Insurer under the
Insurance and Indemnity Agreement (excluding the Premium Amount due on such
Distribution Date), as certified to the Securities Administrator by the Class
A-1 Ceritificate Insurer plus (ii) interest on such amounts at the rate specified in the Insurance and Indemnity Agreement. The Class A-1 Ceritificate
Insurer shall notify the Securities Administrator and the Unaffiliated Seller of
the amount of any Reimbursement Amount.

          Relief Act Shortfall: With respect to any Distribution Date and any
Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act and similar state laws.

          Remainder Amount: As defined in Section 9.01.

                                       73

          REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

          REMIC Adjusted WAC Cap: The weighted average of the interest rates on the REMIC IV Accretion Directed Classes and the Class IV-Accrual Interest.

          REMIC Premium Adjusted WAC Cap: The weighted average of the interest rates on the REMIC IV Accretion Directed Classes and the Class IV-Accrual
Interest where the interest rate on the Class IV-A1 Interest is first reduced by two times the Premium Rate.

          REMIC Provisions: Provisions of the federal income tax law relating to
REMICs, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

          REMIC Trust: The segregated pool of assets consisting of the Trust
Fund, exclusive of Prepayment Charges, the Supplemental Interest Trust, the
Excess Reserve Fund Account, the Pre-Funding Accounts, the Swap Account, the
Pre-Funding Reserve Account, the Capitalized Interest Account and the Interest
Rate Swap Agreements.

          REMIC I: As described in the Preliminary Statement.

          REMIC I Regular Interest: As described in the Preliminary Statement.

          REMIC II: As described in the Preliminary Statement.

          REMIC II Regular Interest: As described in the Preliminary Statement.

          REMIC III: As described in the Preliminary Statement.

          REMIC III Regular Interest: As described in the Preliminary Statement.

          REMIC IV: As described in the Preliminary Statement.

          REMIC IV Accretion Directed Class: As described in the Preliminary
Statement.

          REMIC IV Net WAC: The weighted average of the interest rates on the
Class III-C1a through Class III-C53a, Class III-C1b through Class III-C53b,
Class III-D1a through Class III-D53a, Class III-D1b through Class III-D53b,
Class III-J1 and Class III-J2 Interests.

          REMIC IV Regular Interest: As described in the Preliminary Statement.

          REMIC V: As described in the Preliminary Statement.

          REMIC V Regular Interest: As described in the Preliminary Statement.

          Remittance Date: With respect to any Distribution Date, 21st day (or if such day is a Saturday, then it shall be the first business day immediately preceding that day, or if such

                                       74

day is a Sunday or otherwise not a Business Day, then it shall be the immediately following Business Day) of the month of the related Distribution
Date.

          REO Disposition: The final sale by the applicable Servicer of any REO
Property.

          REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate net of the Servicing Fee
Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

          REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted
Mortgage Loan.

          Representative: Morgan Stanley & Co. Incorporated, as representative on behalf of itself, Bank of America Securities LLC, Countrywide Securities
Corporation and IXIS Securities LLC.

          Repurchase Price: With respect to any Mortgage Loan, an amount equal to the sum (without duplication) of (i) the unpaid principal balance of such
Mortgage Loan as of the date of repurchase and (ii) (x) if such Mortgage Loan is being repurchased by the Unaffiliated Seller, the sum of (A) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid and distributed to the Trustee to the last day of the month in which such repurchase occurs, (B) all unreimbursed
P&I Advances and Servicing Advances, (C) all unpaid Servicing Fees, (D) all expenses reasonably incurred by the Servicers, the Trustee, the Custodian, the
Class A-1 Certificate Insurer, the Securities Administrator, the Master Servicer
or the Unaffiliated Seller, as the case may be, in respect of a breach or defect, including, without limitation, expenses arising out of any such party's enforcement of the Originator's repurchase obligation, to the extent not included in (B), and (E) all costs and expenses incurred by, or on behalf of, the Trust Fund in connection with any violation by such Mortgage Loan of a predatory or abusive-lending law or (y) if such Mortgage Loan is being repurchased by the related Originator, all other amounts payable by such
Originator in accordance with the terms of the related Mortgage Loan Purchase
Agreement.

          Request for Release: The Request for Release submitted by a Servicer to the Trustee, the Securities Administrator and Custodian, substantially in the form of Exhibit K.

          Residual Certificates: As specified in the Preliminary Statement.

          ResMae: ResMae Mortgage Corporation, a California corporation.

          ResMae Assignment Agreement: The Assignment and Recognition Agreement,
dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and ResMae, and each other Assignment and Recognition Agreement by and among the
Unaffiliated Seller, the Depositor and ResMae in connection with any Subsequent
Transfer of ResMae Mortgage Loans.

                                       75

          ResMae Mortgage Loan: A Mortgage Loan which was acquired from ResMae by the Unaffiliated Seller pursuant to the ResMae Purchase Agreement, and which has been acquired by the Trust Fund.

          ResMae Purchase Agreement: The Mortgage Loan Purchase and Warranties
Agreement, dated as of February 1, 2005, as amended to date, by and between the
Unaffiliated Seller and ResMae.

          Responsible Officer: When used with respect to the Trustee, the Master
Servicer or the Securities Administrator, as applicable, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer or any other officer of the Trustee, the Master Servicer or the Securities
Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Agreement.

          Rose: Rose Mortgage Corporation, a New Jersey corporation.

          Rose Assignment Agreement: The Assignment and Recognition Agreement,
dated as of August 30, 2005, by and among the Unaffiliated Seller, the Depositor and Rose, and each other Assignment and Recognition Agreement by and among the
Unaffiliated Seller, the Depositor and Rose in connection with any Subsequent
Transfer of Rose Mortgage Loans.

          Rose Mortgage Loan: A Mortgage Loan which was acquired from Rose by the Unaffiliated Seller pursuant to the Rose Purchase Agreement, and which has been acquired by the Trust Fund.

          Rose Purchase Agreement: The Mortgage Loan Purchase and Warranties
Agreement, dated as of June 1, 2005, as amended to date, by and between the
Unaffiliated Seller and Rose.

          Rule 144A Letter: As defined in Section 5.02(b).

          Saxon: Saxon Mortgage Services, Inc., a Texas corporation.

          Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt
Service Reduction and any Deficient Valuation that affects the amount of the scheduled payment due on such Mortgage Loan.

          Scheduled Principal Balance: With respect to any Mortgage Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Scheduled Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the
Cut-off Date up to and including the Due Date in the calendar month in which a
Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled
Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of
(i) the

                                       76

principal portion of each Scheduled Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal
Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any reduction in the principal balance of such Mortgage Loan incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such reduction in principal balance represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero.

          SEC: As defined in Section 8.12(a).

          Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien
Mortgage on the related Mortgaged Property.

          Securities Act: The Securities Act of 1933, as amended.

          Securities Administrator: JPMorgan Chase Bank, N.A., a banking association organized under the laws of the United States, and its successors and assigns, in its capacity as Securities Administrator hereunder.

          Securities Administrator and Master Servicer Fee: With respect to any
Distribution Date, an amount equal to the product of (a) one-twelfth of the
Securities Administrator and Master Servicer Fee Rate and (b) the sum of (i) the
Stated Principal Balance of the Mortgage Loans as of the prior Distribution Date
(or as of the Cut-off Date in the case of the first Distribution Date) and (ii)
the Pre-Funding Amount.

          Securities Administrator and Master Servicer Fee Rate: With respect to each Mortgage Loan, 0.0065% per annum.

          Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class
Certificate Balance of the Subordinated Certificates and (ii) the Subordinated
Amount (in each case after taking into account the distribution of the Principal
Distribution Amount for such Distribution Date) by (y) the Current Maximum
Amount for that Distribution Date.

          Senior Specified Enhancement Percentage: As of any date of determination, 42.50%.

          Servicer: Each of Countrywide and Saxon, each in its capacity as a
Servicer hereunder.

          Servicer Remittance Report: As defined in Section 4.03(d).

                                       77

          Servicing Advances: The reasonable "out-of-pocket" costs and expenses
(including legal fees) incurred by the applicable Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property,
(ii) any enforcement, administrative or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Section
3.01, Section 3.09, Section 3.13 and Section 3.15. Servicing Advances also include any reasonable "out-of-pocket" costs and expenses (including legal fees)
incurred by the applicable Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. No
Servicer shall be required to make any Nonrecoverable Servicing Advances.

          Servicing Fee: With respect to each Servicer and each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in
Full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the applicable Stated Principal Balance of such Mortgage Loan at the end of the related Due Period. Such fee shall be payable monthly, and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by such
Servicer under this Agreement. The Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation
Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such
Scheduled Payment collected by such Servicer, or as otherwise provided under
Section 3.11.

          Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

          Servicing File: With respect to each Mortgage Loan, the file retained by the applicable Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Custodian in the Custodial File and copies of each of the other Mortgage Loan documents required to be delivered by the related Originator pursuant to the terms of the related Mortgage Loan
Purchase Agreement.

          Servicing Officer: Any officer of either Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee, the Securities Administrator, the Master Servicer and the Custodian
by such Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

          Servicing Transfer Date: With respect to each Mortgage Loan, the date on which Countrywide or Saxon commenced servicing such Mortgage Loan, as set forth on the Mortgage Loan Schedule.

                                       78

          Specified Subordinated Amount: With respect to any Distribution Date prior to the Stepdown Date, an amount equal to 2.30% of the Maximum Pool
Principal Balance; and with respect to any Distribution Date on and after the
Stepdown Date, an amount equal to 4.60% of the Current Maximum Amount for that
Distribution Date subject to a minimum amount equal to 0.50% of the Maximum Pool
Principal Balance; provided, however, that if, on any Distribution Date, a
Trigger Event exists, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the Current Maximum Amount, but instead will remain the same as the prior period's Specified Subordinated Amount until the
Distribution Date on which a Trigger Event no longer exists. When the Class
Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount shall thereafter equal zero.

          Standard & Poor's: Standard & Poor's Ratings Services, a division of
The McGraw-Hill Companies, Inc., and its successors in interest. If Standard &
Poor's is designated as a Rating Agency in the Preliminary Statement, for
purposes of Section 10.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention:
Residential Mortgage Surveillance Group - IXIS Real Estate Capital Trust
2005-HE3, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Trustee, the Securities Administrator and the Servicers.

          Standard & Poor's Glossary: The Standard & Poor's LEVELS(R)Glossary,
as may be in effect from time to time.

          Startup Day: For each REMIC created hereunder, the Closing Date.

          Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off
Date after giving effect to payments of principal due on or before such date, to the extent actually received, minus (ii) all amounts previously remitted to the
Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal, including Advances in respect of Scheduled
Payments of principal. For purposes of any Distribution Date, the Stated
Principal Balance of any Mortgage Loan will give effect to any Scheduled
Payments of principal received by the related Servicer on or prior to the related Determination Date or advanced by the related Servicer prior to the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

          Stepdown Date: The later to occur of (i) the earlier to occur of (a)
the Distribution Date in September 2008 and (b) the Distribution Date on which the aggregate Class Certificate Balance of the Class A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior
Enhancement Percentage (calculated for this purpose only after taking into account scheduled and unscheduled payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to any allocation of the
Principal Distribution Amount together with any principal payments from the Swap
Account to the LIBOR Certificates on the applicable Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

                                       79

          Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the Current Maximum Amount for that Distribution Date on such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates as of such Distribution Date plus, except for federal income tax purposes. the Class Certificate Balances of the Class P Certificates
(after giving effect to the payment of the Principal Remittance Amount on such
Certificates on such Distribution Date).

          Subordinated Certificates: As specified in the Preliminary Statement.

          Subordination Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Subordinated Amount applicable to such
Distribution Date over (b) the Subordinated Amount applicable to such
Distribution Date.

          Subordination Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and (b) the
Net Monthly Excess Cash Flow.

          Subsequent Recovery: With respect to any Mortgage Loan or related
Mortgaged Property that became a Liquidated Mortgage Loan or was otherwise disposed of, all amounts received in respect of such Liquidated Mortgage Loan after an Applied Realized Loss Amount related to such Mortgage Loan or Mortgaged
Property is allocated to reduce the Class Certificate Balance of any Class of
Subordinated Certificates. Any Subsequent Recovery that is received during a
Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

          Subsequent Cut-off Date: As to any Subsequent Mortgage Loans, the date specified in the Addition Notice delivered in connection therewith, which date shall be the close of business on the first day of the month in which such
Subsequent Mortgage Loans will be conveyed to the Trust Fund.

          Subsequent Mortgage Loans: The Mortgage Loans hereafter transferred and assigned to the Trust Fund pursuant to Section 2.01(c), each of which shall have been purchased by the Unaffiliated Seller under a Mortgage Loan Purchase
Agreement.

          Subsequent Transfer: The transfer and assignment by the Depositor to the Trust of the Subsequent Mortgage Loans pursuant to the terms hereof.

          Subsequent Transfer Agreement: A subsequent transfer agreement in substantially the form of Exhibit L.

          Subsequent Transfer Date: The Business Day on which a Subsequent
Transfer occurs.

          Subservicer: As defined in Section 3.02(a).

          Subservicing Account: As defined in Section 3.08.

          Subservicing Agreement: As defined in Section 3.02(a).

                                       80

          Substitute Mortgage Loan: A Mortgage Loan substituted by the
Unaffiliated Seller or an Originator for a Deleted Mortgage Loan in accordance with the terms of this Agreement or the related Mortgage Loan Purchase
Agreement, as applicable, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit K, (i)
have a Stated Principal Balance, after deduction of the principal portion of the
Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage
Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value
Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of)
the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Sections 3.01(f), 3.01(h), 3.01(n), 3.01(o), 3.01(p) and 3.03 of
the Unaffiliated Seller's Agreement, each representation and warranty set forth in the applicable Mortgage Loan Purchase Agreement and each of the requirements set forth in Sections 2.01(c) hereof.

          Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03.

          Supplemental Interest Trust: IXIS Real Estate Capital Supplemental
Interest Trust 2005-HE3 established pursuant to Section 2.01(d).

          Swap Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(m) in the name of the
Securities Administrator, on behalf of the Supplemental Interest Trust, for the benefit of the Certificateholders and the Swap Provider, and designated
"JPMorgan Chase Bank, N.A. in trust for registered holders of IXIS Real Estate
Capital Trust 2005-HE3, Mortgage Pass-Through Certificates, Series 2005-HE3 and
IXIS Financial Products, Inc.".

          Swap Payment Rate: For any Distribution Date the Swap Payment Rate is
a fraction, the numerator of which is any Net Swap Payment or Swap Termination
Payment owed to the Swap Provider for such Distribution Date and the denominator of which is the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period plus amounts in the Pre-Funding Accounts, multiplied by 12.

          Swap Provider: IXIS Financial Products Inc., a Delaware corporation, and any successor thereto.

          Swap Termination Payment: A termination payment required to be made by either the Supplemental Interest Trust or the Swap Provider pursuant to the
Interest Rate Swap Agreement as a result of termination of the Interest Rate
Swap Agreement.

          Tax Matters Person: The Holder of the Class R Certificates designated as "tax matters person" of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V,
respectively, in the manner provided under Treasury regulations section
1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1.

          Tax Service Contract: As defined in Section 3.09(a).

                                       81

          Telerate Page 3750: The display page currently so designated on the
Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

          Termination Price: As defined in Section 9.01.

          Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest on the Mortgage Loans received by the Servicers on or prior to the related Determination Date (other than
Prepayment Interest Excesses) or advanced by the Servicers for the related
Remittance Date (net of Expense Fees) over (ii) the sum of the amounts payable to the LIBOR Certificates and to the Class A-1 Certificate Insurer pursuant to
Section 4.02(a)(i) and Net Swap Payments to the Swap Provider on such
Distribution Date.

          Transfer: Any direct or indirect transfer or sale of any Ownership
Interest in a Residual Certificate.

          Transfer Affidavit: As defined in Section 5.02(b).

          Transferor Certificate: As defined in Section 5.02(b).

          Trigger Event: The occurrence of either a Delinquency Trigger Event or a Cumulative Loss Trigger Event.

          Trust: The express trust created hereunder in Section 2.01(d).

          Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) each
Account, other than the Swap Account and the Excess Reserve Fund Account, and
all amounts deposited therein pursuant to the applicable provisions of this
Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) all rights of the
Depositor against the Unaffiliated Seller under the Unaffiliated Seller's
Agreement; (v) all rights of the Depositor against each Originator under the related Assignment and Recognition Agreement and the related Mortgage Loan
Purchase Agreement; (vi) the Certificate Insurance Policy, and (vii) all
proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

          Trustee: Deutsche Bank National Trust Company, a national banking association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

          Unaffiliated Seller's Agreement: The Unaffiliated Seller's Agreement,
dated as of the date hereof, among the Unaffiliated Seller and the Depositor relating to the sale of the Mortgage Loans from the Unaffiliated Seller to the
Depositor.

          Underwriters' Exemption: Prohibited Transaction Exemption 90-24, as
amended.

                                       82

          Unpaid Interest Amount: As of any Distribution Date and any Class of
Certificates, the sum of (a) the excess of (i) the sum of the Accrued
Certificate Interest for such Distribution Date and any portion of such Accrued
Certificate Interest from prior Distribution Dates remaining unpaid over (ii)
the amount in respect of interest on such Class of Certificates actually distributed on that Distribution Date and (b) 30 days' interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

          Unpaid Realized Loss Amount: With respect to any Class of Subordinated
Certificates and as to any Distribution Date, is the excess of (i) the Applied
Realized Loss Amount with respect to such Class over (ii) the sum of (a) all distributions in reduction of such Applied Realized Loss Amounts on all previous
Distribution Dates and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any Subsequent
Recoveries on all previous Distribution Dates. Any amounts distributed to a
Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

          U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any
State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust.
Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,
1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

          Voting Rights: The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X
Certificates, if any (such Voting Rights to be allocated among the Holders of
Certificates of each such Class in accordance with their respective Percentage
Interests), (b) 1% of all Voting Rights shall be allocated to the Class P
Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the
Certificate Balances of their respective Certificates on such date.

          WAC Cap: With respect to the Mortgage Loans as of any Distribution
Date, the product of (i) the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Mortgage Loans, less the Swap Payment Rate, and in the case of the Class A-1 Certificates, minus the Premium Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date.

                                       83

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                         REPRESENTATIONS AND WARRANTIES

          Section 2.01 Conveyance of Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the
Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund and the
Trustee, on behalf of the Trust, hereby accepts the Trust Fund, other than any
Subsequent Mortgage Loans, which will be so sold, transferred, assigned, set-over and conveyed on the related Subsequent Transfer Date. The Mortgage
Loans permitted by the terms of this Agreement to be included in the Trust Fund are limited to (i) the Initial Mortgage Loans (which the Depositor acquired pursuant to the Unaffiliated Seller's Agreement), (ii) Subsequent Mortgage Loans
(which the Depositor acquired pursuant to the Unaffiliated Seller's Agreement, which contains, among other representations and warranties, a representation and warranty of the Unaffiliated Seller that no Mortgage Loan is a "High-Cost Home
Loan" as defined in the New Jersey Home Ownership Act to the extent originated on or after November 27, 2003) (which the Depositor is required hereunder to have acquired pursuant to Subsequent Transfer Agreements) and (iii) Substitute
Mortgage Loans (which the Depositor acquired pursuant to the Unaffiliated
Seller's Agreement, which contains, among other representations and warranties, a representation and warranty of the Unaffiliated Seller that no Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act to the extent originated on or after November 27, 2003) (which, by definition as set forth herein and referred to in the Unaffiliated Seller's Agreement and
Subsequent Transfer Agreements). It is agreed and understood by the parties hereto that it is not intended that any Mortgage Loan be included in the Trust that is a High Cost Loan.

          (b) In connection with the transfer and assignment of each Mortgage
Loan, the Unaffiliated Seller has delivered or caused to be delivered to the
Custodian for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned (to the extent such documents or instruments are required to be delivered by the related Originator under each Mortgage Loan Purchase Agreement):

          (i) the original Mortgage Note bearing all intervening endorsements evidencing a complete chain of assignment from the originator to the related Originator, endorsed "Pay to the order of _________, without recourse" and signed in the name of the related Originator by an authorized officer. To the extent that there is no room on the face of the Mortgage
     Notes for endorsements, the endorsement may be contained on an allonge, unless the Trustee and the Custodian are advised by the related Originator that state law does not so allow. If the Mortgage Loan was acquired by an
     Originator in a merger, the endorsement must be by "[related Originator], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the related Originator while doing business under another name, the endorsement must be by "[related Originator], formerly known as [previous name]";

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          (ii) the original of any guarantee executed in connection with the
     Mortgage Note;

          (iii) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the original Mortgage with evidence of recording thereon cannot be delivered on or prior to the related Delivery
     Date because of a delay caused by the public recording office where such
     Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, then the related Originator, as required by the terms of the related Mortgage Loan Purchase Agreement, will be required to deliver to the Custodian, on behalf of the Trustee, a photocopy of such Mortgage and (i) the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage promptly upon receipt thereof by the related
     Originator (but in any event within 360 days from the related Delivery
     Date); or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such
     Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

          (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

          (v) the original Assignment of Mortgage for each Mortgage Loan endorsed in blank, in form and substance acceptable for recording (except with respect to MERS Designated Mortgage Loans);

          (vi) the originals of all intervening assignments of mortgage, evidencing a complete chain of assignment from the originator (or MERS with respect to each MERS Designated Mortgage Loan) to the related Originator, with evidence of recording thereon or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage;

          (vii) the original or duplicate lender's title policy and all riders thereto or, if such original is unavailable, either an original title binder or an original or copy of the title commitment, and if copies then certified to be true and complete by the title company; and

          (viii) the security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

          If any Mortgage has been recorded in the name of Mortgage Electronic
Registration System, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all reasonable actions as are necessary at the expense of the applicable Originator to the extent permitted under the related Purchase Agreement and otherwise at the expense of the

                                       85

Depositor to cause the Trustee to be shown as Investor of the related Mortgage
Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Within 90 days after the Closing Date, the Trustee shall, for the benefit of the Holders of the
Certificates, based solely on the list of MERS Designated Mortgage Loans and screen printouts from the MERS system provided to the Trustee by the
Unaffiliated Seller (such to be provided to the Trustee no later than 45 days from the Closing Date), the Trustee shall confirm, on behalf of the Trust, that the Trustee is shown as the Investor with respect to each MERS Designated
Mortgage Loan on such screen printouts. If the Trustee is not shown as the
Investor with respect to any MERS Designated Mortgage Loans on such screen printouts, the Trustee shall promptly notify the Unaffiliated Seller of such fact and the Unaffiliated Seller shall then either cure such defect or repurchase such Mortgage Loan in accordance with Section 2.03.

          From time to time, each Servicer shall forward to the Custodian additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the applicable Servicer, in accordance with the terms of this Agreement. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the "Custodial File".

          On or prior to the related Delivery Date, the Unaffiliated Seller shall deliver, or cause the related Originator to deliver, to the Custodian
Assignments of Mortgage, in blank, for each Mortgage Loan. If an Assignment of
Mortgage is required to be recorded pursuant to the terms hereof, the applicable
Servicer, or the applicable Servicer's designee shall direct the Custodian to promptly forward such Assignment of Mortgage to such Servicer for recording. No later than thirty (30) Business Days following the date of receipt by a Servicer of all necessary recording information for a Mortgage, such Servicer shall promptly submit or cause to be submitted for recording, at the expense of the
Unaffiliated Seller (the Unaffiliated Seller to seek reimbursement from the related Originator under the applicable Mortgage Loan Purchase Agreement) in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignment of Mortgage shall not be required to be completed and submitted for recording with respect to any MERS Designated Mortgage Loan or any
Mortgage Loan (other than any Mortgage Loan where the Mortgaged Property is located in any state where recordation is required by any Rating Agency to obtain the initial ratings on the Certificates, which states as of the date hereof, are Florida and Maryland) until the earliest to occur of (i) direction by the Class A-1 Certificate Insurer or (ii) upon a determination by the applicable Servicer that recordation is necessary for the enforcement of rights under, or satisfaction or assignment of, the related Mortgage, at which time, such Servicer shall record any such Assignment of Mortgage in accordance with the terms hereof. If any Assignment of Mortgage is required to be recorded pursuant to the terms hereof, the Mortgage shall be assigned from the related
Originator, to "Deutsche Bank National Trust Company, as trustee under the
Pooling and Servicing Agreement dated as of August 1, 2005, IXIS Real Estate
Capital Trust 2005-HE3." In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Unaffiliated Seller shall cause the related Originator to promptly prepare a substitute assignment to cure such defect and thereafter cause each such assignment to be duly recorded. In the event the Unaffiliated Seller does not pay or otherwise reimburse the applicable Servicer for any of the foregoing costs

                                       86

of recording any such Assignment of Mortgage, such Servicer shall be entitled to be reimbursed from the Trust Fund from amounts on deposit in its Collection
Account. In the event the related Originator fails to reimburse the Unaffiliated
Seller for the recording costs described above, upon receipt of written direction from the Unaffiliated Seller, the Trustee shall assign its rights under the applicable Mortgage Loan Purchase Agreement solely with respect to payment of such expenses to the Unaffiliated Seller.

          The Unaffiliated Seller shall use commercially reasonable efforts to assist each Servicer in causing the related Originator to deliver (at the expense of such Originator pursuant to the related Mortgage Loan Purchase
Agreement) to each Servicer copies of all trailing documents required to be included in the Custodial File at the same time the originals or certified copies thereof are delivered to the Custodian, such documents, including, but not limited to, the mortgagee policy of title insurance and any mortgage loan documents upon return from the recording office. The Unaffiliated Seller shall use commercially reasonable efforts to assist each Servicer in seeking reimbursement from the related Originator pursuant to the related Mortgage Loan
Purchase Agreement for any fees or costs incurred by such Servicer in obtaining such documents.

          On or prior to the Closing Date, the Unaffiliated Seller shall deliver to the Trustee, the Custodian, the Securities Administrator, the Master Servicer
and the Servicers a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Custodian, the Trustee, the
Securities Administrator, the Master Servicer and the Servicers. Within ten days of the Closing Date, the Unaffiliated Seller shall deliver a copy of the complete Mortgage Loan Schedule to the Custodian, the Trustee, the Securities
Administrator, the Master Servicer and the Servicers.

          In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian within 90 days following the related Delivery Date, as evidenced by the Custodian's Final Certification, and in the event that the Originator does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor, the Trustee, the Securities
Administrator, the Master Servicer or the Class A-1 Certificate Insurer, the
Securities Administrator shall notify the related Originator to repurchase the
Mortgage Loan pursuant to the related Mortgage Loan Purchase Agreement, upon the request of the Depositor, the Trustee, the Securities Administrator or the Class
A-1 Certificate Insurer, at the Repurchase Price and in the manner specified in
Section 2.03. The foregoing repurchase provision shall not apply in the event that the related Originator cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the related Originator shall instead be required to deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the
Originator confirming that such document has been accepted for recording.

          (c)  Purchase and Sale of Subsequent Mortgage Loans.

          (i) Subject to the satisfaction of the conditions set forth in paragraph (ii) below, and upon the Securities Administrator's receipt of a
     Subsequent Transfer

                                       87

     Agreement executed by all other parties thereto, in consideration of the
     Securities Administrator's delivery on the related Subsequent Transfer
     Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the related Pre-Funding Accounts, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey to the Trustee without recourse but subject to terms and provisions of this
     Agreement, all of the right, title and interest of the Depositor in and to the Group I Subsequent Mortgage Loans or the Group II Subsequent Mortgage
     Loans, as applicable, including the outstanding principal of and interest due on such Subsequent Mortgage Loans, and all other related assets included or to be included in the Trust Fund with respect thereto.

          The amount released from the Group I Pre-Funding Account with respect to a transfer of Group I Subsequent Mortgage Loans, or from the Group II
     Pre-Funding Account with respect to a transfer of the Group II Subsequent
     Mortgage Loans, shall be one-hundred percent (100%) of the aggregate Stated
     Principal Balances as of the related Subsequent Cut-off Date of the
     Subsequent Mortgage Loans so transferred.

          (ii) The Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above shall be transferred by the Depositor to the Trust Fund only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

          (a)  the Unaffiliated Seller shall have provided the Depositor, the
               Trustee, the Securities Administrator, the Rating Agencies and
               the Class A-1 Certificate Insurer with a timely Addition Notice, which shall include a Mortgage Loan Schedule, listing the
               Subsequent Mortgage Loans and shall have provided any other information reasonably requested by any of the foregoing with respect to the Subsequent Mortgage Loans;

          (b)  the applicable Servicer shall have deposited in the related
               Collection Account all collections of (x) principal in respect of the Subsequent Mortgage Loans received and due after the related
               Subsequent Cut-off Date and (y) interest due on the Subsequent
               Mortgage Loans after the related Subsequent Cut-off Date;

          (c)  as of each Subsequent Transfer Date, the Unaffiliated Seller was not insolvent nor will be made insolvent by such transfer nor is the Unaffiliated Seller aware of any pending insolvency;

          (d)  such addition will not result in a "prohibited transaction" (as defined in the REMIC Provisions) for any REMIC created hereunder, and will not cause any REMIC created hereunder to cease to qualify as a REMIC, as evidenced by an Opinion of Counsel with respect to such matters (which may be a blanket opinion dated the
               Closing Date);

          (e)  the Pre-Funding Period shall not have terminated;

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          (f)  the Unaffiliated Seller shall have delivered to the Securities
               Administrator an executed Assignment and Recognition Agreement with respect to each related Originator of Subsequent Mortgage
               Loans to be added to the Trust Fund on such Subsequent Transfer
               Date (which Assignment and Recognition Agreement shall include a representation and warranty from the related Originator that none of the Subsequent Mortgage Loans is a High Cost Loan, none of the
               Subsequent Mortgage Loans is covered by the Home Ownership and
               Equity Protection Act of 1994 and none of the Subsequent Mortgage
               Loans is in violation of any comparable state law);

          (g)  the Unaffiliated Seller shall have delivered to the Securities
               Administrator an Officer's Certificate confirming the
               satisfaction of each condition precedent specified in this paragraph (ii), and the Opinion of Counsel referenced in clause
               (d);

          (h)  the Unaffiliated Seller and the Depositor shall have delivered to the Securities Administrator an executed copy of a Subsequent
               Transfer Agreement, substantially in the form of Exhibit L hereto;

          (i)  the Unaffiliated Seller shall have obtained the consent of the
               Class A-1 Certificate Insurer; and

          (j)  each of the Rating Agencies shall have provided a notice in either written or electronic format acknowledging their
               respective consents to the transfer of the Subsequent Mortgage
               Loans to the Trust Fund.

          (iii) The obligation of the Trust Fund to purchase the Subsequent
     Mortgage Loans on a Subsequent Transfer Date is subject to the requirements that, following the purchase of such Subsequent Mortgage Loans, with respect to the entire mortgage loan pool:

          (A)  no more than 3.00% may be second lien mortgage loans;

          (B)  no more than 37.00% may be first lien mortgage loans which are secured by Mortgaged Properties which also secure second lien mortgage loans;

          (C)  no less than 10.00% and no more than 12.00% may be Fixed Rate
               Mortgage Loans;

          (D)  the weighted average original term to maturity may not exceed 360 months;

          (E)  the weighted average gross Mortgage Rate must not be less than
               7.400%, or more than 7.600%;

          (F)  the weighted average original LTV must not exceed 81.00%, and no more than 36.50% of the Mortgage Loans may have LTVs in excess of
               80.00%;

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          (G)  at least 82.50% of the Mortgage Loans must have Prepayment
               Charges;

          (H)  the weighted average Gross Margin for the Adjustable Rate
               Mortgage Loans must be at least 6.33%;

          (I)  the weighted average credit score (FICO Score) must be at least
               625, and none of the Mortgage Loans may have credit scores below
               500;

          (J)  the weighted average credit score for the second-lien mortgage loans must be at least 665;

          (K)  the weighted average Stated Documentation and No Ratio
               Documentation percentage must not exceed 53.00%.

          (L)  no more than 32.00% may have an interest-only period;

          (M)  all of the Group I Subsequent Mortgage Loans will conform with
               Freddie Mac or Fannie Mae Guidelines;

          (N)  no mortgage loan is classified as a "high cost" loan under the
               Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no
               mortgage loan is in violation of, or classified as a "high cost,"
               "threshold," "predatory" or similar loan under, any other
               applicable state, federal or local law;

          (O)  no Mortgage Loan originated on or after October 1, 2002 but before or on March 7, 2003 will be secured by property located in the State of Georgia and no mortgage loan originated on or after
               March 7, 2003 is a "high cost home loan" as defined under the
               Georgia Fair Lending Act;

          (P)  Each Mortgage Loan originated on or after November 27, 2003 but prior to July 7, 2004, which is secured by an owner-occupied property located in the State of New Jersey, will be a purchase money home loan and no Mortgage Loan originated on or after
               November 27, 2003 but prior to July 7, 2004, which is secured by an owner-occupied property located in the State of New Jersey, will be a "covered" loan; and

          (Q)  No Mortgage Loan originated on or after November 27, 2003 which is secured by an owner-occupied property located in the State of
               New Jersey, will be a "high cost" loan, a home improvement loan or be secured by manufactured housing.

          Any of the requirements set forth in clauses (ii) and (iii) above may be waived or modified in any respect with the consent of the Class A-1
     Certificate Insurer and Rating Agencies.

          (iv) In connection with the transfer and assignment of the Subsequent
     Mortgage Loans, the Unaffiliated Seller shall satisfy the document delivery requirements set forth in Section 2.01(b).

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          (d) The Depositor does hereby establish, pursuant to the further provisions of the Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "IXIS REAL ESTATE CAPITAL
TRUST 2005-HE3" and Deutsche Bank National Trust Company is hereby appointed as
Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this
Agreement. In addition Depositor does hereby establish, pursuant to the further provisions of the Agreement and the laws of the State of New York, an express trust (the "Supplemental Interest Trust") to be known, for convenience, as "IXIS
REAL ESTATE CAPITAL SUPPLEMENTAL INTEREST TRUST 2005-HE3", which, as a subtrust of the Trust Fund, will hold the Swap Agreement, the Swap Account and the Excess
Reserve Fund Account.

          (e) The Trust shall have the capacity, power and authority, and the
Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund
(including, without limitation, the Mortgage Loans) pursuant to Section 2.01(a).
The Securities Administrator is hereby authorized and directed to execute the
Swap Agreement on behalf of the Supplemental Interest Trust.

          Section 2.02 Acceptance by the Custodian of the Mortgage Loans.

          The Custodian shall acknowledge, on each Delivery Date, receipt of the documents identified in the Initial Certification in the form annexed hereto as
Exhibit F, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, on behalf of the
Trustee, in trust for the exclusive use and benefit of all present and future
Certificateholders and the Class A-1 Certificate Insurer. The Custodian
acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted under this Agreement or by the Rating Agencies and the Class A-1 Certificate Insurer.

          In connection with each Delivery, the Custodian shall deliver via facsimile (with original to follow the next Business Day) to the Depositor, the
Trustee, the Securities Administrator, the Unaffiliated Seller, the Servicers
and the Class A-1 Certificate Insurer an Initial Certification on or prior to the related Delivery Date, certifying receipt of the related Mortgage Notes and
Assignments of Mortgage for each related Mortgage Loan. The Custodian shall not be responsible for verifying the validity, sufficiency or genuineness of any document in any Custodial File.

          Within 120 days after the related Delivery Date, the Custodian shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor, the Unaffiliated Seller, the
Servicers, the Trustee, the Securities Administrator and the Class A-1
Certificate Insurer a Final Certification to the effect that, as to each
Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage

                                       91

Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2) and (18) of the Mortgage Loan Schedule and items (1), (9) and (17) of the Data Tape Information respecting such
Mortgage Loan is correct; (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement; and (v) upon receipt of the screen printouts specified in Section 2.01, with respect to each MERS Designated Loan, the
Trustee, on behalf of the Trust Fund, is listed as the Investor of such MERS
Designated Loan on the MERS System. The Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial
File. Upon receipt of such Final Certification, if the Depositor, the
Unaffiliated Seller or the Class A-1 Certificate Insurer determines that any noncompliance identified by the Custodian is a breach of a representation or warranty relating to such Mortgage Loan, such party shall give written notice to the Trustee and the Securities Administrator thereof.

          The Custodian shall retain possession and custody of each Custodial
File in accordance with and subject to the terms and conditions set forth herein. Each Servicer shall promptly deliver to the Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the applicable Servicer from time to time.

          Section 2.03 Representations, Warranties and Covenants of the
Unaffiliated Seller and the Servicers.

          (a) Countrywide hereby makes the representations and warranties set forth in (i) Schedule II hereto to the Depositor, the Unaffiliated Seller, the
Custodian, the Securities Administrator, the Class A-1 Certificate Insurer and
the Trustee and (ii) Schedule IIA hereto to the Unaffiliated Seller and the
Class A-1 Certificate Insurer, in each case, as of the Closing Date, and with respect to Subsequent Mortgage Loans, as of the related Subsequent Transfer
Date; provided, however, that in the case of clause (ii), Countrywide only makes representations and warranties with respect to those Mortgage Loans on Schedule
IA hereto for which the Servicing Transfer Date has occurred prior to the
Closing Date or the related Subsequent Transfer Date, as applicable.

          (b) Saxon hereby makes the representations and warranties set forth in
(i) Schedule III hereto to the Depositor, the Unaffiliated Seller, the
Custodian, the Securities Administrator, the Class A-1 Certificate Insurer and
the Trustee and (ii) Schedule IIIA hereto to the Unaffiliated Seller and the
Class A-1 Certificate Insurer, in each case, as of the Closing Date, and with respect to Subsequent Mortgage Loans, as of the related Subsequent Transfer
Date; provided, however, that in the case of clause (ii), Saxon only makes representations and warranties with respect to those Mortgage Loans on Schedule
IB hereto for which the Servicing Transfer Date has occurred prior to the
Closing Date or the related Subsequent Transfer Date, as applicable.

          (c) IXIS Real Estate Capital Inc., in its capacity as the Unaffiliated
Seller, hereby makes the representations and warranties set forth in Schedule IV hereto to the Depositor, the Trustee, the Securities Administrator, the
Custodian and the Class A-1 Certificate Insurer, as of the Closing Date.

                                       92

          (d) It is understood and agreed by each Servicer and the Unaffiliated
Seller that the representations and warranties set forth in Section 2.03 shall survive the transfer of the Mortgage Loans to the Trust Fund, and shall inure to the benefit of the Trust Fund notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the Depositor, the Unaffiliated Seller, the Trustee, the Securities Administrator, the Class
A-1 Certificate Insurer or either Servicer of a breach by the Unaffiliated
Seller of any of the foregoing representations or any of the representations and warranties made pursuant to Sections 3.01(f), 3.01(h), 3.01(n), 3.01(o), 3.01(p)
or 3.03 of the Unaffiliated Seller's Agreement or by any Originator of the
representations and warranties made pursuant to the related Assignment and
Recognition Agreement, the party discovering such breach shall give prompt written notice to the others.

          Within 90 days of the earlier of either discovery by or notice to the
Unaffiliated Seller of any breach of a representation or warranty set forth in
Section 3.01(f), 3.01(h), 3.01(n), 3.01(o), 3.01(p) or 3.03 of the Unaffiliated
Seller's Agreement that materially and adversely affects the value of the
Mortgage Loans or the interest of the Trustee, the Class A-1 Certificate Insurer or the Certificateholders therein, the Unaffiliated Seller shall use its best efforts to cure such breach in all material respects and, if such breach cannot be remedied, the Unaffiliated Seller shall, (i) if such 90-day period expires prior to the second anniversary of the related Delivery Date, remove such
Mortgage Loan from the Trust Fund and substitute in its place a Substitute
Mortgage Loan, in the manner and subject to the conditions set forth in this
Section 2.03; or (ii) repurchase such Mortgage Loan at the Repurchase Price;
provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05, if any, and a Request for Release substantially in the form of
Exhibit K, and the Mortgage File for any such Substitute Mortgage Loan. The
Trustee shall forward such Request for Release to the Custodian and the
Custodian shall release the related Mortgage File.

          In the event there is a breach of a representation or warranty by
Allstate Home Loans with respect to a Allstate Home Loan that materially and adversely affects the value of such Mortgage Loan or the interest of the Trustee and the Certificateholders therein, and, upon discovery or receipt of notice,
Allstate fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the Allstate Assignment Agreement or the Allstate
Purchase Agreement, the Unaffiliated Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a representation or warranty by Chapel Mortgage with respect to a Chapel Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest of the Trustee and the
Certificateholders therein, and, upon discovery or receipt of notice, Chapel
Mortgage fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the Chapel Mortgage Assignment Agreement or the
Chapel Mortgage Purchase Agreement, the Unaffiliated Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a representation or warranty by Encore with respect to an Encore Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest of the Trustee and the Certificateholders therein, and, upon discovery or receipt of notice,
Encore fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the Encore Assignment Agreement or

                                       93

the Encore Purchase Agreement, the Unaffiliated Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this
Section 2.03. In the event there is a breach of a representation or warranty by
First Bank with respect to a First Bank Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest of the Trustee and the Certificateholders therein, and, upon discovery or receipt of notice,
First Bank fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the First Bank Assignment Agreement or the First Bank
Purchase Agreement, the Unaffiliated Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a representation or warranty by Homeowners with respect to a Homeowners Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest of the Trustee and the
Certificateholders therein, and, upon discovery or receipt of notice, Homeowners fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the Homeowners Assignment Agreement or the Homeowners
Purchase Agreement, the Unaffiliated Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a representation or warranty by Lenders Direct with respect to a Lenders Direct Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest of the Trustee and the
Certificateholders therein, and, upon discovery or receipt of notice, Lenders
Direct fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the Lenders Direct Assignment Agreement or the
Lenders Direct Purchase Agreement, the Unaffiliated Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a representation or warranty by Lime Financial with respect to a Lime Financial Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest of the Trustee and the Certificateholders therein, and, upon discovery or receipt of notice, Lime Financial fails to cure, substitute or repurchase such
Mortgage Loan within the period specified in either the Lime Financial
Assignment Agreement or the Lime Financial Purchase Agreement, the Unaffiliated
Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a representation or warranty by Master Financial with respect to a Master
Financial Mortgage Loan that materially and adversely affects the value of such
Mortgage Loan or the interest of the Trustee and the Certificateholders therein, and, upon discovery or receipt of notice, Master Financial fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the

                                       94

ResMae Assignment Agreement or the ResMae Purchase Agreement, the Unaffiliated
Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. Notwithstanding the Unaffiliated
Seller's lack of knowledge, in the event it is discovered by the Unaffiliated
Seller, the Depositor or the Trust (including the Trustee and the Servicers acting on the Trust's behalf), that the substance of a representation or warranty was inaccurate as of the applicable date of such representation or warranty and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, the Unaffiliated Seller shall use its best efforts to cure such breach or substitute or repurchase such Mortgage Loan in accordance with this Section 2.03(d).

          With respect to any Substitute Mortgage Loan or Loans, the
Unaffiliated Seller shall deliver to the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the
related Assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled
Payments due with respect to Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the related Originator on the next succeeding Distribution Date. For the Due Period of substitution, distributions to Certificateholders will include the Scheduled
Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the related Originator shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

          For any month in which the Unaffiliated Seller substitutes one or more
Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable
Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate unpaid principal balance of all such Deleted Mortgage
Loans. The Unaffiliated Seller shall deposit the amount of such shortage plus an amount equal to the aggregate of any unreimbursed Advances and accrued and unpaid Servicing Fees with respect to such Deleted Mortgage Loans (the
"Substitution Adjustment Amount") into the related Collection Account on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

          Upon receipt of written notice (x) from the Custodian that any document does not comply with the requirements set forth in clauses (i) through
(iv) of the Custodian's review of the Custodial Files pursuant to Section 2.02 or (y) of a breach of a representation and warranty, the Securities
Administrator shall in turn promptly notify the applicable Originator (with a copy to the applicable Servicer, the Custodian, the Class A-1 Certificate
Insurer and the Unaffiliated Seller) in writing of such non-compliance or breach and request that the related Originator cure such non-compliance or breach within the time period set forth in the applicable Mortgage Loan Purchase
Agreement (but in any event, within 60 days from the date the related Originator is notified of such non-compliance or breach) and if the related Originator does not cure such non-compliance or breach in all material respects during such period, the Securities Administrator shall notify such Originator to repurchase such Mortgage Loan from the Trust Fund at the Repurchase Price. In the event the
Securities Administrator receives written notice (x) of a breach by any
Originator of a representation and warranty that is subject to an automatic sixty-

                                       95

day repurchase obligation pursuant to Section 9.03 of the related Mortgage Loan
Purchase Agreement, which representations and warranties relate to Prepayment
Fees, Predatory Lending Regulations, Single Premium Credit Insurance, the
Georgia Fair Lending Act, the Fair Credit Reporting Act, New York State Banking
Law or (y) that a Mortgage Loan does not constitute a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code, the Securities
Administrator shall notify such Originator to repurchase the Mortgage Loan at the Repurchase Price within sixty (60) days of such Originator's receipt of such notice.

          (e) Upon receipt of the Final Certification with respect to each
Mortgage Loan, the Securities Administrator will notify the related Originator within 5 Business Days of such delivery of any missing documents from the
Custodial File and if the related Originator does not deliver such missing documents within 60 days from the date the related Originator is notified of such noncompliance or breach, the Securities Administrator shall notify such
Originator to repurchase such Mortgage Loan from the Trust Fund at the
Repurchase Price.

          (f) Based solely on information received with respect to any
Substitute Mortgage Loan from the Unaffiliated Seller or the related Originator, as applicable, the related Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the
Substitute Mortgage Loan or Loans and the related Servicer shall deliver the amended Mortgage Loan Schedule to the Securities Administrator. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Unaffiliated Seller shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to
Sections 3.01(f), 3.01(h), 3.01(n), 3.01(o), 3.01(p) and 3.03 of the
Unaffiliated Seller's Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit to the related Collection Account of the amount required to be deposited therein in connection with such substitution as described in this Section 2.03, the Securities Administrator shall forward the
Request for Release from the related Servicer to the Custodian and the Custodian shall release the Mortgage File relating to such Deleted Mortgage Loan to the
Unaffiliated Seller or the related Originator, as applicable, and shall execute and deliver at the Unaffiliated Seller's or related Originator's direction, as applicable, such instruments of transfer or assignment prepared by such party, in each case without recourse, as shall be necessary to vest title in the
Unaffiliated Seller or the related Originator, or its designee, as applicable, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

          (g) In the event that the Unaffiliated Seller or the related
Originator, as applicable, shall have repurchased a Mortgage Loan, the
Repurchase Price therefor shall be deposited in the related Collection Account pursuant to Section 3.10 on or before the Remittance Date for the Distribution
Date in the month following the month during which the Unaffiliated Seller or the related Originator, as applicable, became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price, the delivery of the Opinion of Counsel required by Section 2.05 and receipt of a
Request for Release in the form of Exhibit K hereto, the Securities
Administrator shall forward the Request for Release from the applicable Servicer to the Custodian, and the Custodian shall release the related Custodial File to such Person as directed by such Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each

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case without recourse, as shall be necessary to transfer title from the Trustee.
It is understood and agreed that the obligation under this Agreement of any
Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the
Unaffiliated Seller, the Custodian, the Securities Administrator, the Class A-1
Certificate Insurer or the Trustee on their behalf. In the event such required repurchase or replacement does not occur, the Securities Administrator shall take such actions as directed upon written direction from the Depositor or the
Class A-1 Certificate Insurer and the provision of reasonable indemnity satisfactory to the Securities Administrator in accordance with Sections 6.03 and 10.02.

          (h) If the Unaffiliated Seller is required to repurchase or replace a
Mortgage Loan pursuant to the terms hereof, upon receipt by the Trustee of written direction from the Unaffiliated Seller and either written certification from the Unaffiliated Seller that it has deposited the related Repurchase Price with the Securities Administrator or receipt by the Trustee of a Substitute
Mortgage Loan, as applicable, the Trustee shall assign to the Unaffiliated
Seller its rights under the related Mortgage Loan Purchase Agreement solely with respect to such Mortgage Loan by an assignment in form and substance mutually satisfactory to the Unaffiliated Seller, the Trustee and the Securities
Administrator.

          (i) The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Custodial Files to the Custodian.

          Section 2.04 The Depositor and the Mortgage Loans.

          The Depositor hereby represents and warrants to the Trustee, the
Securities Administrator and the Class A-1 Certificate Insurer with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the related Delivery Date, and following the transfer of the Mortgage
Loans to it by the Unaffiliated Seller, the Depositor had good title to the
Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims.

          The Depositor hereby assigns, transfers and conveys to the Trustee all of its rights with respect to the Initial Mortgage Loans and shall, on each subsequent Transfer Date, convey all of its right, title and interest with respect to the related subsequent Mortgage Loans.

          Section 2.05 Delivery of Opinion of Counsel in Connection with
Substitutions and Non-Qualified Mortgages.

          Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.03 shall be made more than 30 days after the related Delivery Date unless the Unaffiliated Seller delivers, or causes the related Originator to deliver, as applicable, to the Securities Administrator an
Opinion of Counsel, at the expense of the Unaffiliated Seller or the related
Originator, as applicable, addressed to the Trustee and the Securities
Administrator, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Day, as defined in Sections

                                       97

860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created hereunder to fail to qualify as one or more REMICs at any time that any
Certificates are outstanding.

          Section 2.06 Execution and Delivery of Certificates.

          The Trustee acknowledges the transfer and assignment to it of the
Trust Fund and, concurrently with such transfer and assignment, the Securities
Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust
Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and for the benefit of the Class A-1
Certificate Insurer.

          Section 2.07 REMIC Matters.

          The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Unless otherwise stated, the "latest possible maturity date" is December 26, 2035, which is the
Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs.

          Section 2.08 Representations and Warranties of the Depositor.

          The Depositor hereby represents, warrants and covenants to the
Trustee, the Custodian, the Securities Administrator, the Class A-1 Certificate
Insurer and each Servicer that as of the date of this Agreement or as of such date specifically provided herein:

          (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (b) The Depositor has the corporate power and authority to convey the
Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

          (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

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          (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or by-laws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii)
results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii)
results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

          (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this
Agreement;

          (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

          (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee, the Depositor had, or, with respect to the Subsequent Mortgage
Loans, will have, good title to, and was, or will be, the sole owner of each
Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred, or shall transfer, all right, title and interest in each Mortgage
Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage to the
Custodian, on behalf of the Trustee, as and in the manner contemplated by this
Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders and for the benefit of the Class A-1
Certificate Insurer, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders and the Class A-1 Certificate Insurer, the security interest referred to in Section 10.04.

          It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.08 shall survive delivery of the respective Custodial Files to the Custodian and shall inure to the benefit of the Trustee.

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                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

          Section 3.01 Servicers to Service Mortgage Loans.

          (a) For and on behalf of the Certificateholders, and for the benefit of the Class A-1 Certificate Insurer, each Servicer shall service and administer the Mortgage Loans for which it is acting as Servicer in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

               (i) any relationship that such Servicer, any Subservicer or any
     Affiliate of such Servicer or any Subservicer may have with the related
     Mortgagor;

               (ii) the ownership or non-ownership of any Certificate by such
     Servicer or any Affiliate of such Servicer;

               (iii) such Servicer's obligation to make P&I Advances or
     Servicing Advances; or

               (iv) such Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

          To the extent consistent with the foregoing, each Servicer shall seek to maximize the timely and complete recovery of principal and interest on the
Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, each Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when such Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee. Each Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.
Each Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that such Servicer can service the
Mortgage Loans in accordance with the terms of this Agreement. Each Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy.

                                      100

Subject to Section 3.15, the Trustee shall execute, at the written request of the applicable Servicer, and furnish, or cause to be furnished, to such Servicer and any Subservicer such documents as are necessary or appropriate to enable such Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to each Servicer, and this
Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee. The Trustee shall execute a separate power of attorney in favor of each Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicers to perform its duties hereunder. The Trustee shall not be liable for the actions of the Servicers or any Subservicers under such powers of attorney.

          (b) Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing
Advances reimbursable in the first instance from related collections from the
Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11.
Any cost incurred by the a Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

          (c) Notwithstanding anything in this Agreement to the contrary, each
Servicer may not make any future advances with respect to a Mortgage Loan
(except as provided in Section 4.01) and no Servicer shall (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage
Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such
Mortgage Loan (except for a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such
Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed
Department of the Treasury regulations promulgated thereunder) and (B) cause any
REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup day" under the REMIC Provisions, or (iii) except as provided in Section
3.07(a), waive any Prepayment Charges.

          (d) Each Servicer may delegate its responsibilities under this
Agreement; provided, however, that no such delegation shall release such
Servicer from the responsibilities or liabilities arising under this Agreement.

          (e) In the event that the Mortgage Loan Documents relating to any
Mortgage Loan contain provisions requiring the related Mortgagor to submit to binding arbitration of any disputes arising in connection with such Mortgage
Loan, the applicable Servicer shall be entitled to waive any such provisions on behalf of the Trust and to send written notice of such waiver to the related
Mortgagor, although the Mortgagor may still require arbitration of such disputes at its option.

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          Section 3.02 Subservicing Agreements Between the Servicers and
Subservicers.

          (a) Subject to the consent of the Class A-1 Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing and the
Class A-1 Certificates are still outstanding or any amounts are owed to the
Class A-1 Certificate Insurer), which consent shall not be unreasonably withheld, each Servicer may enter into subservicing agreements with Subservicers
(each, a "Subservicer"), for the servicing and administration of the Mortgage
Loans.

          Unless otherwise approved by the Class A-1 Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing), each
Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing
Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each
Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the
Mortgage Loans consistent with the terms of this Agreement. Each Servicer will examine each Subservicing Agreement to which it is a party and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. Each Servicer and the
Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee. Any variation from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the
Subservicing Accounts or the timing and amount of remittances by the
Subservicers to the applicable Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. Each Servicer shall deliver to the Securities Administrator, the Trustee, the Class A-1 Certificate
Insurer, the Master Servicer, the Unaffiliated Seller and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon such Servicer's execution and delivery of such instruments.

          (b) As part of its servicing activities hereunder, each Servicer
(except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a
Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the applicable Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage
Loans. Each Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the

                                      102

related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

          Section 3.03 Successor Subservicers.

          Each Servicer shall be entitled to terminate any Subservicing
Agreement to which it is a party and the rights and obligations of any
Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the applicable Servicer without any act or deed on the part of such Subservicer or such Servicer, and such Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

          Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor, the Master Servicer or the Securities Administrator without fee, in accordance with the terms of this
Agreement, in the event that the applicable Servicer shall, for any reason, no longer be one of the Servicers (including termination due to an Event of
Default).

          Section 3.04 Liability of the Servicers.

          Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a
Subservicer or reference to actions taken through a Subservicer or otherwise, such Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering the Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the applicable Servicer by such
Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          Section 3.05 No Contractual Relationship Between Subservicers and the
Trustee.

          Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the applicable Servicer alone, and neither the Trustee nor the Securities
Administrator (or any successor Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. Each Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether such Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

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          Section 3.06 Assumption or Termination of Subservicing Agreements by
Master Servicer.

          In the event that a Servicer at any time shall for any reason no longer be a Servicer (including by reason of the occurrence of an Event of
Default), the Master Servicer or its designee shall thereupon assume all of the rights and obligations of the applicable Servicer under each Subservicing
Agreement that such Servicer may have entered into, with copies thereof provided to the Master Servicer prior to the Master Servicer assuming such rights and obligations, unless the Master Servicer elects to terminate any Subservicing
Agreement in accordance with its terms as provided in Section 3.03.

          Upon such assumption, the Master Servicer, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the applicable Servicer's interest therein and to have replaced such Servicer as a party to each Subservicing Agreement to which the predecessor Servicer was a party to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the applicable Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be a Servicer and (ii) none of the Depositor, the
Trustee, their designees or any successor Servicer shall be deemed to have assumed any liability or obligation of such Servicer that arose before it ceased to be a Servicer.

          The applicable Servicer at its expense shall, upon request of the
Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement to which it is a party and the Mortgage
Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

          Section 3.07 Collection of Certain Mortgage Loan Payments;
Establishment of Certain Accounts.

          (a) Each Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, a Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, such Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d)
pursuant to which such Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, a Servicer may not waive, in whole or in part, a Prepayment Charge, except under the following circumstances: (i) such waiver relates to a default or a

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reasonably foreseeable default and would, in the reasonable judgment of such
Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, and doing so is standard and customary in servicing mortgage loans similar to the Mortgage Loans
(including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), and in no event will such Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default or (ii) such Prepayment Charge is not permitted to be collected by applicable law. If a Prepayment Charge is waived other than as permitted by the prior sentence, then such Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the related Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the related
Collection Account. Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Charge payable under the terms of the
Mortgage Note is less than the amount of the Prepayment Charge set forth in the
Mortgage Loan Schedule or other information provided to the applicable Servicer, such Servicer shall not have any liability or obligation with respect to such difference, and in addition shall not have any liability or obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the
Mortgage Loan Schedule.

          (b) (i) The Securities Administrator shall establish and maintain the
Excess Reserve Fund Account, on behalf of the Class X Certificateholders to receive any Basis Risk Payment and to secure their limited recourse obligation to pay to the LIBOR Certificateholders Basis Risk Carry Forward Amounts.

               (ii) On each Distribution Date, the Securities Administrator shall deposit the amount of any Basis Risk Payment made for the benefit of the
Certificateholders made for the benefit of the LIBOR Certificates for such date into the Excess Reserve Fund Account.

          (c) (i) On each Distribution Date on which there exists a Basis Risk
Carry Forward Amount on any Class of Certificates, the Securities Administrator
shall (1) withdraw from the Distribution Account and deposit in the Excess
Reserve Fund Account, as set forth in Section 4.02(a)(iii)(U), the lesser of (a)
the Class X Distributable Amount (without regard to the reduction in the definition thereof with respect to the Basis Risk Payment) (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(T), and
(b) the Basis Risk Payment and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the Basis Risk
Carry Forward Amount. Such payments shall be allocated to those Classes on a pro rata basis based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Section
4.02(a)(iii)(V).

               (ii) The Securities Administrator shall account for each of the
Supplemental Interest Trust, the Excess Reserve Fund Account and the Swap
Account as an outside reserve fund within the meaning of Treasury regulations section 1.860G-2(h) and not as an asset of any REMIC created pursuant to this
Agreement. The beneficial owners of the

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Supplemental Interest Trust, the Excess Reserve Fund Account and the Swap
Account are the Class X Certificateholders. For all federal tax purposes, amounts transferred by REMIC V to the Excess Reserve Fund Account shall be treated as distributions by the Securities Administrator to the Class X
Certificateholders. For all federal tax purposes, amounts transferred by REMIC V to the Swap Account shall be treated as distributions by the Securities
Administrator on the Class I Interests.

               (iii) Any Basis Risk Carry Forward Amounts paid by the Securities
Administrator to the LIBOR Certificateholders shall be accounted for by the
Securities Administrator as amounts paid first to the Holders of the Class X
Certificates and then to the respective Class or Classes of LIBOR Certificates.

               (iv) Notwithstanding any provision contained in this Agreement, the Securities Administrator shall not be required to make any payments from the
Excess Reserve Fund Account except as expressly set forth in this Section
3.07(c) and Sections 4.02(a)(iii)(V)-(W).

          (d) The Securities Administrator, on behalf of the Trustee, shall establish and maintain the Distribution Account on behalf of the
Certificateholders. The Securities Administrator shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

               (i) the aggregate amount remitted by each Servicer to the Master
     Servicer pursuant to Section 3.11(a)(i) which amounts the Master Servicer will then remit to the Securities Administrator prior to the related distribution date;

               (ii) any amount deposited by each Servicer pursuant to Section
     3.10 in connection with any losses on Permitted Investments; and

               (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

          In the event that any Servicer remit any amount not required to be remitted, it may at any time direct the Securities Administrator in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Securities Administrator which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution
Account shall be held by the Securities Administrator in trust for the
Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02. In no event shall the Securities
Administrator incur liability for withdrawals from the Distribution Account at the direction of the Servicers.

          (e) The Securities Administrator, on behalf of the Trustee, shall establish and maintain the Capitalized Interest Account, on behalf of the
Certificateholders. On the Closing Date, the Securities Administrator shall deposit $100.00 into the Capitalized Interest Account from the proceeds of the sale of the LIBOR Certificates. Withdrawals from the Capitalized Interest
Account shall be made in accordance with Sections 4.02(c) and (d). The
Securities Administrator shall account for the Capitalized Interest Account as an outside reserve fund

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within the meaning of Treasury regulations section 1.860G-2(h) and not as an asset of any REMIC created pursuant to this Agreement. The beneficial owner of the Capitalized Interest Account shall be the Unaffiliated Seller.

          (f) The Securities Administrator, on behalf of the Trustee, shall establish and maintain the Pre-Funding Accounts on behalf of the
Certificateholders. On the Closing Date, the Securities Administrator shall deposit the Group I Initial Pre-Funded Amount into the Group I Pre-Funding
Account and the Group II Initial Pre-Funded Amount into the Group II Pre-Funding
Account, in each case from the proceeds of the sale of the LIBOR Certificates.
Withdrawals from the Pre-Funding Accounts shall be made in accordance with
Sections 4.02(e) and (f).

          (g) The Securities Administrator may invest the funds in the Accounts, other than the Collection Account or the Distribution Account, with prior written investment direction. With respect to the Distribution Account such funds shall be held uninvested. With respect to the Pre-Funding Accounts and the
Capitalized Interest Account such direction shall be provided by the
Unaffiliated Seller, and shall be in Permitted Investments and such directions shall be in accordance with Section 3.12. Amounts on deposit in the Excess
Reserve Fund Account shall not be invested.

          (h) Each Servicer shall give prior written notice to the Trustee, the
Securities Administrator, the Master Servicer, each Rating Agency and the
Depositor of any proposed change of the location of the related Collection
Account.

          (i) In order to comply with its duties under the U.S.A. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the parties hereto, including but not limited to, each party's name, address and other identifying information.

          (j) The Securities Administrator shall establish and maintain the
Pre-Funding Reserve Account, on behalf of the Class X Certificateholders. On the
Closing Date, the Unaffiliated Seller shall remit to the Securities
Administrator and the Securities Administrator shall deposit $4,769,346 into the
Pre-Funding Reserve Account. The Securities Administrator shall account for the
Pre-Funding Reserve Account as an outside reserve fund within the meaning of
Treasury regulations section 1.860G-2(h) and not as an asset of any REMIC created pursuant to this Agreement. The beneficial owner of the Pre-Funding
Reserve Account shall be the Unaffiliated Seller. On the Closing Date, the Class
X Certificateholders' rights in the Pre-Funding Reserve Account will be conveyed to JPMorgan Chase Bank, N.A., as indenture trustee on behalf of the Noteholders of the IXIS Real Estate Capital Inc. NIM 2005-HE3N Notes and shall be subject to the terms of the NIM Indenture.

          (k) On each Subsequent Transfer Date, the amount required to remain on deposit in the Pre-Funding Reserve Account will be permitted to step down to an amount equal to the product of (a) $4,769,346 multiplied by (b) a fraction, the numerator of which is the amount remaining in the Pre-Funding Accounts (after giving effect to any withdrawals on such Subsequent Transfer Date) and the denominator of which is the Initial Pre-Funded Amount. Any excess amount that is not required to remain in the Pre-Funding Reserve Account will be withdrawn by the Securities Administrator from the Pre-Funding Reserve Account and released to the Unaffiliated Seller.

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          (l) On any Subsequent Transfer Date on which at least 99% of the
Initial Pre-Funded Amount has been used to purchase Subsequent Mortgage Loans, the Securities Administrator shall withdraw and release to the Unaffiliated
Seller any remaining amounts in the Pre-Funding Reserve Account. If less than
99% of the Initial Pre-Funded Amount has been used to purchase Subsequent
Mortgage Loans, then on the Distribution Date following the end of the
Pre-Funding Period, the Securities Administrator shall (a) withdraw an amount equal to (i) the percentage of the Initial Pre-Funded Amount not used to purchase Subsequent Mortgage Loans multiplied by (ii) $4,769,346 and remit such amount to the Class X Certificateholders and (b) withdraw any remaining amounts in the Pre-Funding Reserve Account and release such amounts to the Unaffiliated
Seller, and thereafter the Pre-Funding Reserve Account shall be terminated.

          (m) The Securities Administrator, on behalf of the Trustee, shall establish and maintain the Swap Account, on behalf of the Certificateholders, the Swap Provider and the Class A-1 Certificate Insurer. Withdrawals from the
Swap Account shall be made in accordance with Section 4.02(h).

          (n) The Securities Administrator shall pay the Custodian and the
Trustee their fees and expenses, if any, based upon a separate fee schedule. The fees of the Custodian and the Trustee shall be payable solely by the Securities
Administrator from its own funds. The expenses of the Custodian and the Trustee, if any, shall be paid from the Trust Fund.

          Section 3.08 Subservicing Accounts.

          In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing
Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the related Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business
Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account of the related
Servicer or remit such proceeds to the related Servicer for deposit in the related Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, such
Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

          Section 3.09 Collection of Taxes, Assessments and Similar Items;
Escrow Accounts.

          (a) Each Servicer shall ensure that each of the first lien Mortgage
Loans serviced by such Servicer shall be covered by a paid-in-full, life-of-the-loan tax service contract with a nationally recognized provider acceptable to the applicable Servicer (each, a "Tax Service

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Contract"). Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the applicable Servicer's expense in the event that a Servicer is terminated as servicer of the related Mortgage Loan.

          (b) To the extent that the services described in this paragraph (b)
are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, each Servicer undertakes to perform such functions. Each
Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Escrow Accounts"), which shall be
Eligible Accounts. Each Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after a
Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors
("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the applicable Servicer (or a
Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance);
(iii) refund to Mortgagors any sums as may be determined to be overages; (iv)
pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account, and the applicable Servicer shall be entitled to withdraw from the Escrow Account any interest earned and not required to be paid to
Mortgagors; (v) clear and terminate the Escrow Account at the termination of the applicable Servicer's obligations and responsibilities in respect of the
Mortgage Loans under this Agreement, and the applicable Servicer shall be entitled to withdraw from the Escrow Account any interest earned and not required to be paid to the Mortgagors; (vi) to transfer such funds to a replacement Escrow Account that meets the requirements hereof; or (vii) recover amounts deposited in error. As part of its servicing duties, each Servicer or
Subservicer shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the applicable Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The applicable Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

          Section 3.10 Collection Accounts.

          (a) On behalf of the Trustee, each Servicer shall establish and maintain, or cause to be established and maintained, one or more separate
Eligible Accounts (each such

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account or accounts, a "Collection Account"), held in trust for the benefit of the Trustee entitled "Deutsche Bank National Trust Company on behalf of IXIS
Real Estate Capital Trust 2005-HE3". On behalf of the Trustee, each Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the applicable Servicer's receipt thereof, and shall thereafter deposit in the related Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the related Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the related
Cut-off Date, and except for $279,596.46 in interest, which is being retained by the Unaffiliated Seller), or payments (other than Principal Prepayments)
received by it on or prior to the related Cut-off Date but allocable to a Due
Period subsequent thereto:

               (i) all payments on account of principal, including Principal
     Prepayments, on the Mortgage Loans;

               (ii) all payments on account of interest (net of the related
     Servicing Fee) on each Mortgage Loan;

               (iii) all Insurance Proceeds and Condemnation Proceeds to the
     extent such Insurance Proceeds and Condemnation Proceeds are not to be
     applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices, and Liquidation Proceeds;

               (iv) any amounts required to be deposited pursuant to Section
     3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the related Collection Account;

               (v) any amounts required to be deposited by such Servicer
     pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

               (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement; and

               (vii) all Prepayment Charges collected by such Servicer.

          The foregoing requirements for deposit in the related Collection
Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicers in the Collection Account and shall, upon collection, belong to the applicable Servicer as additional compensation for its servicing activities. In the event that a Servicer shall deposit in the related Collection Account any amount not required to be deposited therein, such Servicer may at any time withdraw such amount from its
Collection Account, any provision herein to the contrary notwithstanding.

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          (b) Funds in the Collection Accounts may be invested in Permitted
Investments in accordance with the provisions set forth in Section 3.12. Each
Servicer shall give notice to the Trustee, the Securities Administrator, the
Master Servicer and the Depositor of the location of its Collection Account maintained by it when established and prior to any change thereof.

          Section 3.11 Withdrawals from the Collection Accounts.

          (a) Each Servicer shall, from time to time, make withdrawals from the
Collection Accounts for any of the following purposes or as described in Section
4.01:

          (i) On or prior to each Remittance Date, to remit to the Master
     Servicer the Interest Remittance Amount and the Principal Remittance Amount
     in respect of the related Distribution Date together with all amounts representing Prepayment Charges from the Mortgage Loans received during the related Prepayment Period;

          (ii) to reimburse such Servicer for unreimbursed P&I Advances, but only to the extent of amounts received which represent Late Collections
     (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans
     that it Services with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

          (iii) to pay such Servicer or any Subservicer (a) any unpaid Servicing
     Fees or (b) any unreimbursed Servicing Advances with respect to each
     Mortgage Loan that it services, but only to the extent of any Late
     Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance
     Proceeds, or other amounts as may be collected by such Servicer from the related Mortgagor, or otherwise received with respect to such Mortgage Loan
     (or the related REO Property);

          (iv) to pay to such Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in the related Collection Account and any
     Prepayment Interest Excesses;

          (v) to pay to the Unaffiliated Seller or the related Originator, as applicable, with respect to each Mortgage Loan that it services that has previously been purchased or replaced by the Unaffiliated Seller or such
     Originator, as applicable, pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

          (vi) to reimburse such Servicer for (a) any P&I Advance or Servicing
     Advance previously made which such Servicer has determined to be a
     Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in
     accordance with the provisions of Section 4.01 and (b) any unpaid Servicing
     Fees to the extent not recoverable from Late Collections, Liquidation
     Proceeds, Condemnation Proceeds, Insurance Proceeds, or other amounts received with respect to the related Mortgage Loan under Section
     3.11(a)(iii); provided, that this clause (b) shall only apply with respect to Servicing Fees to second lien Mortgage Loans;

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          (vii) to pay, or to reimburse such Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to
     Section 3.15;

          (viii) to reimburse such Servicer, the Depositor, the Custodian, the
     Securities Administrator or the Trustee for expenses and/or indemnities incurred by or reimbursable to such Servicer, the Depositor, the Custodian, the Securities Administrator or the Trustee, as the case may be, pursuant to Section 6.03;

          (ix) to reimburse such Servicer, the Unaffiliated Seller, the
     Depositor, the Custodian, the Securities Administrator, the Class A-1
     Certificate Insurer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under Section 2.03 of this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation to the extent not otherwise paid pursuant to the terms hereof;

          (x) to withdraw any amounts deposited in the Collection Accounts in error; and

          (xi) to clear and terminate the Collection Accounts upon termination of this Agreement.

          (b) Each Servicer shall keep and maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from its Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix)
above. Each Servicer shall provide written notification to the Master Servicer, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the related Collection Account pursuant to subclause (a)(vi) above.

          (c) Each Servicer shall be responsible for reviewing and reconciling the applicable Collection Account in accordance with Accepted Servicing
Practices. Each Servicer shall act promptly to resolve any discrepancies.

          Section 3.12 Investment of Funds in the Accounts.

          (a) Each Servicer may invest funds in its Collection Account and the
Master Servicer may direct the Securities Administrator to invest funds in the
Distribution Account, and the Unaffiliated Seller may direct the Securities
Administrator to invest the funds in the Pre-Funding Accounts, the Pre-Funding
Reserve Account and the Capitalized Interest Account (each of such Accounts, for purposes of this Section 3.12, an "Investment Account"), in one or more
Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such investment directions shall be in writing and if the Securities Administrator does not receive such written instructions no investment shall be made. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment
Account (other than a Collection Account) shall be made in the name of the
Securities Administrator. The Securities Administrator shall be entitled to sole possession (except with respect to investment

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direction of funds held in the related Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities
Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator. Any investment of funds in a Collection Account shall be made in the name of the related Servicer. Each Servicer shall be entitled to sole possession (except with respect to investment direction of funds held in the related Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the related Servicer or its agent, together with any document of transfer necessary to transfer title to such investment to the such
Servicer. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Securities
Administrator may:

          (i)  consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such
               Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (ii) demand payment of all amounts due thereunder that such Permitted
               Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) (i) All income and gain realized from the investment of funds deposited in the related Collection Account with respect to the Servicers, and the Distribution Account, with respect to the Master Servicer, held by or on behalf of the applicable Servicer, shall be for the benefit of the applicable
Servicer or the Master Servicer, as applicable, and shall be subject to its withdrawal in the manner set forth in Section 3.11 in the case of income in the applicable Collection Account. Whether in regard to the Collection Accounts or the Distribution Account, each Servicer and the Master Servicer shall deposit in the Collection Accounts or the Distribution Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment directed by the applicable Servicer or Master Servicer, as applicable, made with funds in such accounts immediately upon realization of such loss. (ii) All income and gain realized from the investment of funds deposited in the
Pre-Funding Accounts, the Pre-Funding Reserve Account and the Capitalized
Interest Account held by or on behalf of the Unaffiliated Seller shall be retained in such Investment Account, subject to withdrawal as provided in
Section 4.02. Whether in regard to the Pre-Funding Accounts or the Capitalized
Interest Account, the Unaffiliated Seller shall deposit in the Pre-Funding
Accounts or the Capitalized Interest Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment, the Securities Administrator shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. The Securities Administrator shall

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not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in any Investment Account or the
Distribution Account if made in accordance with this Section 3.12.

          (d) The Securities Administrator and Master Servicer or any of their
Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Securities Administrator's or Master Servicer's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the
Permitted Investments, (ii) using Affiliates to effect transactions in certain
Permitted Investments and (iii) effecting transactions in certain Permitted
Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

          (e) The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities
Administrator's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

          Section 3.13 Maintenance of Hazard Insurance and Errors and Omissions
and Fidelity Coverage.

          (a) Each Servicer shall cause to be maintained for each Mortgage Loan serviced by such Servicer fire insurance with extended coverage on the related
Mortgaged Property in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property serviced by such Servicer in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO
Property, plus accrued interest at the Mortgage Rate and related Servicing
Advances. Each Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by such Servicer under any such policies
(other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the related Collection
Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by a
Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Securities Administrator, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and

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agreed that no earthquake or other additional insurance is to be required of any
Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the
Mortgaged Property or REO Property is at any time in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the applicable
Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i)
the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged
Property is located is participating in such program).

          In the event that a Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better from
Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the applicable Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or
REO Property a policy complying with the first two sentences of this Section
3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the related Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the
Mortgage Loans, each Servicer agrees to prepare and present, on behalf of itself, the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

          (b) Each Servicer shall keep in force during the term of this
Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of such Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the
Mortgage Loans, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or
Freddie Mac, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall provide the Master Servicer with copies of any such insurance policies and fidelity bond upon the Master
Servicer's request. Each Servicer shall be deemed to have complied with this provision if an Affiliate of such Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be canceled by such Servicer without thirty days' prior written notice to the Master Servicer.
Each Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

          Section 3.14 Enforcement of Due-On-Sale Clauses Assumption Agreements.

          Each Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute

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conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale"
clause, if any, applicable thereto; provided, however, that the applicable
Servicer shall not be required to take such action if, in its sole business judgment, such Servicer believes it is not in the best interests of the Trust
Fund and shall not exercise any such rights if prohibited by law from doing so.
If such Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, such Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Each Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the
Mortgage Note; provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of such Servicer, and such substitution is in the best interest of the Certificateholders as determined by such Servicer. In connection with any assumption, modification or substitution, the applicable Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by
it. Neither Servicer shall take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by a Servicer in respect of an assumption or substitution of liability agreement will be retained by such
Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the related Mortgage Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof.
Each Servicer shall notify the Trustee, the Securities Administrator, the Master
Servicer and the Custodian that any such substitution, modification or assumption agreement has been completed and forward to the Custodian the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

          Notwithstanding the foregoing paragraph or any other provision of this
Agreement, a Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage
Loan by operation of law or by the terms of the Mortgage Note or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

          Section 3.15 Realization Upon Defaulted Mortgage Loans.

          Each Servicer shall use its best efforts, consistent with Accepted
Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition

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of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. Each Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an uninsured cause, the applicable Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by such Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. Each Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

          The proceeds of any liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation
Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the applicable
Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to reimburse the applicable Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; third, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the
Mortgage Rate, to the date of the liquidation or REO Disposition, or to the Due
Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a liquidation or REO Disposition and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the applicable Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the applicable Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or
3.17, and second, to the Securities Administrator in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

          Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event a Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related
Mortgaged Property, or if the Master Servicer otherwise requests, such Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, such
Servicer shall promptly provide the Master Servicer with a written report of the environmental inspection.

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          After reviewing the environmental inspection report, the applicable
Servicer shall determine consistent with Accepted Servicing Practices, how to proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the applicable
Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the
Liquidation Proceeds are insufficient to fully reimburse such Servicer, such
Servicer shall be entitled to be reimbursed from amounts in the Collection
Accounts pursuant to Section 3.11. In the event the applicable Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed from general collections for all
Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.11.

          Section 3.16 Release of Mortgage Files.

          (a) Upon the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the applicable Servicer will, within five
(5) Business Days of the payment in full, notify the Trustee, the Securities
Administrator and the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related
Collection Account pursuant to Section 3.10 have been or will be so deposited)
of a Servicing Officer and shall request delivery to it of the Custodial File.
Upon receipt of such certification and Request for Release, the Custodian shall promptly release the related Custodial File to the applicable Servicer within five (5) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related
Collection Account.

          (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Custodian shall, upon request of any Servicer and delivery to the Custodian, of a Request for Release, release the related Custodial File to such Servicer, and the Trustee shall, at the direction of such Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and such Servicer shall retain the
Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the applicable Servicer to return each and every document previously requested from the Custodial File to the Custodian when the need therefor by such Servicer no longer exists, unless the Mortgage Loan has been charged-off or liquidated and the Liquidation Proceeds relating to the Mortgage
Loan have been deposited in a Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and such Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the
Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a
Servicing Officer stating that such Mortgage Loan was charged-off or liquidated and that all amounts received or to be received in connection with

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such liquidation that are required to be deposited into the related Collection
Account have been so deposited, or that such Mortgage Loan has become an REO
Property, a copy of the Request for Release of documents shall be released by the Custodian to the applicable Servicer or its designee.

          Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the applicable Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the applicable Servicer a power of attorney sufficient to authorize such Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          Upon receipt of a Request for Release under this Section 3.16, the
Custodian shall deliver the related Custodial File to the applicable Servicer by regular mail, unless such Servicer requests that the Custodian deliver such
Custodial File to such Servicer by overnight courier (in which case such delivery shall be at such Servicer's expense). To the extent that the applicable
Servicer requires an overnight courier for such delivery and incurs the related expense due to such Servicer not having previously received copies of the documents required to be delivered to such Servicer hereunder, the Unaffiliated
Seller shall use commercially reasonable efforts to assist such Servicer in causing the related Originator pursuant to the related Mortgage Loan Purchase
Agreement to reimburse such Servicer for such expense.

          Section 3.17 Title, Conservation and Disposition of REO Property.

          (a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a
Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the applicable Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders. Upon written request by the applicable Servicer, the Trustee shall provide such
Servicer with a power of attorney prepared by such Servicer with respect to such
REO Property.

          (b) Each Servicer shall manage, conserve, protect and operate each REO
Property for the Trustee solely for the purpose of its prompt disposition and sale. Each Servicer, either itself or through an agent selected by such
Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as such Servicer deems to be in the best interest of

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the Trustee. The applicable Servicer shall notify the Trustee and the Securities
Administrator from time to time as to the status of each REO Property.

          (c) [Reserved].

          (d) [Reserved].

          (e) Each Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the related Collection Account.

          (f) Each Servicer shall deposit net of reimbursement to such Servicer for any related outstanding P&I Advances, Servicing Advances and unpaid
Servicing Fees provided in Section 3.11, or cause to be deposited, on a daily basis in the related Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

          (g) Each Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed P&I Advances and Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

          (h) Any net proceeds from a REO Disposition which are in excess of the applicable Stated Principal Balance plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the applicable
Servicer as additional servicing compensation.

          (i) Each Servicer shall use its reasonable best efforts to sell, or cause the Subservicer to sell, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by REMIC I unless (i) the applicable Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO
Property shall be sold within the applicable extension period, or (ii) the applicable Servicer obtains for the Trustee and the Securities Administrator an
Opinion of Counsel, addressed to the Depositor, the Trustee, the Securities
Administrator and such Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC created hereunder to fail to qualify as a REMIC under the REMIC
Provisions or comparable provisions of relevant state laws at any time. Each
Servicer shall manage, conserve, protect and operate each REO Property that it services for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as
"foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by any REMIC created hereunder of any "income from non-permitted assets"
within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the applicable
Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to

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such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the
Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property;
provided, however, that any rent received or accrued with respect to such REO
Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

          Section 3.18 Notification of Adjustments.

          With respect to each Adjustable Rate Mortgage Loan that it services, each Servicer shall adjust the Mortgage Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. Each Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled
Payment adjustments. Each Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by a Servicer or the receipt of notice from the Master Servicer that such Servicer has failed to adjust a
Mortgage Rate or Scheduled Payment in accordance with the terms of the related
Mortgage Note, such Servicer shall deposit in its Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

          Section 3.19 Access to Certain Documentation and Information Regarding
the Mortgage Loans.

          Each Servicer shall provide, or cause the applicable Subservicer to provide, to the Depositor, the Custodian, the Unaffiliated Seller, the
Securities Administrator, the Class A-1 Certificate Insurer, the Master
Servicer, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof access to the documentation regarding the Mortgage Loans in its possession. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the applicable Servicer or any Subservicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

          Section 3.20 Documents, Records and Funds in Possession of each
Servicer to be Held for the Securities Administrator.

          Each Servicer shall account fully to the Trustee, the Master Servicer, the Securities Administrator for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds, Condemnation
Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage
Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in its Collection Account, shall be held by such Servicer for and on behalf of

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the Trustee and shall be and remain the sole and exclusive property of the
Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in any Account, or any funds that otherwise are or may become due or payable to the Securities Administrator for the benefit of the
Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the applicable
Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

          Section 3.21 Servicing Compensation.

          (a) As compensation for its activities hereunder, each Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to its
Collection Account and from Liquidation Proceeds, Condemnation Proceeds,
Insurance Proceeds and REO Proceeds related to such Mortgage Loan, the Servicing
Fee with respect to each Mortgage Loan that it services (less any portion of such amounts retained by any Subservicer). In addition, each Servicer shall be entitled to recover unpaid Servicing Fees out of related late collections and as otherwise permitted under Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the applicable Servicer's responsibilities and obligations under this Agreement; provided, however, that a Servicer may pay from the
Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing
Agreement entered into under Section 3.02.

          (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by a
Servicer only to the extent such fees or charges are received by such Servicer.
Each Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the related Collection Account, as additional servicing compensation, interest or other income earned on deposits therein. In addition, each Servicer shall be entitled to retain Prepayment Interest Excesses (to the extent not required to offset Prepayment Interest Shortfalls), but only to the extent such amounts are received by such Servicer.

          (c) Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by such Servicer), and shall not be entitled to reimbursement therefor from the Trust Fund except as specifically provided in Section 3.11.

          Section 3.22 Annual Statement as to Compliance.

          Each Servicer will deliver or cause to be delivered to the Depositor, the Rating Agencies, the Unaffiliated Seller, the Class A-1 Certificate Insurer,
the Master Servicer, the Securities Administrator and the Trustee on or before
March 15th of each year in which a 10-K is required to be filed, or on or before
March 24th of each year in which no 10-K is required to

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be filed, of each calendar year, commencing in 2006, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the applicable Servicer during the preceding calendar year and of performance under this Agreement has been made, and (ii) based on such review, the applicable Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Servicer and the nature and status thereof. The obligations of a Servicer under this Section apply to each Servicer that serviced a Mortgage Loan during the applicable period, whether or not such Servicer is acting as a Servicer at the time such
Officer's Certificate is required to be delivered.

          Section 3.23 Annual Independent Public Accountants' Servicing
Statement; Financial Statements.

          (a) Not later than March 15th of each year in which a 10-K is required to be filed, or not later than March 24th of each year in which no 10-K is required to be filed, of each calendar year commencing in 2006, each Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Depositor, the Unaffiliated
Seller, the Rating Agencies, the Class A-1 Certificate Insurer, the Master
Servicer, the Securities Administrator and the Trustee a report stating that (i)
it has obtained a letter of representation regarding certain matters from the management of the applicable Servicer which includes an assertion that such
Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage
Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of
Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those
Subservicers.

          (b) As soon as available, and in any event within 90 days after the close of each fiscal year of each Servicer, such Servicer, at its expense, shall cause the audited balance sheets of such Servicer, as of the end of such fiscal year and the audited statements of income, changes in equity and cash flows of such Servicer, for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of the nationally recognized firm of independent certified public accountants to be delivered to the Class A-1 Certificate Insurer.

          Section 3.24 Master Servicer to Act as Servicer.

          In the event that a Servicer shall for any reason no longer be a
Servicer hereunder (including by reason of an Event of Default), except as provided under Section 7.02, the Master Servicer or its successor shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of

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such Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including, but not limited to, repurchases or substitutions pursuant to Section 2.03, (iv)
responsible for expenses of the predecessor Servicer pursuant to Section 2.03 or
(v) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to Section 7.02.

          Every subservicing agreement entered into by a Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

          If a Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Master Servicer (or any other successor
Servicer) may, at its option, succeed to any rights and obligations of such
Servicer under any subservicing agreement in accordance with the terms thereof;
provided that the Master Servicer (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor
Servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of such Servicer thereunder; and such Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession.

          The applicable Servicer shall, upon request of the Master Servicer, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement (if any) and the Mortgage
Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

          Section 3.25 Compensating Interest.

          Each Servicer shall remit to the Master Servicer on each Remittance
Date an amount from its own funds equal to the Compensating Interest payable by applicable the Servicer for the related Distribution Date.

          Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act.

          (a) With respect to each Mortgage Loan that it services, each Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans
Union Credit Information Company (three of the national credit repositories), on a monthly basis.

          (b) Each Servicer shall comply with Title V of the Gramm-Leach-Bliley
Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans that it services and the related borrowers and shall provide all required notices thereunder.

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          Section 3.27 Advance Facilities.

          With the prior written consent of the Class A-1 Certificate Insurer, each Servicer is hereby authorized to enter into a financing or other facility
(an "Advance Facility") under which (l) such Servicer sells, assigns or pledges to another Person (an "Advancing Person") such Servicer's rights under this
Agreement to be reimbursed for any Advances and/or (2) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by such Servicer pursuant to this Agreement. Except as provided in the preceding sentence, no consent of any party is required before such Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance
Facility under which an Advancing Person agrees to fund P&I Advances and/or
Servicing Advances on such Servicer's behalf, such Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

          Reimbursement amounts ("Advance Reimbursement Amounts") shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the applicable Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming such
Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

          Each Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor
Servicer, and the successor Servicer shall not be liable for any errors in such information.

          An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

          The documentation establishing any Advance Facility shall require that
Advance Reimbursement Amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out"
(FIFO) basis. Such documentation shall also require the applicable Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each Advance Reimbursement Amount distributed to such Advancing
Person or to a trustee or custodian (an "Advance Facility Trustee") on each
Distribution Date, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Advance Reimbursement Amount with respect to each Mortgage Loan. The applicable Servicer shall remain entitled to be reimbursed pursuant to the Advance Facility by the Advancing Person or Advance
Facility Trustee for all P&I Advances and Servicing Advances funded by such
Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

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          Any amendment to this Section 3.27 or to any other provision of this
Agreement that may be necessary or appropriate to effect the terms of an Advance
Facility as described generally in this Section 3.27, including amendments to add provisions relating to successor Servicers, may be entered into by the
Trustee, the Securities Administrator, the Depositor, the Unaffiliated Seller
and the Servicer without the consent of any Certificateholder, but with the consent of the Class A-1 Certificate Insurer, notwithstanding anything to the contrary in this Agreement. Prior to entering into an Advance Facility, each
Servicer shall notify the lender under such facility in writing that: (a) the
Advances financed by and/or pledged to the lender are obligations owed to such
Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of such Advances only to the extent provided herein, and the Securities Administrator is not otherwise obligated or liable to repay any Advances financed by the lender; (b) such
Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; (c) none of the
Master Servicer, the Trustee or the Securities Administrator shall have any responsibility to track or monitor the administration of the financing arrangement between the applicable Servicer and the lender; (d) if the applicable Servicer is replaced by a successor servicer, the lender shall continue to be entitled to receive reimbursements as provided in clause (a)
above but shall have no further right to make advances with respect to the transaction subject to this Agreement; and (e) (i) the pledge, if any, of applicable Servicer's rights to the lender under the facility conveys no rights
(such as a right to fees after the removal of such Servicer or the right to become a substitute servicer) under this Agreement, or against the Trust Fund, any investor in or guarantor of securities issued hereunder, or any person other than such Servicer, (ii) the applicable Servicer is only pledging assets and rights that it owns and any purported pledge of any assets or rights that are not property of such Servicer shall be of force and effect and will not be deemed to create any additional rights or assets of either the lender or such
Servicer and (iii) the lender shall take such steps as are reasonably necessary to confirm to a successor servicer that it has no rights in any collateral due or payable on or after the date of servicing transfer other than such Servicer's rights to reimbursement of Advances (to be repaid pursuant to the terms of this
Agreement) for Advances made prior to such servicing transfer.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICERS

          Section 4.01 Advances.

          (a) The amount of P&I Advances to be made by each Servicer for any
Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) with respect to the Mortgage Loans, the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due on the Due
Date immediately preceding such Remittance Date in respect of such Mortgage
Loans, which Scheduled Payments were not received as of the related
Determination Date, plus (ii) with respect to each REO Property, which REO
Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related
Prepayment Period, an amount equal to the excess, if any, of the Scheduled
Payments (with each interest portion thereof

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net of the related Servicing Fee) that would have been due on the related Due
Date in respect of the related Mortgage Loans, over the net income from such REO
Property transferred to the Collection Accounts for distribution on such
Remittance Date.

          (b) On the Remittance Date, each Servicer shall remit in immediately available funds to the Master Servicer an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO
Properties serviced by such Servicer for the related Remittance Date either (i)
from its own funds, (ii) from the related Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the related Collection Account that
Amounts Held for Future Distribution have been, as permitted by this Section
4.01, used by such Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I
Advances to be made by such Servicer with respect to the Mortgage Loans and REO
Properties. Any Amounts Held For Future Distribution and so used shall be appropriately reflected in such Servicer's records and replaced by such Servicer by deposit in the related Collection Account on or before any future Remittance
Date to the extent required.

          (c) The obligation of each Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to paragraph (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

          (d) Notwithstanding anything herein to the contrary, no P&I Advance or
Servicing Advance shall be required to be made hereunder by any Servicer if such
P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I
Advance or Nonrecoverable Servicing Advance. The determination by the applicable
Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable
Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable
Servicing Advance, respectively, shall be evidenced by an Officers' Certificate of such Servicer delivered to the Securities Administrator and Master Servicer.

          (e) Except as otherwise provided herein, each Servicer shall be entitled to reimbursement pursuant to Section 3.11 hereof for P&I Advances and
Servicing Advances from recoveries from the related Mortgagor or from all
Liquidation Proceeds and other payments or recoveries (including Insurance
Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

          (f) On each Remittance Date, the Master Servicer shall deposit all funds remitted to it by the Servicers pursuant to Sections 3.11(a)(i) and 3.25 and this Section 4.01 in a segregated Eligible Account for the benefit of the
Certificateholders and, prior to each Distribution Date, will withdraw all amounts from such account and remit such amounts to the Securities Administrator for deposit in the Distribution Account. The Master Servicer may retain or withdraw from the Distribution Account, (i) the Securities Administrator and
Master Servicer Fee, (ii) amounts necessary to reimburse it for any previously unreimbursed Advances and any

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Advances the Master Servicer deems to be nonrecoverable from the related
Mortgage Loan proceeds, (iii) an amount to indemnify itself for amounts due in accordance with this Agreement, and (iv) any other amounts that it is entitled to receive hereunder for reimbursement, indemnification or otherwise.

          Section 4.02 Priorities of Distribution.

          (a) On each Distribution Date, the Securities Administrator shall, solely in accordance with the information provided by the Master Servicer, allocate from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

          (i) to the holders of each class of LIBOR Certificates, the Class A-1
     Certificate Insurer and the Swap Account in the following order of priority:

          (A)  to the Swap Account, the sum of (x) all Net Swap Payments and (y)
               any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment owed to the Swap Provider, if any;

          (B)  from the Interest Remittance Amount, in the following order of priority:

               (1)  to the Class A-1 Certificate Insurer, the Premium Amount for
                    that Distribution Date;

               (2)  concurrently, with equal priority of payment:

                    (a) payable solely from the Group I Interest Remittance
                    Amount for that Distribution Date, to the holders of the
                    Class A-1 Certificates, the Accrued Certificate Interest and
                    any Unpaid Interest Amount for the Class A-1 Certificates,
                    and to the extent that the Group I Interest Remittance
                    Amount is less than the Accrued Certificate Interest and any
                    Unpaid Interest Amount for the Class A-1 Certificates,
                    payable from any Group II Interest Remittance Amount for
                    that Distribution Date remaining after payment of the
                    Accrued Certificate Interest and any Unpaid Interest Amount
                    with respect to the Class A Sequential Certificates, to the
                    Class A-1 Certificates, the unpaid portion of the Accrued
                    Certificate Interest and any Unpaid Interest Amount for the
                    Class A-1 Certificates; and

                    (b) payable solely from the Group II Interest Remittance
                    Amount for that Distribution Date, to the holders of the
                    Class A Sequential Certificates pro rata, based upon their respective Class Certificate Balances, the Accrued
                    Certificate Interest and any Unpaid Interest Amount for each class of the Class A Sequential Certificates, and to the
                    extent that the Group II Interest Remittance Amount is less than the Accrued Certificate Interest and any Unpaid
                    Interest Amount for the

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                    Class A Sequential Certificates, payable from any Group I
                    Interest Remittance Amount for that Distribution Date
                    remaining after payment of the Accrued Certificate Interest and any Unpaid Interest Amount with respect to the Class A-1
                    Certificates, to the holders of the Class A Sequential
                    Certificates, the unpaid portion of the Accrued Certificate
                    Interest and any Unpaid Interest Amount for the Class A
                    Sequential Certificates;

               (3)  payable from any remaining Interest Remittance Amounts, to the Class A-1 Certificate Insurer, any Reimbursement Amount
                    then owing to it on account of a prior draw relating to
                    interest on the Class A-1 Certificates;

               (4)  payable from any remaining Interest Remittance Amounts, to the Class M-1 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date;

               (5)  payable from any remaining Interest Remittance Amounts, to the Class M-2 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date;

               (6)  payable from any remaining Interest Remittance Amounts, to the Class M-3 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date;

               (7)  payable from any remaining Interest Remittance Amounts, to the Class M-4 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date;

               (8)  payable from any remaining Interest Remittance Amounts, to the Class M-5 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date; and (9) payable
                    from any remaining Interest Remittance Amounts, to the Class
                    M-6 Certificates, the Accrued Certificate Interest for such
                    Class on such Distribution Date;

               (10) payable from any remaining Interest Remittance Amounts, to the Class B-1 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date;

               (11) payable from any remaining Interest Remittance Amounts, to the Class B-2 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date;

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               (12) payable from any remaining Interest Remittance Amounts, to the Class B-3 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date; and

               (13) payable from any remaining Interest Remittance Amounts, to the Class B-4 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date.

          (ii) (x) on each Distribution Date (A) before the Stepdown Date or (B)
     with respect to which a Trigger Event is in effect, to the Holders of the
     Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, and to the Class A-1 Certificate Insurer, from the amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, in an amount equal to the Principal Distribution Amount in the following order of priority:

          (A) concurrently, with equal priority of payment:

               (1)  to the Holders of the Class A-1 Certificates, the Group I
                    Allocation Percentage of the Principal Distribution Amount,
                    until the Certificate Balance of the Class A-1 Certificates has been reduced to zero; and

               (2)  to the Holders of the Class A Sequential Certificates, pro
                    rata based on the Class Certificate Balance, the Group II
                    Allocation Percentage of the Principal Distribution Amount,
                    until the Certificate Balance of the Class A Sequential
                    Certificates has been reduced to zero;

          (B)  to the Class A-1 Certificate Insurer, the amount of any
               Reimbursement Amount then owing to the Class A-1 Certificate
               Insurer on account of a prior draw relating to principal on the
               Class A-1 Certificates;

          (C)  concurrently, with equal priority of payment:

               (1)  if the Class Certificate Balance of the Class A-1
                    Certificates has been reduced to zero, then to the Holders of the Class A Sequential Certificates, pro rata based upon their Class Certificate Balance, the amount of any remaining
                    Principal Distribution Amount, until the Class Certificate
                    Balance of the Class A Sequential Certificates has been
                    reduced to zero; or

               (2)  if the Class Certificate Balance of the Class A Sequential
                    Certificates has been reduced to zero, then to the Holders of the Class A-1 Certificates, the amount of any remaining
                    Principal Distribution Amount, until the Class Certificate
                    Balance of the Class A-1 Certificates has been reduced to
                    zero;

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          (D)  sequentially to the Class M-1, Class M-2, Class M-3, Class M-4,
               Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class
               B-4 Certificates, in that order, until the respective Class
               Certificate Balances are reduced to zero;

               (y) on each Distribution Date (1) on and after the Stepdown Date and (2) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distribution of principal and to the Class A-1 Certificate Insurer, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, in an amount equal to, in the aggregate, the Principal Distribution Amount in the following amounts and order of priority:

          (A)  concurrently, with equal priority of payment:

               (1)  to the Holders of the Class A-1 Certificates, the Group I
                    Allocation Percentage of the lesser of the Principal
                    Distribution Amount and the Class A Principal Distribution
                    Amount, until the Class Certificate Balance of the Class A-1
                    Certificates has been reduced to zero; and

               (2)  to the Holders of the Class A Sequential Certificates, pro
                    rata based on the Class Certificate Balances, the Group II
                    Allocation Percentage of the lesser of the Principal
                    Distribution Amount and the Class A Principal Distribution
                    Amount, until the Class Certificate Balance of the Class A
                    Sequential Certificates has been reduced to zero;

          (B)  to the Class A-1 Certificate Insurer, the amount of any
               Reimbursement Amount then owing to the Class A-1 Certificate
               Insurer on account of a prior draw relating to principal on the
               Class A-1 Certificates;

          (C)  concurrently, with equal priority of payment:

               (1)  if the Class Certificate Balance of the Class A-1
                    Certificates has been reduced to zero, then to the Holders of the Class A Sequential Certificates, pro rata based on
                    Class Certificate Balances, any remaining amounts allocable but not required to be distributed pursuant to clauses
                    (A)(1) or (B) above, until the Class Certificate Balance of the Class A Sequential Certificates has been reduced to
                    zero,; or

               (2)  if the Class Certificate Balance of each Class of the Class
                    A Sequential Certificates has been reduced to zero, then to the Holders of the Class A-1 Certificates, any remaining
                    amounts allocable but not required to be distributed
                    pursuant to clauses (A)(2) or (B) above, until the Class
                    Certificate Balance of the Class A-1 Certificates has been reduced to zero;

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          (D)  to the Class M-1 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-1 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (E)  to the Class M-2 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-2 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (F)  to the Class M-3 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-3 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (G)  to the Class M-4 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-3 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (H)  to the Class M-5 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-3 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (I)  to the Class M-6 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-3 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (J)  to the Class B-1 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class B-1 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (K)  to the Class B-2 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class B-2 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (L)  to the Class B-3 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class B-3 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

          (M)  to the Class B-4 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class B-4 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (iii) any amount remaining in the Distribution Account after the distributions in clauses (i) and (ii) above, plus as specifically indicated
     below, from amounts on deposit in the Excess Reserve Fund Account, shall be distributed in the following order of priority:

          (A)  to the Class A-1 Certificate Insurer, to the extent of any remaining Reimbursement Amount then owing to it;

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          (B)  to the Holders of the Class M-1 Certificates, any Unpaid Interest
               Amount for such Class;

          (C)  to the Holders of the Class M-1 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (D)  to the Holders of the Class M-2 Certificates, any Unpaid Interest
               Amount for such Class;

          (E)  to the Holders of the Class M-2 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (F)  to the Holders of the Class M-3 Certificates, any Unpaid Interest
               Amount for such Class;

          (G)  to the Holders of the Class M-3 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (H)  to the Holders of the Class M-4 Certificates, any Unpaid Interest
               Amount for such Class;

          (I)  to the Holders of the Class M-4 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (J)  to the Holders of the Class M-5 Certificates, any Unpaid Interest
               Amount for such Class;

          (K)  to the Holders of the Class M-5 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (L)  to the Holders of the Class M-6 Certificates, any Unpaid Interest
               Amount for such Class;

          (M)  to the Holders of the Class M-6 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (N)  to the Holders of the Class B-1 Certificates, any Unpaid Interest
               Amount for such Class;

          (O)  to the Holders of the Class B-1 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (P)  to the Holders of the Class B-2 Certificates, any Unpaid Interest
               Amount for such Class;

          (Q)  to the Holders of the Class B-2 Certificates, any Unpaid Realized
               Loss Amount for such Class;

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          (R)  to the Holders of the Class B-3 Certificates, any Unpaid Interest
               Amount for such Class;

          (S)  to the Holders of the Class B-3 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (T)  to the Holders of the Class B-4 Certificates, any Unpaid Interest
               Amount for such Class;

          (U)  to the Holders of the Class B-4 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (V)  to the Excess Reserve Fund Account, the amount of any Basis Risk
               Payment for such Distribution Date;

          (W)  from amounts on deposit in the Excess Reserve Fund Account, an amount equal to any unpaid remaining Basis Risk Carry Forward
               Amount, prior to application of any amounts on deposit in the
               Swap Account, with respect to any LIBOR Certificates allocated to the LIBOR Certificates in the same order and priority in which
               Accrued Certificate Interest is allocated among those Classes of
               Certificates, with the allocation to the Class A Certificates being further allocated: (a) first, between the Class A-1, Class
               A-2, Class A-3 and Class A-4 Certificates pro rata, based upon their respective Class Certificate Balances and (b) second, any remaining amounts to the Class A-1, Class A-2, Class A-3 and
               Class A-4 Certificates, pro rata, based on any Basis Risk Carry
               Forward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

          (X)  to the Swap Account, the amount of any Defaulted Swap Termination
               Payment owed to the Swap Provider;

          (Y)  to the Holders of the Class P Certificates (as a payment from
               REMIC V to the Class X Certificates), the outstanding principal balance thereof, if any, and to the Holders of the Class X
               Certificates, the remainder of the Class X Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(X) (to the extent stated in clause (i) of the definition of Class X
               Distributable Amount, as interest, and to the extent stated in clause (ii) of the definition of Class X Distributable Amount, as principal); and

          (Z)  to the Holders of the Class R Certificates, any remaining amount.

          (b) On each Distribution Date prior to any distributions on any other
Class of Certificates, all amounts representing Prepayment Charges from the
Mortgage Loans received during the related Prepayment Period shall be distributed by the Securities Administrator to the Holders of the Class P
Certificates.

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          (c) On the September 2005, October 2005 and November 2005 Distribution
Dates, the Securities Administrator shall transfer from the Capitalized Interest
Account to the Distribution Account the Capitalized Interest Requirement, if
any, for such Distribution Date.

          (d) On either the Distribution Date following the final Subsequent
Transfer Date or November 24, 2005, whichever date is earlier, any amounts remaining in the Capitalized Interest Account and all Pre-Funding Earnings in
the Pre-Funding Accounts, after taking into account the transfers in respect of the Distribution Date described in clause (c) above, shall be paid by the
Securities Administrator to the Unaffiliated Seller.

          (e) On each Subsequent Transfer Date, the Unaffiliated Seller shall instruct in writing the Securities Administrator to withdraw from the related
Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal
Balances as of the related Subsequent Cut-off Date of the Subsequent Mortgage
Loans sold to the Trust Fund on such Subsequent Transfer Date and pay such amount to or upon the order of the Unaffiliated Seller upon satisfaction of the conditions set forth in Section 2.01(c) with respect to such transfer. The
Securities Administrator may conclusively rely on such written instructions from the Unaffiliated Seller.

          (f) If the Pre-Funding Amount available in the Pre-Funding Accounts
(exclusive of Pre-Funding Earnings) has been reduced to $100,000 or less by the close of business on October 1, 2005 then, on the October 25, 2005 Distribution
Date, after giving effect to any reductions in such Pre-Funding Amount on such date, the Securities Administrator shall withdraw from the related Pre-Funding
Account on such date and deposit in the Distribution Account the amount on deposit in such Pre-Funding Account other than any Pre-Funding Earnings; if the
Pre-Funding Amount available in such Pre-Funding Account has not been reduced to zero by the close of business on November 24, 2005, the Securities Administrator shall withdraw from such Pre-Funding Account the amount on deposit therein, other than the Pre-Funding Earnings, and deposit such amount into the
Distribution Account on such day for distribution on the November 25, 2005
Distribution Date into the Distribution Account. Any amount deposited into the
Distribution Account pursuant to the preceding sentence from the Group I
Pre-Funding Account shall be distributed first, to the Holders of the Class A-1
Certificates until those Certificates are reduced to zero, second to the Holders of the Class A Sequential Certificates until those Certificates are reduced to zero and third, pro rata based on their relative Class Certificate Balances immediately prior to the related Distribution Date, to the Holders of the Class
M Certificates and the Class B Certificates, as a separate payment of principal.
on the Related Distribution Date. Any amount deposited into the Distribution
Account pursuant to the preceding sentence from the Group II Pre-Funding Account shall be distributed first, pro rata, to the Holders of the Class A Sequential
Certificates until those Certificates are reduced to zero, second to the Holders of the Class A-1 Certificates until those Certificates are reduced to zero and third, pro rata based on their relative Class Certificate Balances immediately prior to the related Distribution Date, to the Holders of the Class M
Certificates and Class B Certificates as a separate payment of principal, on the related Distribution Date.

          (g) On any Distribution Date, any Relief Act Shortfalls and Net
Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Securities Administrator as a reduction in the following order:

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          (1) first, to the amount of interest payable to the Class X
     Certificates; and

          (2) second, pro rata, as a reduction of the Accrued Certificate
     Interest for the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1,
     Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class
     B-2, Class B-3 and Class B-4 Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

          (h) On any Distribution Date any funds on deposit in the Swap Accounts shall be distributed in the following order of priority:

               (i) to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for that Distribution Date;

               (ii) to the Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap
     Provider for that Distribution Date;

               (iii) to the Class A-1 Certificate Insurer, the Premium Amount
     for that Distribution Date, to the extent unpaid from Available Funds;

               (iv) to the Class A Certificates, to pay Accrued Certificate
     Interest and, if applicable, any Unpaid Interest Amounts to the extent unpaid from Available Funds;

               (v) to the Class A-1 Certificate Insurer, the amount owing to the
     Class A-1 Certificate Insurer for reimbursement for prior claims paid under the Class A-1 Certificate Insurance Policy in respect of the Class A-1
     Certificates and any other amounts owing to the Class A-1 Certificate
     Insurer under the Insurance and Indemnity agreement, to the extent remaining unpaid from Available Funds;

               (vi) sequentially, to the Class M-1, Class M-2, Class M-3, Class
     M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4,
     in that order to pay principal as described and, in the same manner of priority to the extent unpaid from Available Funds;

               (vii) to the LIBOR Certificates, to pay principal but only to the extent necessary to maintain the Subordinated Amount at the Specified
     Subordinated Amount, after giving effect to payments and distributions from
     Available Funds;

               (viii) to the Class A certificates, to pay any Basis Risk Carry
     Forward Amounts, pro rata, based on their Class Certificate Balances for such Distribution Date, up to the Swap Payment Allocation for each class of
     Class A certificates and to the extent unpaid from Available Funds
     (including funds on deposit in the Excess Reserve Fund Account);

               (ix) sequentially, to the Class M-1, Class M-2, Class M-3, Class
     M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4
     certificates, to pay any Basis Risk Carry Forward Amounts, up to the Swap
     Payment Allocation for each class of

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     Class M and Class B certificates and to the extent unpaid from Available
     Funds (including funds on deposit in the Excess Reserve Fund Account);

               (x) to the LIBOR Certificates, any remaining unpaid Basis Risk
     Carry Forward Amount, pro rata, based on their respective remaining unpaid
     Basis Risk Carry Forward Amount after the allocation of payments as set forth in clauses (f) and (g) above;

               (xi) sequentially, to the Class M-1, Class M-2, Class M-3, Class
     M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4
     certificates, to pay any Unpaid Realized Loss Amounts, to the extent unpaid from Available Funds;

               (xii) to the Swap Provider, any Defaulted Swap Termination
     Payment owed to the Swap Provider for that Distribution Date; and

               (xiii) to the holders of the Class X certificates, any remaining amounts.

          (i) Following the applicable Final Scheduled Distribution Date, no
Class of Certificates other than the Class R Certificates shall be entitled to receive any remaining amounts. Any amounts remaining in any of the Accounts shall be applied (i) to the Class A-1 Certificate Insurer, the Securities
Administrator, the Master Servicer and the Servicers pro rata to the extent of any remaining unpaid amounts then owed to them, and then (ii) to the Class R
Certificates, any remaining amount.

          Section 4.03 Monthly Statements to Certificateholders.

          (a) Not later than each Distribution Date, the Securities
Administrator shall make available to each Certificateholder, each Servicer, the
Depositor, the Unaffiliated Seller, the Trustee, the Master Servicer, the Class
A-1 Certificate Insurer, the Swap Provider and each Rating Agency a statement
(the "Monthly Statement"), based solely on the information provided by the
Master Servicer (and the Class A-1 Certificate Insurer to the extent of any
Reimbursement Amount) two Business Days prior to the Distribution Date, setting forth with respect to the related distribution:

               (i) the amount thereof allocable to principal, separately
     identifying the aggregate amount of any Principal Prepayments and
     Liquidation Proceeds included therein;

               (ii) the amount thereof allocable to interest, any Unpaid
     Interest Amounts included in such distribution and any remaining Unpaid
     Interest Amounts after giving effect to such distribution, any Basis Risk
     Carry Forward Amount for such Distribution Date and the amount of all Basis
     Risk Carry Forward Amount covered by withdrawals from the Excess Reserve
     Fund Account on such Distribution Date;

               (iii) if the distribution to the Holders of such Class of
     Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

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               (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution
     Date;

               (v) the Pool Stated Principal Balance for the following
     Distribution Date;

               (vi) the amount of the Expense Fees paid to or retained by (i)
     each Servicer (stated separately and in the aggregate) with respect to such
     Distribution Date and (ii) the Master Servicer and the Securities
     Administrator;

               (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

               (viii) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances reported by each Servicer and the Master Servicer as outstanding as of the close of business on such Distribution Date;

               (ix) the number and aggregate Scheduled Principal Balances of
     Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property,
     (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

               (x) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal
     Balance of such Mortgage Loan as of the close of business on the
     Determination Date preceding such Distribution Date and the date of acquisition thereof;

               (xi) the total number and aggregate principal balance of any REO
     Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

               (xii) whether a Trigger Event has occurred and is continuing
     (including the calculation of thereof and the aggregate outstanding balance of all 60+ Day Delinquent Loans);

               (xiii) the amount on deposit in the Excess Reserve Fund Account
     (after giving effect to distributions on such Distribution Date);

               (xiv) the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized
     Loss Amounts through such Distribution Date;

               (xv) the aggregate amount of Subsequent Recoveries incurred during the preceding calendar month and aggregate Subsequent Recoveries through such Distribution Date;

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               (xvi) the amount of any Net Monthly Excess Cash Flow on such
     Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

               (xvii) the Subordinated Amount and Specified Subordinated Amount;

               (xviii) the Interest Remittance Amount, the Principal Remittance
     Amount and the Prepayment Charges remitted by each Servicer with respect to that Distribution Date;

               (xix) the Pre-Funded Amount as of the end of the prior Due
     Period;

               (xx) the amount of any principal prepayment on the Certificates resulting from the application of unused moneys in the Pre-Funding
     Accounts;

               (xxi) the Class A-1 Deficiency and the Insured Payment Rate for
     such Distribution Date;

               (xxii) the Reimbursement Amount immediately prior to such
     Distribution Date and the amount of any payments to the Class A-1
     Certificate Insurer on account thereof on such Distribution Date; and

               (xxiii) the Net Swap Payment or Net Swap Receipt, as applicable, or any Defaulted Swap Termination Payment, if any, for such Distribution
     Date.

          (b) The Securities Administrator's responsibility for providing the above statement is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer or, in the case of the
Reimbursement Amount, from the Class A-1 Certificate Insurer. The Master
Servicer's responsibility for providing the above information is limited to the availability, timeliness and accuracy of the information provided to the Master
Servicer by the Servicers in the Servicer Remittance Reports upon which the
Master Servicer's information provided to the Securities Adminstrator shall be based. The Securities Administrator will provide the above statement via the
Securities Administrator's internet website except that the Securities
Administrator shall deliver, if requested, a hard copy of such statement to the
Class A-1 Certificate Insurer on each Distribution Date. The Securities
Administrator's website will initially be located at www.jpmorgan.com/sfr and assistance in using the website can be obtained by calling the Securities
Administrator's investor relations desk at 1-877-722-1095. A paper copy of the statement will also be made available upon written request.

          (c) Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be made available to each
Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the
Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall have been previously provided by the Securities Administrator.

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          (d) Not later than the 18th day of each month (or if such day is a
Saturday, the prior Business Day or if such day is a Sunday or otherwise not a
Business Day, prior to the next Business Day), each Servicer shall furnish to the Master Servicer and the Swap Provider and, subject to the terms of the confidentiality agreement between the related Servicer and the Unaffiliated
Seller, the Unaffiliated Seller a monthly remittance advice statement containing such information as shall be reasonably requested by the Master Servicer to provide the reports required of it by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last day of the related Prepayment Period including, but not limited to, the information provided for in Exhibit P (the "Servicer Remittance Report").

          Each Servicer shall furnish to the Master Servicer and, subject to the terms of the confidentiality agreement between the related Servicer and the
Unaffiliated Seller, the Unaffiliated Seller an individual loan accounting report, as of the 18th day of each month (or if such day is a Saturday, the prior Business Day or if such day is a Sunday or otherwise not a Business Day, prior to the next Business Day), to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Master Servicer no later than the related Determination Date, which report shall contain the following:

               (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any
     Principal Prepayment, including the date of such prepayment, and any
     Prepayment Charges, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

               (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest and assumption fees;

               (iii) the amount of servicing compensation received by each
     Servicer during the prior distribution period;

               (iv) the individual and aggregate Stated Principal Balance of the
     Mortgage Loans (combined and for each of the Group I and Group II Mortgage
     Loans);

               (v) the individual and aggregate Scheduled Principal Balances of the Mortgage Loans (combined and for each of the Group I and Group II
     Mortgage Loans);

               (vi) the aggregate of any expenses reimbursed to each Servicer during the prior distribution period pursuant to Section 3.05 and 3.11;

               (vii) the number and aggregate Scheduled Principal Balances of
     Group I Mortgage Loans (a) as to which the Scheduled Payment is delinquent
     (1) 31 to 60 days,

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     (2) 61 to 90 days and (3) 91 days or more; (b) as to which foreclosure has commenced; (c) as to which REO Property has been acquired and (d) that are in bankruptcy.

          Section 4.04 Certain Matters Relating to the Determination of LIBOR.

          LIBOR shall be calculated by the Securities Administrator in accordance with the definition of LIBOR. Until all of the LIBOR Certificates are paid in full, the Securities Administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each
LIBOR Determination Date. The Securities Administrator, after consultation with the Depositor, initially shall designate the Reference Banks. Each "Reference
Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate a Reference Bank, the Securities Administrator, after consultation with the Depositor, shall promptly appoint or cause to be appointed another
Reference Bank. The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four
Reference Banks which is caused by circumstances beyond its reasonable control.

          The Pass-Through Rate for each Class of LIBOR Certificates for each
Interest Accrual Period shall be determined by the Securities Administrator on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the
Certificates in the Preliminary Statement. The Securities Administrator shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the
Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR
Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Securities Administrator.

          Section 4.05 The Class A-1 Certificate Insurance Policy

          (a) Within two (2) Business Days prior to each Distribution Date, the
Securities Administrator shall determine with respect to the immediately following Distribution Date, the amount to be on deposit in the Distribution
Account on such Distribution Date as a result of (i) the Servicers' remittances of the Interest Remittance Amount and the Principal Remittance Amount on the
related Remittance Date, and (ii) any transfers to the Distribution Account made from the Capitalized Interest Account and/or the Pre-Funding Accounts relating to such Distribution Date pursuant to Section 4.02 hereof, excluding the amount of any Insured Payment.

          (b) If on any Distribution Date there is a Class A-1 Deficiency, the
Securities Administrator shall complete a Notice in the form of Exhibit A to the
Class A-1 Certificate Insurance Policy and submit such notice to the Class A-1
Certificate Insurer no later than 12:00

                                       141

noon New York City time on the second Business Day preceding such Distribution
Date as a claim for an Insured Payment in an amount equal to such Class A-1
Deficiency.

          (c) The Securities Administrator shall establish a separate Eligible
Account for the benefit of Holders of the Class A-1 Certificates and the Class
A-1 Certificate Insurer, referred to herein as the "Insurance Payment Account,"
over which the Securities Administrator shall have exclusive control and sole right of withdrawal. The Securities Administrator shall deposit upon receipt any amount paid under the Class A-1 Certificate Insurance Policy in the Insurance
Payment Account and distribute such amount only for purposes of payment to the
Class A-1 Certificateholders of the Insured Amount and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicers, the
Securities Administrator, the Trustee or the Trust Fund. Amounts paid under the
Class A-1 Certificate Insurance Policy, to the extent needed to pay the Insured
Amount, shall be transferred to the Distribution Account on the related
Distribution Date and disbursed by the Securities Administrator to the Class A-1
Certificateholders in accordance with Section 4.02. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay other distributions to the Class A-1
Certificateholders with other funds available to make such payment. However, the amount of any payment of principal or of interest on the Class A-1 Certificates to be paid from funds transferred from the Insurance Payment Account shall be noted as provided in paragraph (d) below in the Certificate Register and in the statement to be furnished to Holders of such Certificates pursuant to Section
4.03(a). Funds held in the Insurance Payment Account shall not be invested. Any funds remaining in the Insurance Payment Account on the first Business Day following a Distribution Date shall be returned to the Class A-1 Certificate
Insurer pursuant to the written instructions of the Class A-1 Certificate
Insurer by the end of such Business Day.

          (d) The Securities Administrator shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A-1
Certificate from moneys received under the Class A-1 Certificate Insurance
Policy. The Class A-1 Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Securities Administrator.

          (e) In the event that the Securities Administrator has received a certified copy of an order of the appropriate court that any Insured Payment has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Securities Administrator shall so notify the Class A-1
Certificate Insurer, shall comply with the provisions of the Class A-1
Certificate Insurance Policy to obtain payment by the Class A-1 Certificate
Insurer of such voided Insured Payment, and shall, at the time it provides notice to the Class A-1 Certificate Insurer, notify, by mail to the Class A-1
Certificateholders of the affected Certificates that, in the event any Class A-1
Certificateholder's Insured Payment is so recovered, such Class A-1
Certificateholder will be entitled to payment pursuant to the Class A-1
Certificate Insurance Policy, a copy of which shall be made available through the Securities Administrator, the Class A-1 Certificate Insurer or the Class A-1
Certificate Insurer's fiscal agent, if any, and the Securities Administrator shall furnish to the Class A-1 Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Securities
Administrator and subsequently recovered from the Class A-1 Certificateholders, and dates on which such payments were made.

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          (f) The Securities Administrator shall promptly notify the Class A-1
Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Securities Administrator has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A-1 Certificates. Each Class A-1
Certificateholder, by its purchase of Class A-1 Certificates, each Servicer, the
Master Servicer, the Trustee and the Securities Administrator agree that the
Class A-1 Certificate Insurer (so long as no Class A-1 Certificate Insurer
Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference
Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Class A-1 Certificate Insurer shall be subrogated to, and each Class A-1 Certificateholder, the Servicers, the Master
Servicer, the Trustee and the Securities Administrator hereby delegate and assign to the Class A-1 Certificate Insurer, to the fullest extent permitted by law, the rights of the Securities Administrator, the Servicers, the Master
Servicer, the Trustee and each Class A-1 Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

          (g) The Securities Administrator shall, once the Certificate Balance of the Class A-1 Certificates has been reduced to zero (after giving effect to all payments including any payments made under the Class A-1 Certificate
Insurance Policy), furnish to the Class A-1 Certificate Insurer a notice of such retirement, and, upon retirement of the Class A-1 Certificates and the expiration of the term of the Class A-1 Certificate Insurance Policy, the
Trustee shall surrender the Class A-1 Certificate Insurance Policy to the Class
A-1 Certificate Insurer for cancellation. Such cancellation shall in not way reduce the rights of the Class A-1 Certificate Insurer to amounts subrogated to the Class A-1 Certificate Insurer or to be reimbursed for any Reimbursement
Amounts.

          (h) The Trustee designates, appoints, authorizes and directs the
Securities Administrator to deliver on behalf of the Trustee the notice in the form of Exhibit A to the Class A-1 Certificate Insurance Policy in accordance with Section 4.05 and to make, on behalf of and with full power to bind the
Trustee, any of the agreements, assignments or covenants of the Trustee contained therein. To the extent necessary, this Agreement shall constitute an irrevocable limited power of attorney, coupled with an interest, from the
Trustee to the Securities Administrator, to accomplish the foregoing. The
Trustee shall have no liability for any actions or omissions of the Securities
Administrator or any use of such power of attorney.

          Section 4.06 Effect of Payments by the Class A-1 Certificate Insurer;
Subrogation

          Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Class A-1 Certificates which is made with moneys received pursuant to the terms of the Class A-1 Certificate
Insurance Policy shall not be considered payment of the Class A-1 Certificates from the Trust Fund. The Depositor, each Servicer, the Master Servicer, the
Trustee and the Securities Administrator acknowledge, and each Holder by

                                       143

its acceptance of a Class A-1 Certificate agrees, that without the need for any further action on the part of the Class A-1 Certificate Insurer, the Depositor, each Servicer, the Master Servicer, the Securities Administrator, the Trustee or
the Certificate Registrar (a) to the extent the Class A-1 Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A-1 Certificates to the Holders of such Class A-1 Certificates, the
Class A-1 Certificate Insurer will be fully subrogated to, and each Class A-1
Certificateholder, the Master Servicer, each Servicer and the Securities
Administrator hereby delegate and assign to the Class A-1 Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the Class A-1 Certificateholders in respect of securities law violations arising from the offer and sale of the Class A-1 Certificates, and
(b) the Class A-1 Certificate Insurer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in the Insurance and Indemnity Agreement. The Securities Administrator,
the Master Servicer and each Servicer shall cooperate in all respects with any reasonable request by the Class A-1 Certificate Insurer for action to preserve or enforce the Class A-1 Certificate Insurer's rights or interests under this
Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

          Section 4.07 Allocation of Applied Realized Loss Amounts.

          Any Applied Realized Loss Amounts shall be allocated by the Securities
Administrator to the most junior Class of Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof.

                                   ARTICLE V

                                THE CERTIFICATES

          Section 5.01 The Certificates.

          The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one
Certificate in each Class may be issued in a different amount and aggregate denominations per Class set forth in the Preliminary Statement).

          The Depositor hereby directs the Securities Administrator to register the Class X Certificates and the Class P Certificates initially to "Sigler &
Co.", as nominee of JPMorgan Chase Bank, N.A., as indenture trustee on behalf of the Noteholders of the IXIS Real Estate Capital Inc. NIM 2005-HE3N Notes, and to
deliver such Class X Certificates and Class P Certificates on the Closing Date
to JPMorgan Chase Bank N.A., or as otherwise directed by the Depositor.

          Subject to Section 9.02 respecting the final distribution on the
Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date
(x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, or (y)
upon the request, in writing, of the applicable Certificateholder, by

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check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

          The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer and authenticated by the
Securities Administrator by manual or facsimile signature by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee or Securities Administrator, respectively, shall bind the Trustee and the Securities Administrator, respectively, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution, authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.
All Certificates shall be dated the date of their authentication. On the Closing
Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

          Section 5.02 Certificate Register; Registration of Transfer and
Exchange of Certificates.

          (a) The Securities Administrator, on behalf of the Trustee, shall maintain, or cause to be maintained in accordance with the provisions of Section
5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same
Class and aggregate Percentage Interest.

          At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the
Certificates to be exchanged at the office or agency of the Securities
Administrator. Whenever any Certificates are so surrendered for exchange, the
Securities Administrator shall execute, authenticate, and deliver the
Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

          No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

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          All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator's customary procedures.

          (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the
Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to (i) the transfer of Class X, Class P or Class R Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X and Class P Certificates to the NIM Issuer, if any, or the NIM Trustee, if any,
or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer, if any, or the NIM Trustee, if any, to the Depositor, Unaffiliated Seller or an
Affiliate of the Depositor or the Unaffiliated Seller, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit I (the "Transferor Certificate") and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of
Exhibit J (the "Rule 144A Letter") or (ii) there shall be delivered to the
Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry
Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the
Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such
Certificate were evidenced by a Physical Certificate. The Depositor shall, and the Unaffiliated Seller may, provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule
144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule
144A. The Trustee, the Securities Administrator, the Master Servicer and each
Servicer shall cooperate with the Depositor and the Unaffiliated Seller in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the
Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor and the Unaffiliated Seller shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee, the Securities Administrator, the Depositor, the Servicers, the Master
Servicer and the Unaffiliated Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Except with respect to (i) the transfer of Class X, Class P or Class R
Certificates to the Depositor or an Affiliate of the Depositor, (ii) a transfer of the Class X and Class P Certificates to the NIM Issuer, if any, or the NIM
Trustee, if any, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer, if any, or the NIM Trustee, if any, to the Depositor,

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Unaffiliated Seller or an Affiliate of the Depositor or the Unaffiliated Seller,
no transfer of an ERISA-Restricted Certificate shall be made unless the
Securities Administrator shall have received a representation letter from the transferee in substantially the form of Exhibit J, to the effect that either (A)
such transferee is not an employee benefit plan or arrangement subject to Title
I of ERISA, Section 4975 of the Code or any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a
"Plan"), and is not acting on behalf of any Plan or using the assets of any Plan to effect such transfer or (B) with respect to the transfer of an
ERISA-Restricted Certificate that is not a Class P, Class X or Class R
Certificate, such transferee is an insurance company that is purchasing the
Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption
95-60 ("PTCE 95-60") and the conditions for exemptive relief under Sections I and III of PTCE 95-60 are satisfied with respect to the purchase and holding of such Certificate. For purposes of the preceding sentence, with respect to (i)
the transfer of an ERISA-Restricted Certificate that is not a Physical
Certificate and (ii) the transfer of the Class X or Class P Certificates from the NIM Issuer, if any, or the NIM Trustee, if any, to an Affiliate of the
Depositor or Unaffiliated Seller, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Securities Administrator by the transferee's (including an initial acquiror's) acceptance of the
ERISA-Restricted Certificate. In the event that such representation is violated, such attempted transfer or acquisition shall be void and of no effect.

          Each purchaser or transferee of an Offered Certificate that is a Plan, or that is acting on behalf of a Plan or using the assets of a Plan to acquire such Offered Certificate, shall be deemed to represent that (i) it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act and, for so long as the Interest Rate Swap Agreement is in effect, (ii) its acquisition and holding of an interest in the Supplemental Interest Trust will be eligible for the exemptive relief available under an Investor-Based Exemption.

          To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

          (c) Each Person who has or who acquires any Ownership Interest in a
Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual
Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a
     Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee;

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          (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities
     Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the
     Securities Administrator under subparagraph (b) above, the Securities
     Administrator shall have been furnished with an affidavit (a "Transfer
     Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit H;

          (iii) Each Person holding or acquiring any Ownership Interest in a
     Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership
     Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate, and (C) not to
     Transfer its Ownership Interest in a Residual Certificate or to cause the
     Transfer of an Ownership Interest in a Residual Certificate to any other
     Person if it has actual knowledge that such Person (i) is a Non-Permitted
     Transferee;

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of Section 5.02(b)
     and this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of
     Section 5.02(b) and this Section 5.02(c), then the last preceding Permitted
     Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The
     Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related
     Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The
     Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted
     Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual
     Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the
     Securities Administrator to the last preceding Permitted Transferee of such
     Certificate; and

          (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual
     Certificate to any Holder who is a Non-Permitted Transferee.

          The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of
Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the
Trustee, the Securities Administrator, the Unaffiliated Seller or the Servicers,
to the effect

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that the elimination of such restrictions will not cause the transfer to be disregarded under Treasury regulations section 1.860E-1(c), cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the
Certificates are outstanding or result in the imposition of any tax on the Trust
Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted
Transferee and (b) to provide for a means to compel the Transfer of a Residual
Certificate which is held by a Person that is a Non-Permitted Transferee to a
Holder that is a Permitted Transferee.

          (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

          (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the
Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii)
ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the
Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities
Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the
Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator
may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the
Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect
Certificate Owners.

          All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository
Participant or brokerage firm representing such Certificate Owner. Each
Depository Participant shall only transfer Book-Entry Certificates of
Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          If (x) (i) the Depository or the Depositor advises the Securities
Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities
Administrator or the Depositor is unable to locate a qualified successor or (y)
after the occurrence of an Event of Default, Certificate Owners representing at least a majority of the Certificate Balance of the Book-Entry Certificates
together advise the Securities Administrator and the Depository through the
Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate
Owners, the Securities Administrator shall notify all Certificate

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Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive
Certificates") to Certificate Owners requesting the same. Upon surrender to the
Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the
Securities Administrator shall issue the Definitive Certificates. Neither the
Servicers, the Depositor, the Securities Administrator nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of
Certificates to facilitate the issuance and transfer of Definitive Certificates.
Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities
Administrator shall recognize the Holders of the Definitive Certificates as
Certificateholders hereunder; provided, that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

          (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Securities Administrator, duly executed by the Certificateholder or his attorney duly authorized in writing.
Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Securities
Administrator in accordance with its customary practice. No service charge shall be made for any registration of transfer or change of Private Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of private Certificates.

          Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

          If (a) any mutilated Certificate is surrendered to the Securities
Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, each Servicer, the Class A-1 Certificate Insurer, the Securities Administrator and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement
Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

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          Section 5.04 Persons Deemed Owners.

          Each Servicer, the Trustee, the Class A-1 Certificate Insurer, the
Securities Administrator, the Master Servicer and the Depositor and any agent of the Servicers, the Depositor, the Securities Administrator, the Class A-1
Certificate Insurer, the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicers, the Trustee, the
Securities Administrator, the Class A-1 Certificate Insurer, the Master Servicer
and the Depositor nor any agent of the Servicers, the Depositor, the Securities
Administrator, the Class A-1 Certificate Insurer, the Master Servicer or the
Trustee shall be affected by any notice to the contrary.

          Section 5.05 Access to List of Certificateholders' Names and
Addresses.

          If three or more Certificateholders (a) request in writing such information from the Securities Administrator, (b) state that such
Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c)
provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or a Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the
Depositor, such Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the
Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

          Section 5.06 Maintenance of Office or Agency.

          The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Dallas where
Certificates may be surrendered for registration of transfer or exchange. The
Securities Administrator initially designates its office for such purposes located at 2001 Bryan Street, 10th Floor, Dallas, Texas 75201. The Securities
Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

          Section 5.07 Rights of the Class A-1 Class A-1 Certificate Insurer to
Exercise Rights of Class A-1 Certificateholders.

          By accepting its Class A-1 Certificate, each Class A-1
Certificateholder agrees that unless a Class A-1 Certificate Insurer Default exists, the Class A-1 Certificate Insurer shall be deemed to be the Class A-1
Certificateholders for all purposes (other than with respect to the receipt of payment on the Class A-1 Certificates) and shall have the right to exercise all rights of the Class A-1 Certificateholders under this Agreement and under the
Class A-1 Certificates without any further consent of the Class A-1
Certificateholders, including, without limitation:

          (a) the right to require the Unaffiliated Seller to repurchase
Mortgage Loans pursuant to Section 2.03 to the extent set forth in such Section;

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          (b) the right to give notices of breach or to terminate the rights and obligations of the Servicers as servicer pursuant to Section 7.01;

          (c) the right to direct the actions of the Securities Administrator during the continuance of a Servicer default pursuant to Sections 3.24, 7.01 and
7.02;

          (d) the right to institute proceedings against each Servicer pursuant to Section 7.01;

          (e) the right to direct the Securities Administrator to investigate certain matters pursuant to Sections 8.01 and 8.02;

          (f) the right to remove the Trustee pursuant to Section 8.07;

          (g) the right to remove the Master Servicer pursuant to Section 9.04;

          (h) the right to remove the Securities Administrator pursuant to
Section 10.07; and

          (i) any rights or remedies expressly given the Class A-1
Certificateholders.

          In addition, each Certificateholder agrees that, subject to Section
12.11, unless a Class A-1 Certificate Insurer Default exists, the rights specifically enumerated above may only be exercised by the Certificateholders with the prior written consent of the Class A-1 Certificate Insurer.

          Section 5.08 Securities Administrator To Act Solely with Consent of the Class A-1 Certificate Insurer.

          Unless a Class A-1 Certificate Insurer Default exists, the Securities
Administrator shall not, without the Class A-1 Certificate Insurer's consent or unless directed by the Class A-1 Certificate Insurer:

          (a) terminate the rights and obligations of the Servicers as Servicers pursuant to Section 7.01 or the Master Servicer pursuant to Section 9.04;

          (b) agree to any amendment pursuant to Section 10.01; or

          (c) undertake any litigation.

          The Class A-1 Certificate Insurer may, in writing and in its sole discretion renounce all or any of its rights under this Agreement or any requirement for the Class A-1 Certificate Insurer's consent for any period of time.

          Section 5.09 Mortgage Loans, Trust Fund and Accounts Held for Benefit
of the Class A-1 Certificate Insurer.

          (a) The Securities Administrator on behalf of the Trustee and the
Trustee shall hold the Trust Fund (including the Supplemental Interest Trust)
and the Custodian shall hold the

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Custodial Files for the benefit of the Certificateholders and the Class A-1
Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the
Class A-1 Certificate Insurer. The Securities Administrator, Trustee and
Custodian shall follow all reasonable instructions and requests of the Class A-1
Certificate Insurer to assist it to take action to preserve or enforce the Class
A-1 Certificate Insurer's rights or interests under this Agreement unless a
Class A-1 Certificate Insurer Default exists.

          (b) Each Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Class A-1 Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Class A-1 Certificate Insurer.

          Section 5.10 Class A-1 Certificate Insurer Default.

          Notwithstanding anything elsewhere in this Agreement or in the
Certificates to the contrary, if a Class A-1 Certificate Insurer Default exists, or if and to the extent the Class A-1 Certificate Insurer has delivered its written renunciation of all of its rights under this Agreement, all provisions of this Agreement which (a) permit the Class A-1 Certificate Insurer to exercise rights of the Class A-1 Certificateholders, (b) restrict the ability of the
Certificateholders, the Servicers, the Securities Administrator, the Master
Servicer or the Trustee to act without the consent or approval of the Class A-1
Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Class A-1 Certificate Insurer, (d) permit the Class A-1
Certificate Insurer to direct (or otherwise to require) the actions of the
Trustee, the Securities Administrator, the Servicers, the Master Servicer or the
Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Class A-1 Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) which have a similar effect, shall be of no further force and effect and the Securities Administrator shall administer the Trust Fund (including the Supplemental Interest Trust) and perform its obligations hereunder solely for the benefit of the Holders of the
Certificates. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Class
A-1 Certificate Insurer from any obligation or liability it may have to any party or to the Class A-1 Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the Class A-1
Certificate Insurance Policy) or under applicable law.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

          Section 6.01 Respective Liabilities of the Depositor and the
Servicers.

          The Depositor and each Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

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          Section 6.02 Merger or Consolidation of the Depositor or the
Servicers.

          The Depositor and each Servicer will each keep in full effect its existence, rights and franchises as a corporation or limited partnership, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Any Person into which the Depositor or a Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or a Servicer shall be a party, or any person succeeding to the business of the Depositor or a Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to such Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or
FHLMC.

          Each Servicer is and shall continue to be an institution which is a
Fannie Mae and FHLMC approved seller/servicer in good standing and shall maintain a net worth of at least $30,000,000.

          Section 6.03 Limitation on Liability of the Depositor, the Servicers
and Others.

          None of the Depositor, the Servicers, the Custodian, the Securities
Administrator, the Trustee, the Master Servicer nor any of their respective directors, officers, employees or agents shall be under any liability to the
Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment;
provided, however, that this provision shall not protect the Depositor, the
Servicers, the Custodian, the Securities Administrator, the Trustee, the Master
Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicers, the Custodian, the
Securities Administrator, the Trustee, the Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or with respect to the Depositor, gross negligence) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicers, the Custodian, the
Securities Administrator, the Trustee, the Master Servicer and any director, officer, employee or agent of the Depositor, the Servicers, the Custodian, the
Securities Administrator, the Master Servicer or the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action and, in the case of the Trustee and the Securities Administrator, other matters
(other than standard administrative expenses incurred in its role as Securities
Administrator) relating to this Agreement or the Certificates (including, as to the Trustee and the Securities Administrator, the undertaking of actions as directed by the Unaffiliated Seller or the Class A-1 Certificate Insurer
pursuant to

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Section 2.03), other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or with respect to the Depositor, gross negligence) in the performance of their respective duties hereunder or by reason of reckless disregard of their respective obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Securities Administrator to undertake any such actions pursuant to Section 2.03 hereof for the benefit of the
Certificateholders) that it may deem necessary or desirable in respect of this
Agreement and the rights and duties of the parties hereto and interests of the
Securities Administrator and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the
Depositor shall be entitled to be reimbursed therefor out of the Collection
Accounts.

          Neither Servicer nor any of the officers, employees or agents of each
Servicer shall be under any liability to the Trustee, the Custodian, the
Securities Administrator, the Master Servicer or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect each
Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with the terms of this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Each Servicer and any officer, employee or agent of such Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this
Agreement and which in its opinion may involve it in any expenses or liability;
provided, however, that each Servicer may undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and such Servicer shall be entitled to be reimbursed therefor out of its Collection Account. In the event such Servicer agrees, at the request of the Depositor, to act on behalf of the Depositor in any litigation relating to the origination of a Mortgage Loan, the Depositor shall pay all expenses associated with the defense and management of such claim
(without reimbursement from the Trust Fund).

          Section 6.04 Limitation on Resignation of the Servicers.

          Neither Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of such
Servicer, the Class A-1 Certificate Insurer, the Securities Administrator, the
Master Servicer, the Depositor and the Trustee (and written notice to the
Custodian) or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by such
Servicer. Any such determination permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Securities Administrator which Opinion of Counsel shall be in form and substance acceptable to the Depositor and the Securities Administrator. No such resignation shall become effective until a successor shall have assumed

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such Servicer's responsibilities and obligations hereunder. Notwithstanding anything to the contrary herein, such Servicer may pledge or assign as collateral all its rights, title and interest under this Agreement to a lender
(the "Lender"); provided that the Lender may only terminate a Servicer under this Agreement if there has been an Event of Default under this Agreement, in which event the Lender may replace such Servicer in the same manner and subject to the same conditions applicable in the event such Servicer is appointing a successor Servicer upon a servicer termination pursuant to Section 7.02.

          Notwithstanding the provisions of Section 6.04 herein to the contrary, in the event that a Servicer determines that it will no longer engage in the business of servicing mortgage loans, such Servicer may assign its rights under this Agreement, provided that, (i) as long as the Class A-1 Certificates are outstanding or any amounts are owed to the Class A-1 Certificate Insurer, the
Class A-1 Certificate Insurer in its sole discretion has consented, (ii) the
Rating Agencies' ratings of the Certificates in effect immediately prior to such action will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies) and (iii) such
Servicer shall be liable for all costs and expenses associated with the transfer of servicing, provided further, that such Servicer shall indemnify and hold each of the Trust Fund, the Master Servicer, the Trustee, the Custodian, Class A-1
Certificate Insurer, the Depositor, the other Servicers hereunder, any sub-servicer, the successor Servicer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such party may sustain in any way related to such assignment except with respect to a successor Servicer's failure to comply with the terms of this Agreement. No assignment by such Servicer shall become effective until a successor Servicer acceptable to the Class A-1 Certificate Insurer (as long as the Class A-1
Certificates are outstanding or any amounts are owed to the Class A-1
Certificate Insurer), the Depositor and the Master Servicer shall have assumed in writing such Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement. Any such assignment shall not relieve a
Servicer of responsibility for any of the obligations specified herein except to the extent that such responsibilities have been expressly assumed by the successor Servicer.

          Section 6.05 Additional Indemnification by the Servicers; Third Party
Claims.

          Each Servicer shall indemnify the Depositor (and its Affiliate, Morgan
Stanley Mortgage Capital Inc.), the Unaffiliated Seller, the Custodian, the
Securities Administrator, the Master Servicer and the Trustee and any director, officer, employee, or agent of the Depositor (or its Affiliate, Morgan Stanley
Mortgage Capital Inc.), the Unaffiliated Seller, the Custodian, the Securities
Administrator, the Master Servicer and the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by such Servicer, of any of its representations and warranties referred to in Section 2.03(a)(i) or the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement.
Each Servicer shall indemnify the Unaffiliated Seller and any director, officer, employee, or agent of the Unaffiliated Seller and the Trust Fund and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs,

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judgments, and any other costs, fees and expenses that it may sustain in any way related to any breach by such Servicer, of any of its representations and warranties referred to in Section 2.03(a)(ii). Each Servicer immediately shall notify the Depositor, the Unaffiliated Seller, the Custodian, the Securities
Administrator, the Master Servicer and the Trustee if a claim is made by a third party with respect to any such breach or failure by the related Servicer under this Agreement, assume (with the prior written consent of the Depositor, the
Unaffiliated Seller, the Custodian, the Securities Administrator, the Master
Servicer and the Trustee, as applicable) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Unaffiliated Seller, the Custodian, the
Securities Administrator, the Master Servicer or the Trustee in respect of such claim; provided, that if it is determined that the Servicer is not obligated to indemnify such parties in accordance with this Section 6.05, each such party (or the Trust Fund, if applicable) shall promptly reimburse the applicable Servicer in connection with each of the foregoing payments made to such party by such
Servicer. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of each Servicer.

                                   ARTICLE VII

                                     DEFAULT

          Section 7.01 Events of Default.

          "Event of Default," wherever used herein, means with respect to each
Servicer individually, any one of the following events:

          (a) any failure by the applicable Servicer to remit to the Securities
Administrator or the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business
Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, by the
Securities Administrator, by the Master Servicer or by the Trustee or to such
Servicer, the Trustee, the Depositor, the Securities Administrator or the Master
Servicer by the Class A-1 Certificate Insurer or by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

          (b) failure on the part of the related Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement which continues unremedied for a period of forty-five days (except that (x) such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and (y) such number of days shall be ten in the case of a failure to observe or perform any of the obligations set forth in Sections 3.22, 3.23 or 8.12) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, by the Class A-1 Certificate
Insurer, by the Securities Administrator, the Master Servicer or by the Trustee,
or to the Master Servicer by Certificateholders entitled to at least 25% of the
Voting Rights in the Certificates and (ii) actual knowledge of such failure by a
Servicing Officer of the applicable Servicer; or

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          (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the applicable
Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

          (d) the applicable Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property; or

          (e) the applicable Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (f) Fitch reduces its servicer rating of the applicable Servicer to
"RPS2-" or lower, Moody's reduces its servicer rating of the applicable Servicer to "SQ3" or lower, or Standard & Poor's reduces its servicer rating of the applicable Servicer to "Average" or lower; or

          (g) any failure of the related Servicer to make any P&I Advance on any
Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the
Remittance Date; or

          (h) a breach of any representation and warranty of the applicable
Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders or the Class A-1 Certificate Insurer and
which continues unremedied for a period of thirty days after the earlier of (i)
the date upon which written notice of such breach is given to such Servicer by the Trustee, by the Securities Administrator, by the the Master Servicer or by
the Depositor, or to such Servicer, the Depositor, the Class A-1 Certificate
Insurer, the Master Servicer, the Securities Administrator and the Trustee by
any Certificateholders entitled to at least 25% of the Voting Rights in the
Certificates or by the Class A-1 Certificate Insurer and (ii) actual knowledge of such breach by a Servicing Officer of such Servicer; or

          (i) any reduction, withdrawal or qualification of the applicable
Servicer's servicer rating by any Rating Agency which results in the Servicer being deemed unacceptable by any Rating Agency to act as a primary servicer for this transaction or a primary servicer or a special servicer for any other mortgage-backed or asset-backed transaction rated or to be rated by any such
Rating Agency; or

          (j) the Class A-1 Certificate Insurer notifies the Master Servicer and the Securities Administrator in writing of any uncured "event of default" (as such term is used in the Insurance and Indemnity Agreement) by the related
Servicer under the Insurance and Indemnity Agreement.

          If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master
Servicer may, or at the

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direction of the Class A-1 Certificate Insurer or of Holders holding a majority of the Voting Rights, the Master Servicer shall, by notice in writing to the related Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the
Mortgage Loans and the proceeds thereof, other than its rights as a
Certificateholder hereunder; provided, however, that the Master Servicer shall not be required to give written notice to the related Servicer of the occurrence of an Event of Default described in clauses (b) through (i) of this Section 7.01 unless and until a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of such an Event of Default. In the event that a
Responsible Officer of the Master Servicer has actual knowledge of the occurrence of an event of default described in clause (a) of this Section 7.01, the Master Servicer shall give written notice to the applicable Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided, however, that the failure of the Master Servicer to provide such notice within one Business Day will not affect the rights of the Depositor, the Class A-1
Certificate Insurer or the Certificateholders to provide notice as required pursuant to clause (a) of this Section 7.01. On and after the receipt by the applicable Servicer of such written notice, all authority and power of such
Servicer hereunder, whether with respect to the Mortgage Loans serviced by such
Servicer or otherwise, shall pass to and be vested in the Master Servicer. If an
Event of Default described in clause (g) shall occur, and shall not have been cured at least two (2) Business Days, prior to the related Distribution Date, the Master Servicer shall, prior to the related Distribution Date, immediately terminate the rights and obligations of the applicable Servicer hereunder and the Master Servicer shall succeed to the rights and obligations of such Servicer hereunder pursuant to Section 7.02, including the obligation to immediately make any P&I Advances, which the applicable Servicer failed to make subject to
Section 4.01 pursuant to the terms hereof prior to such Distribution Date and prior to the date that the Securities Administrator is required to give a notice of claim to the Class A-1 Certificate Insurer. Notwithstanding anything to the contrary herein, the Class A-1 Certificate Insurer shall have the right to terminate the Master Servicer as successor Servicer with or without cause upon
30 days notice and appoint a successor Servicer, which may be the terminated
Servicer. Any costs related to the transfer of servicing from the Master
Servicer to such successor Servicer shall be reimbursable by the Trust Fund subject to the cap on Securities Administrator expenses described in Section
8.05. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of either Servicer to pay amounts owed pursuant to Article VIII. Each Servicer agrees to cooperate with the Master Servicer in effecting the termination of such Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer of all cash amounts which shall at the time be credited to the Collection Account of such predecessor Servicer, or thereafter be received with respect to the Mortgage Loans serviced by such predecessor Servicer.

          Notwithstanding any termination of the activities of a Servicer hereunder, such Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer's rights and obligations as a Servicer hereunder and received after such notice, that portion thereof to which

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such Servicer would have been entitled pursuant to Section 3.11, and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder in accordance with Section 3.11 and in the time period specified in Section 3.11. Such Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

          Section 7.02 Master Servicer to Act; Appointment of Successor.

          On and after the time the applicable Servicer receives a notice of termination pursuant to Section 3.24 or Section 7.01, subject to the third paragraph of this Section 7.02, the Master Servicer shall, unless the Class A-1
Certificate Insurer shall have named an alternative successor Servicer and given written notice thereof to the Master Servicer of at least 30 days prior to the effective date of the transfer of servicing to such successor, subject to and to the extent provided in Section 3.05, be the successor to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof and applicable law including the obligation to make P&I Advances and
Servicing Advances pursuant to Section 4.01, provided, however, that the Class
A-1 Certificate Insurer shall not have the right to name an alternative Servicer if either (i) a Class A-1 Certificate Insurer Default exists and is continuing, or (ii) the Class Certificate Balance of the Class A-1 Certificates has been reduced to zero and there are no remaining outstanding amounts owed to the Class
A-1 Certificate Insurer. As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the applicable
Servicer would have been entitled to charge to the related Collection Account or the Distribution Account if such Servicer had continued to act hereunder including, if such Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to the related Collection Account and the Distribution Account.

          Notwithstanding the foregoing, if the Master Servicer has become the successor to a Servicer in accordance with Section 7.01, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to
Section 4.01, if it is otherwise unable to so act, or at the direction of
Holders holding a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to such
Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder. Any successor to such Servicer shall be an institution which is a Fannie Mae and FHLMC approved seller/servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the
Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer (other than liabilities of such Servicer under Section 6.03 incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the
Master Servicer,

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unless the Master Servicer is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage
Loans serviced by such predecessor Servicer as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the
Servicing Fee Rate and amounts paid to the predecessor Servicer from investments. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it. If no successor Servicer meeting such qualifications shall have been approved by the Depositor within 30 days after the giving of such notice or resignation, the Master Servicer may petition any court of competent jurisdiction for the appointment of a successor Servicer meeting the qualifications set forth in Section 7.02.

          Notwithstanding any provision in this Agreement to the contrary, prior to the 20th day following the notice of termination of a Servicer and with the consent of the Class A-1 Certificate Insurer (such consent not to be unreasonably withheld, delayed or conditioned), the terminated Servicer may appoint a successor Servicer that satisfies the eligibility criteria of a successor Servicer set forth in this Section 7.02; provided such successor
Servicer agrees to fully effect the servicing transfer within 90 days following the termination of the predecessor Servicer and to make all P&I Advances and
Servicing Advances that would otherwise be made by the Master Servicer under this Section 7.02 as of the date of such appointment and prior thereto, the terminated Servicer makes all P&I Advances and Servicing Advances; otherwise the
Master Servicer shall appoint a successor Servicer as otherwise set forth in this Section 7.02. Any proceeds received in connection with the appointment of such successor Servicer shall be the property of the terminated Servicer or its designee.

          Any successor to a Servicer as servicer shall give notice to the related Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that each Servicer is required to maintain pursuant to Section 3.13.

          Section 7.03 Notification to Certificateholders.

          (a) Upon any termination of or appointment of a successor to a
Servicer, the Securities Administrator shall give prompt written notice thereof to Certificateholders, the Class A-1 Certificate Insurer, the Unaffiliated
Seller, the Swap Provider and to each Rating Agency.

          (b) Within 60 days after the occurrence of any Event of Default, the
Securities Administrator shall transmit by mail to all Certificateholders, the
Class A-1 Certificate Insurer, the Unaffiliated Seller, the Swap Provider and
each Rating Agency notice of each such Event of Default hereunder known to the
Securities Administrator, unless such Event of Default shall have been cured or waived.

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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

          Section 8.01 Duties of the Trustee.

          The Trustee, before the occurrence of a Master Servicer Event of
Default and after the curing of Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of
Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

          No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

          Unless a Master Servicer Event of Default of which a Responsible
Officer of the Trustee has actual knowledge or written notice has occurred and is continuing,

          (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee,
unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts;

          (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Class A-1 Certificate Insurer or of the Holders of Certificates
evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the
Trustee under this Agreement; and

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          (d) none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this
Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master
Servicer in accordance with the terms of this Agreement.

          Section 8.02 Certain Matters Affecting the Trustee and the Custodian.

Except as otherwise provided in Section 8.01:

          (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

          (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Class A-1 Certificate
Insurer or by the Holders of Certificates evidencing not less than 25% of the
Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action;

          (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

          (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

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          (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement;

          (h) except as otherwise provided in Section 7.01 or if a Responsible
Officer of the Trustee has actual knowledge or written notice of the occurrence of a Master Servicer Event of Default, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

          (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

          (j) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

          (l) the Custodian shall be entitled to the same protections, immunities and indemnities afforded the Trustee in and under this Agreement.

          Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or
related document other than with respect solely as to the Trustee's execution of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor, the Master Servicer, the Securities Administrator
or any Servicer of any funds paid to the Depositor, the Master Servicer, the
Securities Administrator or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Distribution Account or any Collection
Account by the Depositor, the Master Servicer, the Securities Administrator or
any Servicer.

          The Trustee, the Securities Administrator, and the Master Servicer
shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Master Servicer (or the Trustee as successor Master
Servicer) shall have become the successor Servicer).

          Section 8.04 Trustee May Own Certificates.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

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          Section 8.05 Trustee's and Custodian's Fees and Expenses.

          (a) As compensation for its activities under this Agreement, the
Trustee shall be paid its fee by the Securities Administrator from the
Securities Administrator's own funds pursuant to a separate fee schedule and shall have no lien on the Trust Fund for the payment of such fees. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Servicers against any loss, liability, or expense (including reasonable attorney's fees) resulting from any failure by the Servicers to perform their obligations under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee and the Custodian, as applicable, under this Agreement.

          (b) On each Distribution Date, the Custodian shall be paid its fee by the Securities Administrator from the Securities Administrator's own funds pursuant to a separate fee schedule and shall have no lien on the Trust Fund for the payment of such fees. The Custodian and any director, officer, employee or agent of the Custodian shall be indemnified by the Servicers against any loss, liability or expense (including reasonable attorney's fees) resulting from any failure by the Servicers to perform their obligations under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Custodian under this Agreement.

          (c) Each of the undertakings and agreements made on the part of the
Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

          Section 8.06 Eligibility Requirements for the Trustee.

          The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United
States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this
Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the
Servicers and their affiliates; provided, however, that such entity cannot be an affiliate of the Depositor, the Unaffiliated Seller or the Servicers other than the Trustee as Master Servicer who may become a successor to the Servicers.

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          Section 8.07 Resignation and Removal of the Trustee.

          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the
Servicers, the Custodian, the Unaffiliated Seller, the Securities Administrator,
the Class A-1 Certificate Insurer, the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to
Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in
Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the
Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee reasonably acceptable to the Class A-1 Certificate Insurer by written instrument, in triplicate, one copy of which shall be delivered to the
Trustee, one copy to each Servicer, one copy to the Master Servicer and one copy to the successor trustee.

          The Class A-1 Certificate Insurer or the Holders of Certificates
entitled to at least a majority of the Voting Rights may at any time remove the
Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to each
Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

          Section 8.08 Successor Trustee.

          Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and each Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, each Servicer, the Class A-1 Certificate
Insurer, the Securities Administrator and the predecessor trustee shall execute and deliver such instruments and do such

                                      166

other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

          No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

          Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

          Section 8.09 Merger or Consolidation of the Trustee.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be eligible under
Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 8.10 Appointment of Co-Trustee or Separate Trustee.

          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, each Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more
Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the
Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as each
Servicer and the Trustee may consider appropriate. If a Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to
Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (a) To the extent necessary to effectuate the purposes of this Section
8.10, all rights, powers, duties and obligations conferred or imposed upon the
Trustee (except for the obligation of the Trustee as successor Master Servicer under this Agreement to advance funds), shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not

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authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the
Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

          (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

          (d) The Trust Fund, and not the Master Servicer, shall be liable for the payment of reasonable compensation and expenses to any such separate trustee or co-trustee on each Distribution Date.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection and indemnity to, the
Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers and the Depositor.

          Any separate trustee or co-trustee may, at any time, constitute the
Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 8.11 Tax Matters.

          As set forth in the Preliminary Statement, the assets within the Trust
Fund for which any REMIC election is to be made shall constitute, and the conduct of matters relating to such assets shall be consistent with the treatment of such assets as, a REMIC. To this end, the Securities Administrator covenants and agrees to act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of any REMIC created hereunder, and that in such capacity it shall:

          (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage
Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the

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Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any REMIC described in the Preliminary
Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

          (b) within thirty days of the Closing Date, furnish to the Internal
Revenue Service on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the
Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

          (c) make an election that each of REMIC I, REMIC II, REMIC III, REMIC
IV and REMIC V be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

          (d) prepare and forward to the Certificateholders and to the Internal
Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus
Supplement);

          (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is a Non-Permitted
Transferee, or an agent (including a broker, nominee or other middleman) of a
Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted
Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

          (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of any REMIC created hereunder as a REMIC under the REMIC
Provisions;

          (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder;

          (h) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC created hereunder before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

          (i) cause federal, state or local income tax or information returns to be signed by the Trustee or the Securities Administrator or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

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          (j) maintain records relating to each REMIC created hereunder, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

          The Holder of the largest Percentage Interest of the Class R
Certificates shall act as Tax Matters Person for REMIC I, REMIC II, REMIC III,
REMIC IV and REMIC V, within the meaning of Treasury regulations section
1.860F-4(d), and the Securities Administrator is hereby designated as agent of such Certificateholder for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent each REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any REMIC created hereunder, and otherwise act on behalf of the REMIC in relation to any tax matter or controversy involving it.

          The Securities Administrator shall treat the rights of the Class P
Certificateholders to Prepayment Charges as the beneficial ownership of interests in a grantor trust, and not as an obligation of any REMIC created hereunder, for federal income tax purposes.

          To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten days after the Closing Date all information or data that the
Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Securities Administrator concerning the value to each Class of Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Swap Account. Thereafter, the Depositor
shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities
Administrator to perform its duties under this Agreement. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

          If any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMIC after the Startup Day pursuant to
Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on the REMIC pursuant to Sections 23153 and 24874 of the California
Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Master Servicer or the Securities Administrator if such tax

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arises out of or results from negligence of the Securities Administrator in the performance of any of its obligations under this Agreement, (ii) the applicable
Servicer if such tax arises out of or results from a breach by such Servicer of any of its obligations under this Agreement, (iii) the Unaffiliated Seller shall pay if such tax arises out of or results from the Unaffiliated Seller's obligation to repurchase a Mortgage Loan pursuant to Section 2.03, or (iv) in all other cases, or if the Master Servicer, the Securities Administrator, a
Servicer or the Unaffiliated Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section
4.02(a).

          Section 8.12 Periodic Filings.

          (a) The Trustee, Securities Administrator and each Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Securities Administrator shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and
Exchange Commission thereunder, and the Securities Administrator shall file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval
System) such Forms with the SEC on behalf of the Depositor. The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file execute and file each such Form 8-K but only to the extent no accompanying certification is required to be filed on behalf of the Depositor.
Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. The Depositor shall execute the Form 10-K. The Securities Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Securities Administrator's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

          (b) Each Form 8-K shall be filed by the Securities Administrator within 15 days after each Distribution Date, including a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.
Prior to March 30th of each year (or such earlier date as may be required by the
Exchange Act and the Rules and Regulations of the Securities and Exchange
Commission), the Securities Administrator shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits each
Servicer's annual statement of compliance described under Section 3.22 (upon which the Securities Administrator may rely) and the accountant's report described under Section 3.23, in each case to the extent they have been timely delivered to the Securities Administrator. If they are not so timely delivered, the Securities Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the
Securities Administrator. The Securities Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Securities Administrator's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit L, with such changes as may be necessary or appropriate as a result of changes promulgated by the Securities and Exchange
Commission (the "Certification"), which shall, except as described

                                       171

below, be signed by the senior officer of the Depositor in charge of securitization. The Securities Administrator shall prepare and deliver each Form
10-K to the Depositor for execution no later than March 20th (or if such day is not a Business Day, the immediately preceding Business Day) of each year. The
Depositor shall return the executed Form 10-K to the Securities Administrator for filing no later than March 25th (or if such day is not a Business Day, the immediately preceding Business Day) of each year.

          (c) Notwithstanding that the Certification is to be signed by an officer of the Depositor, the Securities Administrator shall sign a certification (in the form attached hereto as Exhibit M, with such changes as may be necessary or appropriate as a result of changes promulgated by the
Securities and Exchange Commission) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 thereof of the Certification (provided, however, that the Securities Administrator shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and each Servicer shall sign a certification solely with respect to such Servicer (in the form attached hereto as Exhibit N, with such changes as may be necessary or appropriate as a result of changes promulgated by the
Securities and Exchange Commission) for the benefit of the Depositor, the
Securities Administrator and their respective officers, directors and Affiliates in respect of items 4 and 5 of the Certification. Each such certification shall be delivered to the Depositor and the Securities Administrator, as applicable, no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the
Certification to be filed to the Securities Administrator no later than March
20th of each year (or if such day is not a Business Day, the immediately preceding Business Day). In the event that prior to the filing date of the Form
10-K in March of each year, the Securities Administrator or any Servicer has actual knowledge of information material to the Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, (i) the Securities Administrator shall indemnify and hold harmless the Depositor and its officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the
Securities Administrator's obligations under this Section 8.12(c) or the
Securities Administrator's negligence, bad faith or willful misconduct in connection therewith, and (ii) each Servicer, severally and not jointly, shall indemnify and hold harmless the Depositor, the Securities Administrator, the
Master Servicer and their respective officers, directors, employees, agents and
Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the applicable
Servicer's obligations under this Section 8.12(c) or any material misstatement or omission, negligence, bad faith or willful misconduct of such Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then (i) the Securities
Administrator agrees in connection with a breach of the Securities
Administrator's obligations under this Section 8.12(c) or the Securities
Administrator's negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the
Depositor as a result of the losses, claims, damages or liabilities of the
Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Securities Administrator on the other and
(ii) each Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified

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party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and such Servicer, on the other hand, in connection with a breach of the Servicers' obligations under this Section
8.12(c) or any material misstatement or omission, negligence, bad faith or willful misconduct of such Servicer in connection therewith.

          (d) Upon any filing with the Securities and Exchange Commission, the
Securities Administrator shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

          (e) Prior to January 30 of the first year in which the Securities
Administrator is able to do so under applicable law, the Securities
Administrator shall file a Form 15 Suspension Notification with respect to the
Trust.

          Section 8.13 Tax Classification of the Supplemental Interest Account,
the Excess Reserve Fund Account and the Swap Account.

          For federal income tax purposes, the Securities Administrator shall treat each of the Supplemental Interest Account, the Excess Reserve Fund Account
and the Swap Account as an outside reserve fund, within the meaning of Treasury
Regulation Section 1.860G-2(h), that is beneficially owned by the holder of the
Class X Certificate. The Securities Administrator shall treat the rights that each Class of LIBOR Certificates has to receive payments of Basis Risk Carry
Forward Amounts from the Excess Reserve Fund Account and the Swap Account as rights to receive payments under a notional principal contract written by the
Class X Certificateholder in favor of each Class. Accordingly, each Class of
Certificates (excluding the Class X, Class P and Class R Certificates) will be comprised of two components - a REMIC V Regular Interest and an interest in a notional principal contract. The Securities Administrator shall allocate the issue price for a Class of Certificates between such two components for purposes of determining the issue price of the REMIC V Regular Interest component based on information received from the Depositor.

          Section 8.14 Interest Rate Swap Agreement.

          The Securities Administrator is hereby authorized and directed to execute and deliver the Interest Rate Swap Agreement not in its individual capacity but solely on behalf of the Supplemental Interest Trust of the Trust and to acknowledge the provisions thereof. The Securities Administrator is directed to administer the Swap Agreement in accordance with the terms thereof and hereof. The Securities Administrator shall not enter into any amendment to the Swap Agreement without the prior written consent of the Class A-1
Certificate Insurer so long as any Class A-1 Certificates are outstanding or any amounts are owed to the Class A-1 Certificate Insurer. In the event that the
Swap Provider fails to make a payment as required pursuant to the Swap
Agreement, the Securities Administrator shall make a demand for such payment from the guarantor of the Swap Agreement.

                                   ARTICLE IX

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                      ADMINISTRATION OF THE MORTGAGE LOANS
                             BY THE MASTER SERVICER

          Section 9.01 Duties of the Master Servicer; Enforcement of the
Servicers' Obligations. (a) In addition to the other duties of the Master
Servicer set forth in this Agreement, the Master Servicer, on behalf of the
Trustee, the Securities Administrator, the Depositor, the Class A-1 Certificate
Insurer and the Certificateholders, shall monitor the performance of the
Servicers under this Agreement, and (except as set forth below) shall use its reasonable good faith efforts to cause the Servicers to duly and punctually perform their duties and obligations hereunder as applicable. Upon the occurrence of an Event of Default of which a Responsible Officer of the Master
Servicer has actual knowledge, the Master Servicer shall promptly notify the
Securities Administrator, the Class A-1 Certificate Insurer and the Trustee and
shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default. So long as an Event of Default shall occur and be continuing, the Master Servicer shall take the actions specified in Article
VII.

          (b) The Master Servicer shall bear the costs of monitoring the
Servicers as required hereunder. The costs associated with (i) termination of any Servicer, (ii) the appointment of a successor servicer or (iii) the transfer to and assumption of, the servicing by the Master Servicer) shall be paid by the terminated Servicer. In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the
Master Servicer), such costs shall be paid by the Trust Fund.

          (c) If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for any errors or omissions of such
Servicer.

          (d) Neither the Depositor nor the Securities Administrator shall consent to the assignment by any Servicer of such Servicer's rights and obligations under the Agreement without the prior written consent of the Master
Servicer, the Class A-1 Certificate Insurer and the Depositor, which consent, in the case of the Depositor, shall not be unreasonably withheld.

          Section 9.02 Maintenance of Fidelity Bond and Errors and Omissions
Insurance. (a) The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other
Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

          Section 9.03 Representations and Warranties of the Master Servicer.
(a) The Master Servicer hereby represents and warrants to the Depositor, the
Securities Administrator and the Trustee, for the benefit of the
Certificateholders, as of the Closing Date that:

          (i) it is a banking association organized under the laws of the United
     States of America, validly existing and in good standing under the laws of the United States of

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     America, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

          (ii) the execution and delivery of this Agreement by the Master
     Servicer and its performance and compliance with the terms of this
     Agreement will not (A) violate the Master Servicer's charter or bylaws, (B)
     violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

          (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

          (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as
     Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this
     Agreement;

          (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this
     Agreement;

          (vii) [Reserved];

          (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the

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     consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

          (ix) the consummation of the transactions contemplated by this
     Agreement are in the ordinary course of business of the Master Servicer.

          (b) It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, Securities
Administrator, the Trustee, the Class A-1 Certificate Insurer and the Trust and
hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties contained in Section 9.03(a) above. It is understood and agreed that the enforcement of the obligation of the Master
Servicer set forth in this Section 9.03 to indemnify the Depositor, Securities
Administrator, the Trustee, the Class A-1 Certificate Insurer and the Trust
constitutes the sole remedy of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder and any termination of this Agreement.

          Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master
Servicer, Securities Administrator, Class A-1 Certificate Insurer or the Trustee
or notice thereof by any one of such parties to the other parties.

          Section 9.04 Master Servicer Events of Default. Each of the following shall constitute a "Master Servicer Event of Default":

          (a) any failure by the Master Servicer to remit to the Securities
Administrator for deposit in the Distribution Account any payment received by it from any Servicer or required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for a period of two (2) Business
Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party hereto;

          (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master
Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master
Servicer by the Class A-1 Certificate Insurer or the Trustee or to the Master
Servicer and Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights;

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master

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Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

          (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

          (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;

          (f) Except as otherwise set forth herein, the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Trustee,
Securities Administrator and the Depositor; or

          (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any employee thereof, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, in each case, where such indictment materially and adversely affects the ability of the Master Servicer to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

          In each and every such case, so long as a Master Servicer Event of
Default shall not have been remedied, in addition to whatever rights the
Securities Administrator may have at law or equity to damages, including injunctive relief and specific performance, the Securities Administrator, by notice in writing to the Master Servicer, may, and at the direction of the Class
A-1 Certificate Insurer or the Holders of Certificates representing at least 51%
of the Voting Rights (with the consent of the Class A-1 Certificate Insurer), shall, terminate with cause all the rights and obligations of the Master
Servicer under this Agreement.

          Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments. Upon written request from the Trustee or the Depositor, the
Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee and acceptable to the Class A-1 Certificate Insurer any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor's possession all such documents with respect to the master servicing of the
Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master
Servicer's sole expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master
Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Distribution Account or are thereafter received with respect to the Mortgage Loans.

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          Section 9.05 Waiver of Default. By a written notice, the Trustee may, with the consent of a Holders of Certificates evidencing at least 51% of the
Voting Rights (with the consent of the Class A-1 Certificate Insurer) and, at the direction of the Class A-1 Certificate Insurer shall waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

          Section 9.06 Successor to the Master Servicer. Upon termination of the
Master Servicer's responsibilities and duties under this Agreement, the Trustee shall appoint a successor, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this
Agreement, except liabilities incurred by the terminated Master Servicer (unless such terminated Master Servicer is the Trustee) for which the terminated Master
Servicer shall still be responsible. Any successor shall be a Fannie Mae and
Freddie Mac approved servicer in good standing and acceptable to the Depositor, the Class A-1 Certificate Insurer and the Rating Agencies. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the master servicing fee paid to such successor master servicer exceed the Securities
Administrator and Master Servicer Fee paid to the Master Servicer hereunder. In the event that the Master Servicer's duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor. The termination of the Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer of responsibility for the representations and warranties made pursuant to
Section 9.03(a) hereof and the remedies available to the Trustee under Section
9.03(b) hereof, it being understood and agreed that the provisions of Section
9.03 hereof shall be applicable to the Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or the termination of this Agreement; or (ii) affect the right of the Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the
Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

          If no successor Master Servicer has accepted its appointment within 90 days of the time the Trustee receives the resignation of the Master Servicer, the Trustee shall become the successor Master Servicer in all respects under this Agreement until another successor Master Servicer is appointed, and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities, except liabilities incurred by the terminated Master
Servicer (unless such terminated Master Servicer is the Trustee) for which the terminated Master Servicer shall still be responsible, including the obligation to make P&I Advances; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the
Trustee hereunder. In the Trustee's capacity as such successor Master Servicer,

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the Trustee shall have the same limitations on liability herein granted to the
Master Servicer. As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the
Master Servicer, including the fees and other amounts payable pursuant to
Section 9.07 hereof.

          Any successor master servicer appointed as provided herein, shall execute, acknowledge and deliver to the predecessor Master Servicer, the Class
A-1 Certificate Insurer and to the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Master Servicer arising out of the Master
Servicer's actions or failure to act prior to any such termination or resignation or in connection with the Trustee's assumption of such obligations, duties and responsibilities.

          Upon a successor's acceptance of appointment as such, the Master
Servicer shall notify by mail the Trustee and the Class A-1 Certificate Insurer of such appointment.

          Section 9.07 Compensation of the Master Servicer. As compensation for its activities under this Agreement, the Master Servicer shall be paid the
Securities Administrator and Master Servicer Fee.

          Section 9.08 Merger or Consolidation. Any Person into which the Master
Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master
Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (i)
be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and FHLMC (provided further that a successor
Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and
FHLMC guidelines) and (ii) have a net worth of not less than $25,000,000.

          Section 9.09 Resignation of the Master Servicer. Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master
Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee and the Class
A-1 Certificate Insurer. No such resignation shall become effective until the
Trustee shall have assumed, or a successor master servicer satisfactory to the
Trustee, the Class A-1 Certificate Insurer and the Depositor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement.

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Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

          If at any time, JPMorgan Chase Bank, National Association, as Master
Servicer, resigns under this Section 9.09, or is removed as Master Servicer pursuant to Section 9.04, then at such time JPMorgan Chase Bank, National
Association shall also resign (and shall be entitled to resign) as Securities
Administrator under this Agreement.

          Section 9.10 Assignment or Delegation of Duties by the Master
Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer; provided, however, that the Master Servicer shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed) and the Class A-1 Certificate
Insurer, and upon delivery to the Trustee, the Securities Administrator, the
Class A-1 Certificate Insurer and the Depositor of a letter from each Rating
Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor, the Securities
Administrator, the Class A-1 Certificate Insurer and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire compensation payable to the Master
Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

          Section 9.11 Limitation on Liability of the Master Servicer. Neither
the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, Securities
Administrator, the Servicers or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this
Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Account in accordance with the provisions of Section 9.07 and Section 9.12.

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          The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers as required under this Agreement.

          Section 9.12 Indemnification; Third Party Claims. The Master Servicer
agrees to indemnify the Depositor, each Servicer, the Trustee, the Class A-1
Certificate Insurer, the Custodian, the Securities Administrator and the Trust
Fund, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, such Servicer, the
Trustee, the Class A-1 Certificate Insurer, the Custodian, the Securities
Administrator or the Trust Fund may sustain as a result of the Master Servicer's willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement. The Depositor, Securities Administrator, the applicable
Servicer, the Class A-1 Certificate Insurer, the Custodian and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans which would entitle the
Depositor, such Servicer, the Trustee, the Securities Administrator, the Class
A-1 Certificate Insurer, the Custodian or the Trust Fund to indemnification under this Section 9.12, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

          The Master Servicer agrees to indemnify and hold harmless the Trustee from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses (including reasonable attorneys' fees) that the Trustee may sustain as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption (not including the Trustee's performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master
Servicer's obligations, duties or responsibilities under such agreement.

          The Trust Fund will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in this Agreement or (ii) the Master Servicer's willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement; provided that any such loss, liability or expense constitutes an
"unanticipated expense incurred by the REMIC" within the meaning of Treasury
Regulations Section 1.860G-1(b)(3)(ii). The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the
Distribution Account.

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                                   ARTICLE X

                     CONCERNING THE SECURITIES ADMINISTRATOR

          Section 10.01 Duties of Securities Administrator. The Securities
Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

          The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this
Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the
Certificateholders of such non conforming instrument in the event the Securities
Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

          No provision of this Agreement shall be construed to relieve the
Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the
     Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this
     Agreement, no implied covenants or obligations shall be read into this
     Agreement against the Securities Administrator and the Securities
     Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (ii) the Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Securities Administrator was negligent in ascertaining the pertinent facts;

          (iii) the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Class A-1 Certificate Insurer or the Holders of Certificates evidencing not less than 25% of the Voting
     Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the
     Securities Administrator under this Agreement; and

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          (iv) the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer or the Trustee.

          Section 10.02 Certain Matters Affecting the Securities Administrator.
Except as otherwise provided in Section 10.01:

          (i) the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

          (ii) the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Class A-1 Certificate Insurer or Holders of
     Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, provided that the Master Servicer shall have no liability for disclosure required by this Agreement;

          (v) the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities
     Administrator with due care;

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          (vi) the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement;

          (vii) the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the Class A-1 Certificate Insurer, pursuant to the provisions of this
     Agreement, unless such Certificateholders or the Class A-1 Certificate
     Insurer, as applicable, shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities
     Administrator against the costs, expenses and liabilities which may be incurred therein or thereby;

          (viii) the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee, the Securities
     Administrator, the Class A-1 Certificate Insurer and the Certificateholders
     hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Distribution Account;

          (ix) the right of the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Securities Administrator shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of such act; and

          (x) the Securities Administrator shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

          The Securities Administrator shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the
Trust Fund other than from funds available in the Distribution Account.

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          Section 10.03 Securities Administrator Not Liable for Certificates or
Mortgage Loans. The recitals contained herein and in the Certificates shall not be taken as the statements of the Securities Administrator, and the Securities
Administrator assumes no responsibility for their correctness. The Securities
Administrator makes no representations as to the validity or sufficiency of this
Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Securities Administrator's execution and authentication of the Certificates. The Securities Administrator shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the
Mortgage Loans or deposited in or withdrawn from the Distribution Account by the
Depositor or the Master Servicer.

          Section 10.04 Securities Administrator May Own Certificates. The
Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.

          Section 10.05 Securities Administrator's Fees and Expenses. The
Securities Administrator shall be entitled to the investment income earned on amounts in the Distribution Account. The Securities Administrator and any
director, officer, employee, agent or "control person" within the meaning of the
Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person"), of the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Mortgage Loans or (c) the
Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the
Securities Administrator's duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities
Administrator's duties hereunder or (iii) incurred by reason of any action of the Securities Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations
Section 1.860G 1(b)(3)(ii). Such indemnity shall survive the termination of this
Agreement or the resignation or removal of the Securities Administrator hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator's negligence, bad faith or willful misconduct, or which would not be an
"unanticipated expense" within the meaning of the second preceding sentence, the
Securities Administrator shall be reimbursed by the Trust Fund for all reasonable expenses, disbursements and advances incurred or made by the
Securities Administrator in accordance with any of the provisions of this
Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities
Administrator must engage such Persons to perform acts or services hereunder and
(C) printing and engraving expenses in connection with preparing any Definitive
Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account. The Securities
Administrator shall be required to pay all expenses

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incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

          Notwithstanding anything to the contrary contained herein, any amounts payable to JPMorgan Chase Bank, N.A. in its capacity as Securities Administrator pursuant to Section 8.05 and Sections 3.11 and 6.03 shall be reimbursable by the
Trust Fund in an amount equal to $250,000 in the aggregate per calendar year as a first priority expense and all other amounts in excess of $250,000 per calendar year shall be reimbursable from the Trust Fund on each Distribution
Date after distribution of all amounts pursuant to Section 4.02(a)(iii)(R) on such Distribution Date; provided, however, that JPMorgan Chase Bank, N.A. in its capacity as Securities Administrator shall be entitled to reimbursement by the
Trust Fund in an amount up to an additional $250,000 in the aggregate per calendar year as a first priority expense with respect to servicing transfer costs and expenses incurred by JPMorgan Chase Bank, N.A. in its capacity as
Securities Administrator.

          The Securities Administrator shall not be entitled to payment or reimbursement from the Unaffiliated Seller for any routine ongoing expenses incurred by JPMorgan Chase Bank, N.A. in its capacity as Securities
Administrator and/or Master Servicer in the ordinary course of its duties as
Securities Administrator, Master Servicer, Registrar, or paying agent under this
Agreement or for any other expenses, including indemnification payments, except as set forth herein.

          The Trustee executes the Certificates and the Securities Administrator authenticates the Certificates not in its individual capacity but solely as
Trustee and Securities Administrator, respectively, of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement.

          Section 10.06 Eligibility Requirements for Securities Administrator.
The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of
America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Securities
Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof. The entity serving as Securities
Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

          Any successor Securities Administrator (i) may not be an originator, the Master Servicer, a Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its

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jurisdiction of organization, and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency and rates such successor, or the equivalent rating by S&P or Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the
Securities Administrator ceases to be the Securities Administrator pursuant to
Section 10.07, then the Trustee may (but shall not be obligated to) become the successor Securities Administrator. The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 10.07. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

          Section 10.07 Resignation and Removal of Securities Administrator. The
Securities Administrator may at any time resign by giving written notice of resignation to the Depositor, the Class A-1 Certificate Insurer, the Swap
Provider and the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and acceptance by a successor Securities Administrator in accordance with Section 10.08 meeting the qualifications set forth in Section
10.06. If no successor Securities Administrator meeting such qualifications shall have been so appointed by the Depositor or the Class A-1 Certificate
Insurer and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities
Administrator.

          If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the
Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Securities Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different Securities Administrator, then the Depositor may remove the Securities Administrator and appoint a successor Securities
Administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor
Securities Administrator.

          The Class A-1 Certificate Insurer may at any time remove the
Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor Securities Administrator to the Trustee and the Class A-1 Certificate Insurer, one complete set to the Securities
Administrator so removed and one complete set to the successor so appointed.
Notice of any removal of the Securities Administrator shall be given to each
Rating Agency by the successor Securities Administrator.

          Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance by the successor Securities Administrator of appointment as provided in Section 10.08 hereof.

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          Section 10.08 Successor Securities Administrator. Any successor
Securities Administrator (which may be the Trustee) appointed as provided in
Section 10.07 hereof shall execute, acknowledge and deliver to the Class A-1
Certificate Insurer, the Swap Provider and the Depositor and to its predecessor
Securities Administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor
Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Securities
Administrator herein. The Depositor, the Class A-1 Certificate Insurer, the
Trustee, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor
Securities Administrator all such rights, powers, duties, and obligations.

          No successor Securities Administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of
Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating
Agency.

          Upon acceptance by a successor Securities Administrator of appointment as provided in this Section 10.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of
Certificates and the Class A-1 Certificate Insurer. If the Depositor fails to mail such notice within 10 days after acceptance by the successor Securities
Administrator of appointment, the successor Securities Administrator shall cause such notice to be mailed at the expense of the Depositor.

          Section 10.09 Merger or Consolidation of Securities Administrator. Any
corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the
Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section
10.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 10.10 Assignment or Delegation of Duties by the Securities
Administrator. Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, that the
Securities Administrator shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed) and the
Class A-1 Certificate Insurer, and upon delivery to the Trustee and the
Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the
Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified

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Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Securities Administrator hereunder. Notice of such permitted assignment shall be given promptly by the Securities
Administrator to the Depositor, the Class A-1 Certificate Insurer, the Swap
Provider and the Trustee. If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor Securities
Administrator exceed that payable to the predecessor Securities Administrator.

                                   ARTICLE XI
                                   TERMINATION

          Section 11.01 Termination upon Liquidation or Purchase of the Mortgage
Loans.

          Subject to Section 11.03, the obligations and responsibilities of the
Depositor, each Servicer, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a)
the purchase, on or after the applicable Optional Termination Date, by one or more Servicers or the Class X Certificateholders (subject to the restrictions set forth in the definition of "Optional Termination Date") of all Mortgage
Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO
Property) plus accrued and unpaid interest thereon at the applicable Mortgage
Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the party exercising the optimal termination at the expense of the party exercising the optimal termination plus, accrued and unpaid interest on each Mortgage Loan at the applicable Mortgage Rate and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage
Rate, (iii) all costs and expenses incurred by, or on behalf of, the Trust Fund, of which the Securities Administrator has actual knowledge, in connection with any violation by such Mortgage Loan of any predatory or abusive-lending law and
(iv) any Swap Termination Payment, other than a Defaulted Swap Termination
Payment, owed to the Swap Provider (the "Termination Price") and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of
Joseph P. Kennedy, the late Ambassador of the United States to the Court of St.
James's, living on the date hereof.

          Notwithstanding the foregoing, if Standard & Poor's has rated a class of debt securities ("NIM Securities") that are backed by the Class X
Certificates and Class P Certificates and that are outstanding on any date on which a Servicer intends or the Servicers intend to exercise its option to purchase the Mortgage Loans, a Servicer or the Servicers will be permitted to exercise such option only if one of the following additional conditions is met:
(i) after distribution of the Termination Price to the Certificateholders (other than the Holders of the Class X Certificates, Class P Certificates and Class R
Certificates) to redeem the related Certificates, the remainder of the
Termination Price (the "Remainder Amount") is distributed to

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the Holders of the Class X Certificates and Class P Certificates and is
sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities to the extent the NIM Securities are then outstanding; or (ii) (A) at the same time that a Servicer remits or the
Servicers remit the Termination Price to the Master Servicer, it also remits to the Securities Administrator an additional amount which, in combination with the
Remainder Amount, is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities, to the extent the NIM
Securities are then outstanding, and (B) the Securities Administrator remits the
Remainder Amount to the Holders of the Class X Certificates and Class P
Certificates and remits that additional amount directly to the NIM Trustee (plus any outstanding fees and expenses due and owing to the NIM Trustee) under the indenture creating the NIM Securities.

          No purchase under this Section 11.01 will be permitted without the consent of the Class A-1 Certificate Insurer, unless no draw on the Class A-1
Certificate Insurance Policy would be made and no amounts due to the Class A-1
Certificate Insurer would remain unreimbursed on the final Distribution Date.

          Section 11.02 Final Distribution on the Certificates.

          If on any Remittance Date, the Servicers determine that there are no
Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts, the Servicers shall direct the
Securities Administrator promptly to send a Notice of Final Distribution to each
Certificateholder. If any Servicer individually elects to terminate the Trust
Fund pursuant to clause (a) of Section 11.01, such Servicer shall notify the other Servicer of such election by the 15th day of the month preceding the month of the final distribution and the other Servicer shall have 5 days to elect, by notice to the other Servicer, to purchase the Mortgage Loans it services. If the other such Servicer does not so elect to purchase the Mortgage Loans it services, the terminating Servicer shall be required to purchase all the
Mortgage Loans. If any Servicer or both Servicers so elect to terminate, by the
25th day of the month preceding the month of the final distribution, such
Servicer or Servicers shall notify the Depositor, the Securities Administrator and the Trustee of the final Distribution Date the Servicers or the Class X
Certificateholder of the date such Servicer or Servicers intend to terminate the
Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO
Properties.

          A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities
Administrator by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. A Servicer or the Servicers, as the case may be, will give such
Notice of Final Distribution to each Rating Agency, the Class A-1 Certificate
Insurer

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and the Swap Provider at the time such Notice of Final Distribution is given to
Certificateholders.

          In the event such Notice of Final Distribution is given, each Servicer shall cause all funds in its Collection Account to be remitted to the Master
Servicer for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust
Fund and the receipt by the Securities Administrator of a Request for Release
therefor, the Securities Administrator shall forward the Request for Release to the Custodian and the Custodian shall promptly release to the applicable
Servicer or Servicers, as the case may be, the Custodial Files for the Mortgage
Loans.

          Upon presentation and surrender of the Certificates, the Securities
Administrator shall cause to be distributed to the Certificateholders of each
Class (after reimbursement of all amounts due to the Servicers, the Depositor, the Class A-1 Certificate Insurer, the Swap Provider and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in
Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the
Certificate Balance thereof plus for each such Class and the Class X
Certificates accrued interest thereon in the case of an interest-bearing
Certificate and all other amounts to which such Classes are entitled pursuant to
Section 4.02 and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

          In the event that any affected Certificateholders shall not surrender
Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their
Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable
Certificates shall not have been surrendered for cancellation, the Securities
Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

          Section 11.03 Additional Termination Requirements.

          In the event the applicable Servicer or all of the Servicers exercise their purchase option with respect to the Mortgage Loans as provided in Section
11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Securities Administrator has been supplied with an Opinion of Counsel, at the expense of the applicable Servicer or all of the Servicers or the Class X Certificateholder, as applicable, to the effect that the failure to comply with the requirements of this Section 11.03 will not
(i) result in the

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imposition of taxes on "prohibited transactions" on any REMIC created hereunder as defined in Section 860F of the Code, or (ii) cause any
REMIC created hereunder to fail to qualify as a REMIC at any time that any
Certificates are outstanding:

          (a) The Securities Administrator on behalf of the Trustee shall sell all of the assets of the Trust Fund to the applicable Servicer and, no later than the next Distribution Date after such sale (and in no event more than 90 days after such sale), shall, in the order set forth in Section 4.02 and subject to the payment of all amounts payable under Section 4.02, distribute to the
Certificateholders the proceeds of such sale in complete liquidation of each of the REMICs created hereunder; and

          (b) The Securities Administrator shall attach a statement to the final federal income tax return for each of the REMICs created hereunder stating that pursuant to Treasury regulations section 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Securities
Administrator on behalf of the Trustee sold the assets of the Trust Fund to the applicable Servicer or Servicers, as the case may be.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

          Section 12.01 Amendment.

          This Agreement may be amended from time to time (x) by the Depositor, each Servicer, the Custodian, the Securities Administrator, the Master Servicer
and the Trustee, with the prior written consent of the Class A-1 Certificate
Insurer (y) with the consent of the Unaffiliated Seller unless the Securities
Administrator and the Trustee receive an Opinion of Counsel (which Opinion of
Counsel shall not be an expense of the Securities Administrator, the Master
Servicer, the Trustee or the Trust Fund) stating that the amendment will not adversely affect the Unaffiliated Seller, but (z) without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the
Depositor, the Master Servicer, the Securities Administrator or the Servicers,
(iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel
(which Opinion of Counsel shall not be an expense of the Securities
Administrator, the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder (it being understood that any
Opinion of Counsel with respect to income tax matters will be limited to an opinion that such amendment will not cause the imposition of any federal income tax on any REMIC created hereunder or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any
Certificates are outstanding); and provided, further, that any such action pursuant to clause (iv) or (v) above shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such

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letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

          In addition, this Agreement may also be amended from time to time (x)
by the Trustee, the Depositor, the Custodian, the Securities Administrator, the
Master Servicer and the Servicers, with the prior written consent of the Class
A-1 Certificate Insurer and (y) with the consent of the Unaffiliated Seller unless the Trustee and the Securities Administrator receive an Opinion of
Counsel (which Opinion of Counsel shall not be an expense of the Securities
Administrator, the Master Servicer, the Trustee or the Trust Fund) stating that the amendment will not adversely affect the Unaffiliated Seller, but (z) without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V under the
Code, (ii) avoid or minimize the risk of the imposition of any tax on REMIC I,
REMIC II, REMIC III, REMIC IV or REMIC V pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii)
comply with any other requirements of the Code; provided, that the Trustee and the Securities Administrator has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Securities Administrator, the Master Servicer,
the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

          This Agreement may also be amended from time to time (x) by the
Depositor, the Servicers, the Master Servicer, the Custodian, the Securities
Administrator and the Trustee, with the prior written consent of the Class A-1
Certificate Insurer (y) with the consent of the Unaffiliated Seller unless the
Securities Administrator receives an Opinion of Counsel (which Opinion of
Counsel shall not be an expense of the Securities Administrator, the Master
Servicer, the Trustee or the Trust Fund) stating that the amendment will not adversely affect the Unaffiliated Seller, and (z), except as set forth in
Section 3.27, with the consent of the Holders of Certificates evidencing
Percentage Interests aggregating not less than 66-2/3% of each Class of
Certificates (based on the aggregate outstanding principal balance of such class at such time) affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66-2/3%, or (iii) reduce the aforesaid percentages of
Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

          Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the
Securities Administrator, the Master Servicer, the Trustee or the Trust Fund, to
the effect that such amendment will not cause the

                                       193

imposition of any federal income tax on any REMIC or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          Notwithstanding the foregoing provisions of this Section 12.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee, the Securities Administrator, the Master Servicer or the Servicers,
any Certificate beneficially owned by the Depositor, the Unaffiliated Seller or any of their respective Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of
Certificateholders under this Section 10.01 have been obtained.

          Notwithstanding any contrary provision of this Agreement, the
Securities Administrator shall not consent to any amendment, modification or change to this Agreement without the prior written consent of the Swap Provider, if such amendment, modification or change could reasonably be expected to have a material adverse effect on the rights or obligations of the Swap Provider under this Agreement or under the Interest Rate Swap Agreement. Unless notified by the
Swap Provider that the Swap Provider could reasonably be materially and adversely affected by such amendment, modification or change, for purposes of determining whether an amendment, modification or change could reasonably be expected to have a material adverse effect on the Swap Provider, the Trustee and the Securities Administrator shall be entitled to rely on an Opinion of Counsel
(which Opinion of Counsel shall not be an expense of the Securities
Administrator or the Trustee) after giving notice of such amendment, modification or change to the Swap Provider. The Securities Administrator shall furnish to the Swap Provider a copy of each proposed amendment, modification or change to this Agreement at least ten Business Days prior to the execution thereof and a copy of each executed amendment, modification or change to this
Agreement promptly upon execution thereof, along with copies of the letter from each Rating Agency stating that the amendment, modification or change would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

          Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Securities Administrator shall furnish written notification of the substance or a copy of such amendment to the
Swap Provider, each Certificateholder and each Rating Agency.

          It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          Nothing in this Agreement shall require the Securities Administrator, the Trustee or the Custodian to enter into an amendment without receiving an
Opinion of Counsel (which Opinion shall not be an expense of the Trustee, the
Custodian, the Securities Administrator, the Master Servicer or the Trust Fund),
satisfactory to the Trustee, the Securities Administrator, the

                                       194

Master Servicer and the Custodian that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this
Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

          Section 12.02 Recordation of Agreement; Counterparts.

          This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by each Servicer at its expense, but only upon receipt of an
Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 12.03 Governing Law.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY
THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND
TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND
REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS AND THE CLASS A-1
CERTIFICATE INSURER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 12.04 Intention of Parties.

          It is the express intent of the parties hereto that the conveyance (i)
of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the
Depositor to the Trustee each be, and be construed as, an absolute sale thereof.
It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

          The Depositor, for the benefit of the Certificateholders, the Class
A-1 Certificate Insurer and the Swap Provider, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term

                                       195

of the Agreement. The Depositor shall arrange for filing any Uniform Commercial
Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

          Section 12.05 Notices.

          (a) The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          1.   Any material change or amendment to this Agreement;

          2.   The occurrence of any Event of Default that has not been cured;

          3.   The resignation or termination of a Servicer, the Securities
               Administrator, the Master Servicer or the Trustee and the
               appointment of any successor;

          4.   The repurchase or substitution of Mortgage Loans pursuant to
               Section 2.03; and

          5.   The final payment to Certificateholders.

          (b) In addition, the Securities Administrator shall promptly furnish to each Rating Agency copies of the following:

          1.   Each report to Certificateholders described in Section 4.03; and

          2. Any notice of a purchase of a Mortgage Loan pursuant to Section
2.02, 2.03 or 3.11.

All directions, demands, consents, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor or the Representative, Morgan Stanley ABS
Capital I Inc. or Morgan Stanley & Co. Incorporated, 1585 Broadway, 10th Floor,
New York, New York, 10036, Attention: Valerie Kay, with a copy to Michelle
Wilke, Esq., 1585 Broadway, 38th Floor, New York, New York 10036, (b) in the
case of the Servicers, Countrywide Home Loans Servicing LP, 7105 Corporate
Drive, Plano, Texas 75024, Attention: Secretary; Saxon Mortgage Services, Inc.
4708 Mercantile Drive, Forth Worth, Texas, 76137, Attention: David Dill,
President, with a copy to Saxon Capital, Inc., 4860 Cox Road, Suite 300, Glen
Allen, Virginia 23060, Attention: General Counsel, or such other address as may be hereafter furnished to the parties hereto in writing, (c) in the case of the
Securities Administrator or Master Servicer to the Corporate Trust Office,
JPMorgan Chase Bank, N.A., 4 New York Plaza, 6th Floor, New York, New York
10004, Attention: Worldwide Securities/Global Debt - IXIS Real Estate Capital
Trust 2005-HE3 or such other address as the Securities Administrator or Master
Servicer may hereafter furnish to the parties hereto, (d) in the case of the
Trustee and the Custodian to Deutsche Bank National Trust Company, 1761 East St.
Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration
- IX0503, (e) in the case of the Unaffiliated Seller, IXIS Real Estate Capital,
Inc., 9 West 57th Street, New York, New York 10019, Attention: General Counsel,
or such other address as the Unaffiliated

                                       196

Seller may hereafter furnish to the parties hereto, (f) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency, (g) in the case of any
Originator, the address specified therefor in the applicable Mortgage Loan
Purchase Agreement , (h) in the case of the Class A-1 Certificate Insurer,
Financial Security Assurance Inc., 31 West 52nd Street, New York, New York 10019
and (i) in the case of the Swap Provider, the address specified therefor in the
Interest Rate Swap Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

          Section 12.06 Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

          Section 12.07 Assignment.

          Notwithstanding anything to the contrary contained herein, except as provided in Section 6.04, this Agreement may not be assigned by any Servicer without the prior written consent of the Trustee, the Securities Administrator, the Class A-1 Certificate Insurer and the Depositor; provided, however, that, subject to Section 3.27, a Servicer may pledge or sell its interest in any reimbursements for P&I Advances or Servicing Advances hereunder.

          Section 12.08 Limitation on Rights of Certificateholders.

          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such
Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the
Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting
Rights evidenced by the Certificates, and the Class A-1 Certificate Insurer,
shall also have made

                                       197

written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this
Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.
For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 12.09 Inspection and Audit Rights.

          Each Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Unaffiliated Seller, the Securities
Administrator, the Master Servicer, the Class A-1 Certificate Insurer or the
Trustee during such Servicer's normal business hours, to examine all the books of account, records, reports and other papers of such Servicer relating to the
Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the party conducting the inspection and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision each Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any customary out-of-pocket expense of a Servicer incident to the exercise by the Depositor, the Unaffiliated Seller, the Securities
Administrator, the Class A-1 Certificate Insurer or the Trustee of any right under this Section 12.09 shall be borne by such Servicer.

          Section 12.10 Certificates Nonassessable and Fully Paid.

          It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

          Section 12.11 The Class A-1 Certificate Insurer Default.

          Any right conferred to the Class A-1 Certificate Insurer shall be suspended during any period in which a Class A-1 Certificate Insurer Default exists. At such time as the Class A-1 Certificates are no longer outstanding hereunder, and no amounts owed to the Class A-1 Certificate Insurer hereunder remain unpaid, the Class A-1 Certificate Insurer's rights hereunder shall terminate.

                                       198

          Section 12.12 Third Party Beneficiary.

          The parties agree that each of the Class A-1 Certificate Insurer and the Swap Provider is intended and shall have all rights of a third-party beneficiary of this Agreement.

          Section 12.13 Waiver of Jury Trial.

          EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO
THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY
OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY
SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                                       199

          IN WITNESS WHEREOF, the Depositor, the Trustee, the Unaffiliated
Seller, the Servicers and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                          MORGAN STANLEY ABS CAPITAL I INC.,
                                          as Depositor

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

                                          JPMORGAN CHASE BANK, N.A., as Master
                                          Servicer and Securities Administrator

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

                                          DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          solely as Trustee and not in its
                                          individual capacity, and as Custodian

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

                                          COUNTRYWIDE HOME LOANS SERVICING LP,
                                          as Servicer
                                          By: COUNTRYWIDE GP, INC.

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

             Signature Page No.1 to Pooling and Servicing Agreement

                                       200

                                          SAXON MORTGAGE SERVICES INC., as
                                          Servicer
                                          By:

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

                                          IXIS REAL ESTATE CAPITAL INC.,
                                          as Unaffiliated Seller

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

             Signature Page No.2 to Pooling and Servicing Agreement

                                       201

                                   SCHEDULE I

                             Mortgage Loan Schedule

                       [On File with Dewey Ballantine LLP]

                                     I-A-1

                                   SCHEDULE IA

                     Schedule of Countrywide Serviced Loans

                       [On File with Dewey Ballantine LLP]

                                      IA-1

                                   SCHEDULE IB

                        Schedule of Saxon Serviced Loans

                       [On File with Dewey Ballantine LLP]

                                      IB-1

                                   SCHEDULE II

                     IXIS REAL ESTATE CAPITAL TRUST 2005-HE3

                       Mortgage Pass-Through Certificates,
                                 Series 2005-HE3

                  Representations and Warranties of Countrywide

          (1) The Servicer is duly organized as a limited partnership and is validly existing and in good standing under the laws of the state of Texas and is licensed and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by the Servicer in any state in which a Mortgaged Property securing a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

          (2) The Servicer has the full power and authority to service each
     Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing
     Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Pooling and
     Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (3) The execution and delivery of this Pooling and Servicing Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the
     Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's

                                      II-1

     knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Pooling and
     Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

          (4) The Servicer is an approved seller/servicer for Fannie Mae or
     Freddie Mac in good standing;

          (5) No action, suit, proceeding or investigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer, before any court, administrative agency or other tribunal asserting the invalidity of this Pooling and Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Pooling and
     Servicing Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in business, operations, financial conditions, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Pooling and Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this
     Pooling and Servicing Agreement;

          (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this
     Pooling and Servicing Agreement or the consummation by the Servicer of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

          (7) The Servicer represents that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Servicer can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement; and

          (8) With respect to each Mortgage Loan, to the extent the Servicer serviced such Mortgage Loan and to the extent the Servicer provided monthly reports to the three credit repositories, the Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulation, accurate and compete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans
     Union Credit Information Company (three of the national credit repositories), on a monthly basis.

                                      II-2

                                  SCHEDULE IIA

              Further Representations and Warranties of Countrywide

          (1) Mortgage Loan Schedule. With respect to each Mortgage Loan, as of the applicable Cut-off Date, each of (1) the last Due Date on which a payment was actually applied to the outstanding principal balance of each
     Mortgage Loan; (2) the Stated Principal Balance of each Mortgage Loan, after deduction of payments of principal due and collected on or before the applicable Cut-off Date; and (3) the Servicing Transfer Date for each
     Mortgage Loan, in each case, as listed on the Mortgage Loan Schedule, is true and correct;

          (2) Payments Current. Unless otherwise indicated on the related
     Mortgage Loan Schedule, with respect to each Mortgage Loan, no Scheduled
     Payment is 30 days or more Delinquent as of the Cut-off Date nor has any
     Payment been 30 days or more Delinquent at any time from and after the
     Servicing Transfer Date through the Cut-off Date;

          (3) Original Terms Unmodified. With respect to each Mortgage Loan, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified by or on behalf of the Servicer from and after the
     Servicing Transfer Date;

          (4) No Satisfaction of Mortgage. With respect to each Mortgage Loan, since the related Servicing Transfer Date and except for prepayments in full, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. From and after the Servicing Transfer Date, the Servicer has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage
     Loan to be in default, nor has the Servicer waived any default resulting from any action or inaction by the Mortgagor;

          (5) No Defaults. With respect to each Mortgage Loan, to the best knowledge of the Servicer, other than payments due but not yet 30 days
     Delinquent, there is no material default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note;

          (6) Escrow Payments/Interest Rate Adjustments. With respect to each
     Mortgage Loan, since the Servicing Transfer Date, the servicing and collection practices used by the Servicer with respect to such Mortgage
     Loan have been in all material respects in compliance with Accepted
     Servicing Practices, applicable laws and regulations, and have been in all material respects legal and proper. With respect to escrow deposits and
     Escrow Payments, if any, all such deposits and payments received by the
     Servicer are in the possession of, or under the control of, the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full

                                     II-A-1

     compliance with state and federal law and the provisions of the related
     Mortgage Note and Mortgage (to the extent not otherwise prohibited by law).
     From and after the Servicing Transfer Date, all Mortgage Rate adjustments
     (if any) have been made in strict compliance with state and federal law and the terms of the related Mortgage Note;

          (7) Other Insurance Policies. The improvements upon each Mortgaged
     Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the
     Mortgaged Property is located; and

          (8) Servicemembers Civil Relief Act. With respect to each Mortgage
     Loan, from and after the Servicing Transfer Date, no Mortgagor has notified the Servicer, and the Servicer has no knowledge, of any relief requested and allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state or local law.

                                     II-A-2

                                  SCHEDULE III

                     IXIS REAL ESTATE CAPITAL TRUST 2005-HE3

                       Mortgage Pass-Through Certificates,
                                 Series 2005-HE3

                     Representations and Warranties of Saxon

          (1) The Servicer is duly organized as a corporation and is validly existing and in good standing under the laws of the state of Texas and is licensed and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by the Servicer in any state in which a Mortgaged Property securing a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each
     Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

          (2) The Servicer has the full power and authority to service each
     Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing
     Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Pooling and
     Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (3) The execution and delivery of this Pooling and Servicing Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the
     Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's

                                      III-1

     knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Pooling and
     Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

          (4) The Servicer is an approved seller/servicer for Fannie Mae or
     Freddie Mac;

          (5) No action, suit, proceeding or investigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer, before any court, administrative agency or other tribunal asserting the invalidity of this Pooling and Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Pooling and
     Servicing Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in business, operations, financial conditions, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Pooling and Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this
     Pooling and Servicing Agreement;

          (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this
     Pooling and Servicing Agreement or the consummation by the Servicer of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

          (7) The Servicer represents that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Servicer can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement; and

          (8) With respect to each Mortgage Loan, to the extent the Servicer serviced such Mortgage Loan and to the extent the Servicer provided monthly reports to the three credit repositories, the Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulation, accurate and compete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans
     Union Credit Information Company (three of the national credit repositories), on a monthly basis.

                                      III-2

                                  SCHEDULE IIIA

                 Further Representations and Warranties of Saxon

          (1) Mortgage Loan Schedule. With respect to each Mortgage Loan, as of the applicable Cut-off Date, each of (1) the last Due Date on which a payment was actually applied to the outstanding principal balance of each
     Mortgage Loan; (2) the Stated Principal Balance of each Mortgage Loan, after deduction of payments of principal due and collected on or before the applicable Cut-off Date; and (3) the Servicing Transfer Date for each
     Mortgage Loan, in each case, as listed on the Mortgage Loan Schedule, is true and correct;

          (2) Payments Current. Unless otherwise indicated on the related
     Mortgage Loan Schedule, with respect to each Mortgage Loan, no Scheduled
     Payment is 30 days or more Delinquent as of the Cut-off Date nor has any
     Payment been 30 days or more Delinquent at any time from and after the
     Servicing Transfer Date through the Cut-off Date;

          (3) Original Terms Unmodified. With respect to each Mortgage Loan, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified by or on behalf of the Servicer from and after the
     Servicing Transfer Date;

          (4) No Satisfaction of Mortgage. With respect to each Mortgage Loan, since the related Servicing Transfer Date and except for prepayments in full, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. From and after the Servicing Transfer Date, the Servicer has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage
     Loan to be in default, nor has the Servicer waived any default resulting from any action or inaction by the Mortgagor;

          (5) No Defaults. With respect to each Mortgage Loan, to the best knowledge of the Servicer, other than payments due but not yet 30 days
     Delinquent, there is no material default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note;

          (6) Escrow Payments/Interest Rate Adjustments. With respect to each
     Mortgage Loan, since the Servicing Transfer Date, the servicing and collection practices used by the Servicer with respect to such Mortgage
     Loan have been in all material respects in compliance with Accepted
     Servicing Practices, applicable laws and regulations, and have been in all material respects legal and proper. With respect to escrow deposits and
     Escrow Payments, if any, all such deposits and payments received by the
     Servicer are in the possession of, or under the control of, the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full

                                     III-A-1

     compliance with state and federal law and the provisions of the related
     Mortgage Note and Mortgage (to the extent not otherwise prohibited by law).
     From and after the Servicing Transfer Date, all Mortgage Rate adjustments
     (if any) have been made in strict compliance with state and federal law and the terms of the related Mortgage Note;

          (7) Other Insurance Policies. The improvements upon each Mortgaged
     Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the
     Mortgaged Property is located; and

          (8) Servicemembers Civil Relief Act. With respect to each Mortgage
     Loan, from and after the Servicing Transfer Date, no Mortgagor has notified the Servicer, and the Servicer has no knowledge, of any relief requested and allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state or local law.

                                     III-A-2

                                   SCHEDULE IV

(a)  Due Organization and Authority. The Unaffiliated Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a
     Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the
     Unaffiliated Seller, and in any event the Unaffiliated Seller is in compliance with the laws of any such state to the extent necessary; the
     Unaffiliated Seller has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by the
     Unaffiliated Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the
     Unaffiliated Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Unaffiliated Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Unaffiliated Seller in accordance with their terms;

(b)  No Conflicts. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Unaffiliated Seller's charter or by-laws or any legal restriction or any agreement or instrument to which the Unaffiliated Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, except such unfulfillment, non-compliance or default or acceleration does not in the aggregate have a material adverse effect on the operation, business, condition (business or otherwise) of the Unaffiliated Seller or result in the violation of any law, rule, regulation, order, judgment or decree to which the Unaffiliated
     Seller or its property is subject, except such violation does not in the aggregate have a material adverse effect on the operation, business, condition (business or otherwise) of the Unaffiliated Seller or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument;

(c)  No Litigation Pending. There is no action, suit, proceeding or investigation pending nor, to the Unaffiliated Seller's knowledge, threatened against the Unaffiliated Seller, before any court, administrative agency or other tribunal asserting the invalidity of this
     Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Unaffiliated
     Seller, or in any material impairment of the right or ability of the
     Unaffiliated Seller to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Unaffiliated Seller contemplated herein, or

                                      IV-1

     which would be likely to impair materially the ability of the Unaffiliated
     Seller to perform under the terms of this Agreement; and

(d)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Unaffiliated Seller of or compliance by the
     Unaffiliated Seller with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

                                      IV-2